As filed with the Securities and Exchange Commission on July 29, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

TRANSWESTERN REALTY FINANCE, INC.

(Exact name of registrant as specified in governing instruments)

150 N. Wacker Drive, Suite 800

Chicago, Illinois 60606

(312) 827-2220

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott A. Drane

Drane Freyer and Lapins, Limited

150 N. Wacker Drive, Suite 800

Chicago, Illinois 60606

(312) 827-7100

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Hal M. Brown, Esq. R. Neil Miller, Esq. DLA Piper LLP (US) 203 N. LaSalle Street, Suite 1900 Chicago, Illinois 60601 (312) 368-4000	Larry P. Medvinsky, Esq. Clifford Chance US LLP 31 W. 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(1)
Common Stock, $0.001 par value per share	$500,000,000	$27,900

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their option.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities described in this preliminary prospectus until the registration statement that we have filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

Subject to Completion, dated July 29, 2009

PROSPECTUS

             Shares

TRANSWESTERN REALTY FINANCE, INC.

Common Stock

We are a newly organized commercial real estate finance corporation that will originate, acquire and manage a diversified portfolio of primarily whole mortgage loans and subordinated debt secured by U.S. commercial real estate. We intend to originate directly a substantial majority of these investments and diversify our portfolio across borrower type, geography, property sector and investment risk to generate stable cash flow and achieve attractive risk-adjusted returns for our stockholders. As of the date of this prospectus, we have not commenced operations nor have we identified any potential investments.

We will be externally managed and advised by Transwestern Realty Finance Partners, L.L.C., a wholly owned subsidiary of Transwestern Investment Company, L.L.C. Transwestern Investment Company, L.L.C. is a privately-held real estate firm founded in 1996 and is based in Chicago with offices in Atlanta, Denver, Los Angeles, and New York.

This is our initial public offering and no public market currently exists for our common stock. We are offering              shares of our common stock as described in this prospectus. We anticipate that the initial public offering price of our common stock will be $             per share. We intend to apply to have our common stock listed on the New York Stock Exchange, or the NYSE, under the symbol “      ”.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% by value or by number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. See “Description of Capital Stock – Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of the following and other risks that you should consider before investing in our common stock:

•

We have no operating history, our Manager has a limited operating history, and we may not be able to successfully operate our business or generate sufficient cash flow to make or sustain distributions to our stockholders.

•

We have not yet identified any specific investments. Therefore, you will be unable to evaluate the allocation of net proceeds from this offering or the economic merits of our investments prior to making an investment decision.

•	There are conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders.

•

We are dependent on our Manager, its affiliates, and their key personnel for our success, and we may not find a suitable replacement for our Manager if the management agreement is terminated or not renewed, or for these key personnel if they leave our Manager or its affiliates or otherwise become unavailable to us, which would materially and adversely affect us.

•	Compliance with our exemption from registration under the Investment Company Act of 1940, as amended, will impose significant limits on our operations.

•

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability which would reduce the amount of cash available for distribution to our stockholders.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters the option to purchase              additional shares of common stock on the same terms and conditions set forth above if the underwriters sell more than              shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays Capital, on behalf of the underwriters, expects to deliver the shares on or about                 , 2009.

Barclays Capital

Prospectus dated                 , 2009

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different additional information. If anyone provides you with different additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Until                 , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “Company,” “we,” “us” and “our” refer to Transwestern Realty Finance, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Transwestern Realty Finance Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our “Operating Partnership;” “our Manager” refers to our external manager, Transwestern Realty Finance Partners, L.L.C.; “Transwestern” refers to Transwestern Investment Company, L.L.C. and its subsidiaries; and “OP units” refers to common units of limited partnership interest in our Operating Partnership. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is sold at $            per share and (2) no exercise by the underwriters of their option to purchase up to an additional             shares of our common stock.

Our Company

We are a newly organized commercial real estate finance corporation that will originate, acquire and manage a diversified portfolio of primarily whole mortgage loans and subordinated debt secured by U.S. commercial real estate. We intend to originate directly a substantial majority of these investments. We refer to these investments as our target assets.

Our primary objective is to capitalize on the lack of debt capital available in the commercial real estate markets by focusing on the direct origination of commercial real estate debt and holding these positions to maturity. We believe that current market conditions present a compelling opportunity for us to selectively originate high-quality loans on desirable terms and that these conditions will endure for a number of years. We will seek to maximize attractive risk-adjusted returns for our stockholders by originating, acquiring and managing a diversified portfolio of our target assets, which we expect will generate stable cash flow and capital appreciation over the long term. We intend to diversify our portfolio across borrower type, geography, property sector and investment risk.

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is a wholly owned subsidiary of Transwestern and was formed in 2006 to manage Transwestern’s debt origination and investment management business. Our Manager has an established debt origination and investment management platform that is led by a team of experienced executive officers. Four out of five of our Manager’s executive officers have worked together for an average of 18 years and such executive officers have collectively originated approximately $2.1 billion of senior loans and approximately $1.1 billion of mezzanine loans as well as other debt investments, including B-notes, construction loans and preferred equity since 1998. Our Manager currently manages two subordinated debt funds established by Transwestern.

Our Manager will draw on the transaction, investment, asset management and capital markets expertise of Transwestern, a privately-held real estate firm co-founded by Stephen R. Quazzo, our executive chairman, and Robert D. Duncan in 1996. Transwestern has established 12 private institutional real estate investment funds, three of which are subordinated debt funds, totaling nearly $4 billion in equity capital commitments and approximately $11 billion of gross investments. These funds have invested in most major sectors of commercial real estate. The subordinated debt funds have invested primarily in subordinated debt as defined within our target assets.

We have the exclusive right to invest in whole mortgage loans originated by our Manager or Transwestern. Transwestern has agreed that it will not establish or manage an investment vehicle that may invest a material portion of its assets in any of our target assets for so long as the management agreement is in effect, unless a majority of our independent directors otherwise approves. However, Transwestern may establish or manage an investment vehicle that invests primarily in subordinated debt or commercial mortgage-backed securities, or CMBS, if we have the right to invest at least 50% of the capital required for any such proposed investment on a pari passu basis, unless a majority of our independent directors approve a lower co-investment percentage. We expect substantially all of our subordinated debt investments to be made with a Transwestern managed subordinated debt fund.

We have not identified any potential investments and will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to our stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership. We are the sole general partner and our wholly-owned subsidiary is the sole limited partner of the Operating Partnership.

Our Management

Our principal executive officers are Stephen R. Quazzo, our executive chairman, Thomas M. McCahill, our chief executive officer and president, Jeffrey L. Johnson, our chief investment officer, and Douglas W. Lyons, our chief operating officer. Mr. Quazzo is Co-Founder, Chief Executive Officer, and Managing Principal of Transwestern, and has 24 years of real estate investment experience. Mr. Quazzo is a 15-year member of the board of Starwood Hotels & Resorts (NYSE: HOT), where he currently serves as chairperson of the Nominating and Governance Committee. Mr. McCahill is a Managing Director of our Manager and has 29 years of real estate investment and lending experience. He was formerly the President of MONY Realty Capital, Inc., or MONY Realty, originally a wholly-owned subsidiary of The MONY Group, Inc., formerly a publicly-traded financial services holding company that provides a wide range of insurance products. Mr. Johnson is a Managing Director and Chief Investment Officer of Transwestern and has over 24 years of real estate investment experience. From 2003 to 2007, Mr. Johnson served as Chief Investment Officer and Chairman of the Investment Committee for Equity Office Properties Trust, formerly a publicly-traded REIT. Mr. Lyons is a Managing Director of Transwestern, has over 23 years of real estate investment experience and is a member of the investment committee of the Transwestern subordinated debt funds.

We have established an investment committee, or the Investment Committee, which approves investment, financing, asset management and disposition decisions on our behalf subject to the supervision of our board of directors. The Investment Committee will initially be composed of Messrs. Quazzo, McCahill, Johnson, and Lyons.

About Transwestern

Transwestern is based in Chicago with offices in Atlanta, Denver, Los Angeles, and New York and currently employs over 75 employees. Throughout its history, Transwestern has been dedicated to creating value for its investors, establishing a series of private institutional real estate funds to acquire, develop and manage undervalued commercial real estate properties and, beginning in 2001, to invest in subordinated debt secured by a broad variety of commercial real estate properties. Transwestern’s private equity investments are divided into three business groups: (1) its Aslan private equity investment funds, which target equity investments in office, retail and industrial assets; (2) its multifamily private equity fund, which targets equity investments in Class A multifamily projects; and (3) its subordinated debt funds. Each business group is operated and managed by a dedicated team of real estate professionals, subject to the oversight of Transwestern senior management, and is supported by a centrally managed group of tax, accounting, legal, human resources and information technology professionals.

Since 1996, Transwestern has established 12 private institutional real estate investment funds which raised a total of approximately $4 billion of equity capital commitments from insurance companies, public and private pension funds, foundations and endowments, banks, corporations, and high net worth individuals and families, including three subordinated debt funds which raised over $875 million of equity capital commitments in the aggregate. Transwestern has made over 455 investments in office, industrial, retail and multifamily properties nationwide, including 78 subordinated debt investments across a variety of property types throughout the U.S., representing an aggregate gross investment of approximately $11 billion. Transwestern has also founded several real estate operating companies, including Hometown America, a leading owner of manufactured housing communities, and our Manager, which we believe is one of the nation’s leading mezzanine debt origination and investment management platforms.

Messrs. Quazzo and Duncan have recruited an experienced team of real estate professionals to work at Transwestern. The managing directors of Transwestern have an average of 22 years of real estate experience, have worked together continuously for an average of 11 years and have worked through multiple financial cycles during their careers. They have hands-on experience in acquisitions, originations, loan workouts, asset management, dispositions, development, leasing and property and portfolio management.

We expect Transwestern and its affiliates to be a source of debt origination opportunities and local market intelligence and provide support and assistance to our Manager with due diligence, underwriting and asset management. Transwestern personnel provide accounting and cash management services to our Manager and supervise loan servicing by our Manager’s personnel. Transwestern and its affiliates also provide assistance with administrative and support services, including information services and human resources, freeing our Manager’s professionals to focus more of their time on debt origination and investment management activities.

Our Manager

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager will enter into an advisory agreement with Transwestern upon completion of this offering. Our Manager also manages Transwestern Mezzanine Realty Partners II, LLC, or Mezz Fund II, and Transwestern Mezzanine Realty Partners III, L.L.C., or, together with its co-investment fund TMRP Co-Investment L.L.C., Mezz Fund III. Mezz Fund II and Mezz Fund III are two private institutional subordinated debt funds established by Transwestern. The equity capital commitments to these funds were $300 million and approximately $427 million, respectively.

Our Manager has 13 full-time employees across four offices located in Atlanta, Chicago, Denver, and New York. The executive officers of our Manager are Thomas M. McCahill, William J. Swackhamer, Mark K. Witt, Michael J. Girimonti and Judith P. McMahan, who collectively have an average of 23 years of real estate experience. Our Manager originates debt investments from each of its four offices, targeting different regions of the country and cultivating local relationships to source investment opportunities. Mr. Witt and Mr. Girimonti are responsible for origination in the central and northeast regions of the U.S., respectively, and Ms. McMahan is responsible for origination in the southeast region. Mr. Swackhamer is responsible for origination in the west region. Through these efforts, our Manager has developed an extensive database of borrowers, mortgage brokers and other real estate professionals and has regular interaction with its contacts on market trends and opportunities.

In 2001, Transwestern with MONY Realty established MONY/Transwestern Mezzanine Realty Partners, L.P., a private institutional subordinated debt fund which had approximately $152 million of equity capital commitments. In 2005, Transwestern and MONY Realty established Mezz Fund II. In 2006, Transwestern formed our Manager to assume sole responsibility for debt origination and investment management of these subordinated debt funds and at that time our Manager hired the core group of key real estate professionals from MONY Realty to lead our Manager.

Our Competitive Strengths

We believe we distinguish ourselves from our competitors through the following competitive strengths:

Significant Benefits from our Relationship with Transwestern. Through our Manager, we have access to Transwestern, a leading real estate private equity firm that has raised nearly $4 billion of equity capital from institutions and high net worth individuals since its inception in 1996 and has established 12 private institutional real estate investment funds, including three subordinated debt funds. We will benefit from Transwestern’s transaction expertise, market intelligence, long-standing relationships and asset management and capital markets capabilities. Transwestern has a vertically integrated platform that consists of a diversified team of real estate professionals that have knowledge and experience in all aspects of commercial real estate investment and management, including development and redevelopment, leasing, property management, finance, investment, valuation and asset management. Transwestern employs over 75 full-time employees which are available to provide assistance to our Manager with sourcing, due diligence, asset and portfolio management, in-house loan servicing and accounting services. Over its 13-year history, Transwestern has established an expansive network of relationships with leading property owners, real estate principals and financial institutions which provides us with additional sources of deal flow and market intelligence. Transwestern’s dedicated asset management team of nine senior professionals oversees more than $5 billion in real estate assets based on gross investment. Transwestern’s in-house capital markets team has obtained over $10 billion in debt commitments since 1996 and, additionally, is experienced in evaluating problem loan situations, developing restructuring plans and overseeing real estate owned properties.

Established Debt Origination Platform and Proprietary Deal Flow. Our Manager was formed in 2006 to assume sole responsibility for Transwestern-established subordinated debt funds. Prior to our Manager’s formation, its core origination and management team worked together at MONY Realty, including on two subordinated debt funds established by Transwestern and MONY Realty. Four out of five of our Manager’s executive officers have originated approximately $2.1 billion of senior loans and approximately $1.1 billion of mezzanine loans as well as other debt investments, including B-notes, construction loans and preferred equity since 1998. Our Manager has 13 full-time employees located in Atlanta, Chicago, Denver, and New York, and Transwestern has an additional office in Los Angeles. Our Manager’s broad geographic footprint has allowed its origination team to target different regions of the country and develop an expansive network of local relationships to source investment opportunities. Our Manager’s network, local market presence, and synergy with Transwestern provides multiple channels of deal flow including: (i) a long list of existing and past borrowers; (ii) established relationships with national and regional mortgage brokers; (iii) directly-sourced transactions originated through Transwestern equity investment initiatives; and (iv) long-standing relationships with major financial institutions that Transwestern has cultivated as an equity investor and substantial borrower.

Experienced Managers; Continuity of Management. Our executive management team has an average of 24 years of real estate investment experience and have worked together for an average of ten years. Our Manager’s executive officers have an average of 23 years of real estate experience. Four out of five of our Manager’s executive officers have worked together for an average of 18 years, primarily at MONY Realty where they managed a series of separate and general accounts. Additionally, all investment decisions must be approved unanimously by the Investment Committee, which will initially be composed of Stephen R. Quazzo, Thomas M. McCahill, Jeffrey L. Johnson, and Douglas W. Lyons. Collectively, these four individuals have an average of 25 years of real estate investing experience. For more information about our executive officers and our Manager’s officers, see “Our Management – Executive Officers and Directors” and “Our Manager and the Management Agreement – Executive Officers of Our Manager.” We believe the extensive real estate investment experience of our core decision makers, and the continuity of their service together, will allow us to quickly and efficiently execute opportunities we deem desirable.

Equity Investor Approach to Underwriting. Our Manager is able to draw on Transwestern’s principal investment expertise to support its underwriting, due diligence and assessment of risks involved with our debt investments. Transwestern’s experience as an equity investor allows it to form an independent judgment of underlying property values as opposed to relying primarily on recent sales or financing transactions. Transwestern looks behind the assumptions driving market prices and critically evaluates whether markets are undervaluing or overvaluing real estate assets. We believe this approach to underwriting will allow us to mitigate the risk of loss and to assure that we are compensated appropriately for risks we do accept.

Diversified Portfolio with No Legacy Assets. We intend to diversify our portfolio across borrower type, geography, property sector and investment risk to generate stable cash flow and achieve attractive risk-adjusted returns for our stockholders. We do not have a legacy portfolio of lower-return or problem real estate assets that could dilute returns to our stockholders. Our portfolio of target assets will consist of newly originated debt investments and existing debt investments acquired based on current market pricing and underwriting assumptions. Therefore, we will not have any adverse credit exposure to, and our performance will not be negatively impacted by, assets originated or purchased by us prior to this offering.

Alignment of Interests. We have structured our management agreement with a view towards maximizing returns for our stockholders and closely aligning our interests with those of our Manager. Our Manager will not charge a base management fee until                 , 2010. Thereafter, until the first anniversary of the closing of this offering, the base management fee will be reduced for equity capital not invested in our target assets or non-core assets to limit the dilutive effects to our stockholders. In addition, our Manager will have the opportunity to earn an incentive fee if it exceeds specified performance thresholds representing a return to our stockholders.

Market Opportunities

We believe that, as a result of the substantial decline in the number and activity levels of commercial real estate lenders and a general re-pricing of risk for commercial real estate assets, there is an opportunity for us to achieve attractive risk-adjusted returns originating new whole mortgage loans and subordinated debt secured by high-quality U.S. commercial properties. We expect this opportunity to endure for a number of years. In addition, we anticipate that, in the near term, there will be considerable opportunities for us to acquire discounted loans at attractive terms.

According to the Federal Reserve, the volume of commercial mortgage debt outstanding grew from approximately $1.6 trillion in 2000 to nearly $3.5 trillion as of March 2009. This growth was driven in part by inexpensive credit that contributed to a rapid appreciation in asset prices for commercial real estate and reduced capitalization rates to near historic lows. Starting in early 2007, massive credit deterioration in the subprime residential mortgage market prompted a re-evaluation of credit standards across debt markets, including commercial real estate, and led to investors requiring higher rates of return. As a result of these developments, a significant volume of loans remained on the balance sheets of commercial real estate lenders and lenders were forced to sell these loans at a loss or hold them for investment. Both alternatives impaired lenders’ ability to originate new loans, in some cases by driving established firms out of business. We believe that many of the surviving institutions will not increase their commercial real estate lending activity for the foreseeable future. In addition, the CMBS market, which had accounted for a significant source of capital for commercial real estate debt, collapsed and CMBS issuances fell from $240 billion in 2007 to $12 billion in 2008. This has only served to exacerbate the shortage of mortgage capital.

This dislocation in the commercial real estate market has led to lenders tightening underwriting standards and has caused a dramatic rise in the cost of debt capital, as illustrated by the extremely high spreads investors in CMBS securities are currently demanding relative to comparable term swaps. While the premium commercial real estate lenders can charge should eventually return to more normalized levels, we believe the long-term opportunity to originate commercial real estate debt and help fill the void created by the broad pullback in the real estate capital markets is compelling. As of March 31, 2009, over $1.4 trillion of CMBS and commercial mortgage loans held by insurance companies or banks will mature through December 31, 2012. Well-capitalized, experienced lenders will be in a position to selectively originate new loans with strong credit fundamentals that are secured by high-quality assets and offer attractive risk-adjusted returns.

Our Investment Strategy

Our primary objective is to capitalize on the lack of debt capital available in the commercial real estate markets by focusing on the direct origination of commercial real estate debt and holding these positions to maturity. We will seek to maximize attractive risk-adjusted returns for our stockholders by originating, acquiring and managing a diversified portfolio of our target assets, which we expect will generate stable cash flow and capital appreciation over the long term. Our investment strategy may include, without limitation, the following:

•	seeking to capitalize on the real estate debt opportunities created by the dislocation in the commercial real estate and capital markets;

•

leveraging knowledge of real estate fundamentals and disciplined underwriting standards to identify attractive investments and structure debt investments that minimize risk of loss to the extent practical;

•	originating loans that target experienced borrowers with well-conceived projects, a reputation for success based on past performance, and significant invested equity;

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seeking to acquire real estate debt which we believe to be undervalued or distressed debt, non-performing real estate loans and real estate securities which we believe we could successfully restructure;

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structuring transactions with a prudent amount of leverage, if any, that reflects the risk of the underlying asset’s cash flows, attempting to match the rate and duration of financing with the underlying asset’s cash flows, including the use of hedges as appropriate; and

•	seeking to take advantage of U.S. federal government programs and financing, if available.

In implementing our investment strategy, we will utilize our Manager’s and Transwestern’s expertise in identifying attractive investment opportunities within our target assets, as well as leverage its sourcing, underwriting, asset management, portfolio management and disposition capabilities. Our Manager has experience originating and managing debt investments across various positions in the capital stack and leverages its broad network of relationships to source opportunities.

The Investment Committee will approve investment, financing, asset management and disposition decisions on our behalf subject to the supervision of our board of directors. Approval of our board of directors is required for all investments over $50 million. We expect that these decisions will generally be based upon factors such as the current and future economic environment, real estate fundamentals, property valuations and cash flows, and creditworthiness of borrowers. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act.

Although we believe that there are attractive risk-adjusted opportunities currently in the market, we may alter our investment strategy over time to take advantage of changing economic conditions. Our investment strategy may be amended if recommended by our Manager and approved by our board of directors, but without the approval of our stockholders. By leveraging our competitive strengths, we intend to diversify our portfolio across borrower type, geography, property sector and investment risk in order to generate stable cash flow and achieve attractive risk-adjusted returns for our stockholders.

Our Target Assets

We intend to originate and acquire primarily whole mortgage loans and subordinated debt. We intend to originate, underwrite and structure the substantial majority of these investments. To a lesser extent, we may acquire debt investments in secondary market transactions. We will target markets where we have a view on the expected cyclical recovery as well as expertise in the real estate collateral underlying the assets being acquired.

Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. We intend to structure a portfolio consisting of (i) high quality, well located assets; (ii) reputable borrowers with the financial capacity to continue investing in assets; and/or (iii) structural transaction support including guarantees from the borrower, cross-collateralization, and other forms of credit enhancement. Our target assets will be primarily U.S. investments.

Our target assets will include the following types of loans and other real estate-related debt investments:

•	Whole Mortgage Loans. Loans secured by a first mortgage lien on commercial property which will provide financing to owners of high-quality assets located throughout the United States.

•	Subordinated Debt. Loans where our debt investment will be subordinate to the senior debt but senior to the owner’s equity, such as:

•

B-Notes. Typically, a loan that is secured by a first mortgage on one or more commercial properties and subordinated to an A-Note secured by the same first mortgage on the same mortgage collateral. The subordination of a B-Note typically is evidenced by a participation agreement with the holder of the related A-Note.

•

Mezzanine Loans. Subordinated loans secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are subordinated to mortgage loans secured by first or second mortgage liens on the property and are senior to the borrower’s equity in the property.

We may also invest in certain non-core assets (which will not be considered our target assets), which include investment grade CMBS (or below investment grade CMBS in connection with loans we may securitize), sub-performing mortgage loans, bridge loans, preferred equity and other debt investments.

Investment Guidelines

Our board of directors has adopted the following investment guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT;

•	no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	our investments will be made primarily in our target assets;

•	not more than 20% of our equity will be invested in any individual asset, without the consent of a majority of our board of directors; and

•

until appropriate investments can be identified, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

All investments will require unanimous approval of the Investment Committee. Initially, any individual investment in excess of $50 million will require the approval of our board of directors.

These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders. In addition, our board of directors must approve any change in our investment strategy that would modify or expand the types of assets in which we invest.

Our investment guidelines do not limit the amount of our equity that may be invested in any type of investment, except as described above. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time. We believe that the flexibility of our investment strategy, combined with our Manager’s expertise among our target asset classes, should enable us to make distributions and provide attractive risk-adjusted long term returns to our stockholders under a variety of market conditions and economic cycles.

Our Financing Strategy and Leverage Policies

We intend to employ leverage which we believe to be prudent, to the extent available, to fund the origination or acquisition or our target assets. In the current capital markets environment, we initially expect to finance our commercial real estate debt origination activities with the proceeds of this offering and future offerings of our shares. We do not anticipate that conventional financing will be available for newly originated senior or mezzanine commercial real estate debt investments for some time. We anticipate that warehouse facilities or other sources of debt financing will eventually become available on reasonably attractive terms, at which time we expect to use leverage to expand our portfolio of debt investments. We may deploy leverage, if available, including by utilizing government programs such as the Term Asset-Backed Securities Loan Facility, or TALF, and the Public-Private Investment Program, or PPIP. Our leverage policy may change from time to time subject to approval from our board of directors. The amount of leverage we deploy will depend upon our Manager’s assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our assets, the collateral underlying our assets, and our outlook for asset spreads relative to the LIBOR curve. Our charter has no limitation on the amount of debt we can incur.

We may seek to enhance the returns on our whole mortgage loan investments through securitizations, if available. To the extent available, we may securitize the senior portion of our investments by selling A notes, while retaining the subordinated securities in our investment portfolio. In order to facilitate the securitization market, TALF provides financings to buyers of AAA-rated CMBS. Therefore, we may sell AAA-rated CMBS to buyers who utilize TALF financing while retaining the subordinate securities. We expect to see interest in the credit markets for such financing at reasonable cost of fund levels that would generate a positive net spread and enhance returns for our stockholders.

Risk Management

Risk management is a key component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Our Manager will closely monitor our portfolio and manage the risks associated with our investments. As part of the investment process, we will draw upon the expertise and extensive resources of our Manager for property-level due diligence, including the assessment of property operations, systems, and structural quality, as well as local market characteristics, to ensure that we understand the state of the market and the risk-reward profile of the underlying asset. In addition to evaluating the merits of any particular proposed investment, our Manager will evaluate the diversification of our portfolio of assets. Prior to making a final investment decision, the Investment Committee will review the transaction from the standpoint of sponsorship, pricing, structure, property type and portfolio diversification. If our Manager determines that a proposed origination or acquisition presents excessive concentration risk, it may determine not to acquire an otherwise attractive asset.

A portfolio manager is responsible for monitoring, evaluating and managing our investment portfolio on a continuous basis, subject to supervision and oversight by the Investment Committee. Problem assets will be placed on a “watch list.” The Investment Committee will review the watch list assets periodically. In the case of non-performing loans, we will also rely on Transwestern for assistance. Transwestern’s employees have extensive experience in evaluating problem loan situations, developing restructuring plans, negotiating discounted pay-offs or other modification of the terms governing a loan and overseeing real estate owned properties. Although our Manager and its affiliates will continuously track the progress of our investments and the potential risks surrounding the investments, we cannot assure you that we will be successful in identifying or managing all of the risks associated with a particular investment or that we will not realize losses on certain investments.

Subject to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act, we intend to engage in a variety of interest rate management techniques that seek on one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand to help us achieve our risk management objective. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager’s expertise to manage these risks on our behalf.

Summary of Risk Factors

An investment in our common stock involves significant risks. You should carefully consider the matters discussed in the section entitled “Risk Factors” beginning on page 20 prior deciding whether to invest in our common stock. Some of these risks include, but are not limited to:

•

We have no operating history, our Manager has a limited operating history and may not be able to successfully operate our business or generate sufficient cash flow to make or sustain distributions to our stockholders.

•

We have not yet identified any specific investments. Therefore, you will be unable to evaluate the allocation of net proceeds from this offering or the economic merits of our investments prior to making an investment decision.

•

We may change our business strategy, target assets, leverage and financing policies or procedures, operating strategies and investment guidelines without stockholder consent, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

•

If we fail to develop, enhance and implement strategies to adapt to changing conditions in the commercial real estate industry and capital markets, our financial condition and results of operations may be materially and adversely affected.

•

We are dependent on our Manager, its affiliates and their key personnel for our success, and we may not find a suitable replacement for our Manager if the management agreement is terminated or not renewed, or for these key personnel if they leave our Manager or otherwise become unavailable to us, which would materially and adversely affect us.

•	Our Manager has no experience operating a public company or complying with the exemptions from the Investment Company Act as a public REIT.

•	There are conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders.

•	The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

•	The management agreement may be difficult and costly for us to terminate, which may adversely affect our inclination to end our relationship with our Manager.

•

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

•	Compliance with our Investment Company Act exemption imposes limitations on our operations.

•	We may not realize income from our investments or our investments could decline in value, which would cause the value of our common stock to decline.

•	Investments in subordinated loans and subordinated CMBS may be subject to losses.

•	Our Manager has no experience investing in CMBS.

•	Investments in CMBS are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

•

Changes in interest rates could negatively affect the value of our investments which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

•	Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

•	To the extent we are able to obtain leverage, we expect to use leverage in connection with our investments, which increase the risk of loss associated with our investments.

•

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability which would reduce the amount of cash available for distribution to our stockholders.

•	REIT distribution requirements could adversely affect our ability to execute our business plan.

•	Complying with REIT requirements may cause us to forgo and/or liquidate otherwise attractive investments.

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

Our Structure

We were formed as a Maryland corporation on July 16, 2009. The following chart shows the anticipated structure and ownership of our company after giving effect to this offering:

(1)	Our Operating Partnership may form one or more taxable REIT subsidiaries, or TRSs.
(2)	Our Operating Partnership may form one or more other subsidiaries to hold our assets.

Management Agreement

We will be externally managed and advised by our Manager, which is a wholly owned subsidiary of Transwestern. All of our officers are employees of our Manager or Transwestern, and we do not expect to have any employees upon completion of this offering. We expect to benefit from the experience, skill, resources, relationships and contacts of the executive officers and key personnel of our Manager and its affiliates, including Transwestern. Our Manager and Transwestern will be required to provide us with our management team, including a chief executive officer, president, chief financial officer, chief accounting officer, chief investment officer and chief operating officer, along with appropriate support personnel, to provide management services to us.

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities and (3) providing us with investment advisory services. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors. We have established an Investment Committee that will oversee our investment guidelines, our investment portfolio and compliance with our investment guidelines and policies.

The management agreement has an initial term of three years and will be renewed for successive one-year terms unless previously terminated as described below. Our independent directors will review our Manager’s performance and our Manager’s fees annually and, following the initial term, the management agreement may be terminated annually at the direction of a majority of the independent directors with or without cause effective not less than 30 days after giving written notice thereof to our Manager. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the average annual base management fee and incentive fee for the previous 24 months immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description
Base management fee

Our Manager will not charge the base management fee until                 , 2010. Thereafter, until the first anniversary of the closing of this offering, the base management fee will equal 1.50% per annum of our aggregate equity capital invested in our target assets or non-core assets plus 1.0% per annum of our aggregate equity capital not invested in our target assets or non-core assets. After the first anniversary of the closing of this offering, the base management fee will be 1.50% per annum of our stockholders’ equity.

For purposes of calculating the base management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal month of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in

Type	Description

the United States, or GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. The base management fee is calculated and payable monthly in arrears in cash.

We will treat issuances of limited partnership interests in our Operating Partnership, other than to our company, as equity securities for purposes of calculating the base management fee.

Incentive fee

Our Manager will be entitled to an incentive fee in an amount equal to 20% of the dollar amount by which Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our common stock offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter and (2) 8%.

For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense and unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

The incentive fee is calculated and payable quarterly in arrears in cash. Any net loss incurred by us in a given quarter or quarters will be offset against any net income earned by us in future quarters for purposes of calculating the incentive fee in such future quarters. For example, if we experience a net loss of $25.0 million in the fourth quarter of a fiscal year and a net loss of $15.0 million in the first quarter of the following fiscal year (for a cumulative net loss of $40.0 million in those two quarters), but then earn net income of $30.0 million in the second quarter and $40.0 million in the third quarter, then our $30.0 million of net income in the second quarter would be reduced to zero, and no incentive fee would be payable for the second quarter, and our $40.0 million of net income in the third quarter would be reduced by the remaining $10.0 million of net loss to $30.0 million for purposes of calculating the incentive fee for the third quarter.

Type	Description
Our Manager may elect to receive all or a portion of its incentive fee in the form of our common stock or OP units, subject to the approval of a majority of our independent directors and all applicable NYSE rules and securities laws; provided, that under our management agreement, our Manager may not receive payment of its incentive fee in shares of our common stock if such payment would result in our Manager owning directly or indirectly through one or more subsidiaries shares of our common stock in excess of the ownership limitation applicable to it. To the extent such fee is paid in shares of our common stock or OP units, the number of shares of our common stock or OP units to be received by our Manager will be based on the average of the closing prices of the shares of our common stock on any national securities exchange over the ten consecutive trading days immediately preceding the issuance of such common stock or OP units.

Expense reimbursement	We will reimburse all expenses related to us incurred by our Manager, including but not limited to, travel and lodging expenses, and legal, accounting, financial, due diligence and other services. We will not reimburse our Manager for the salaries and other compensation of its personnel or for rent, telephone, utilities, office furniture, equipment, machinery and other office and overhead expenses of our Manager and its affiliates. Expenses will be reimbursed monthly in cash.

Termination fee	We will pay a termination fee to our Manager equal to three times the average annual base management fee and incentive fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination, upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Conflicts of Interest

We are dependent on our Manager for investment advice. Three of our directors and all of our officers other than our General Counsel are also executives of Transwestern or our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the obligations of our Manager, Transwestern and their officers and personnel to engage in other business activities may reduce the time that our Manager, Transwestern and their officers and personnel spend advising us.

Mezz Fund III has the exclusive right to invest in subordinated debt investments originated by our Manager or Transwestern. Mezz Fund III has agreed that we may co-invest in subordinated debt investments with Mezz Fund III by investing 50% of the capital required on a pari passu basis until Mezz Fund III is fully invested or when the investment period for Mezz Fund III ends on October 1, 2012, whichever is earlier; provided, however, that we may invest less than 50% of the capital required with the approval of a majority of our independent directors. As of June 30, 2009, Mezz Fund III had approximately $262 million of its equity capital remaining to invest. Therefore, we expect that substantially all of our subordinated debt investments will be co-investments with Mezz Fund III or future Transwestern investment vehicles. We will have equal management rights with Mezz Fund III and any future Transwestern investment vehicles in any co-investment regardless of the amount of capital we invest. Our independent directors will periodically review our Manager’s compliance with the co-investment provisions described above. However, our independent directors will not approve each of our co-investments with Mezz Fund III or future Transwestern investment vehicles unless the amount of capital we invest in the proposed co-investment otherwise requires the approval of our independent directors pursuant to our investment guidelines or conflicts policies.

We have the exclusive right to invest in whole mortgage loans originated by our Manager or Transwestern. If the Investment Committee determines not to invest in a potential debt investment, Transwestern or any investment vehicle managed by Transwestern may invest in such debt investment if the majority of our independent directors agree that we should not invest in such debt investment. Transwestern has agreed that it will not establish or manage an investment vehicle that may invest a material portion of its assets in any of our target assets for so long as the management agreement is in effect, unless a majority of our independent directors otherwise approves. However, Transwestern may establish or manage an investment vehicle that invests primarily in subordinated debt or CMBS if we have the right to invest at least 50% of the capital required for any such proposed investment on a pari passu basis, unless a majority of our independent directors approve a lower co-investment percentage.

We may hold a senior debt investment at the same time that Mezz Fund III or a future Transwestern investment vehicle holds a subordinated debt investment in the same underlying real estate asset. In the event that a default shall occur with respect to either the senior or subordinated debt investments under such circumstances, our independent directors will engage an independent special servicer to manage the senior debt investment on our behalf for so long as our Manager is managing the subordinated debt investment with respect to such asset on behalf of Mezz Fund III or a future Transwestern investment vehicle.

Transwestern has also established Aslan Realty Partners IV, L.L.C., or Aslan IV, and Transwestern Multifamily Partners, L.L.C., or TMP, which are private equity funds targeting equity investments in U.S. real estate. Pursuant to the exclusivity provisions of Aslan IV and TMP, our investment strategy may not include equity interests in real estate, including “loan-to-own” investments. Transwestern expects to establish future private equity funds targeting their equity investments in real estate and reserves the right to grant similar exclusivity rights to such future private equity funds. Therefore, while the management agreement with our Manager is in effect, our Manager and our board of directors would not have the flexibility to expand our investment strategy to include equity interests in real estate or “loan-to-own” investments prior to the expiration of the exclusivity provisions of Aslan IV, TMP and any future private real estate fund established by Transwestern.

We expect our board of directors to adopt a policy permitting us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of our Manager or Transwestern. In addition, we expect this policy to permit us to make loans and investments with respect to properties owned by unaffiliated parties for which an affiliate of our Manager or Transwestern may concurrently be engaged by the property owner to manage it or provide other services with respect to the property or which may concurrently agree to lease such property to it in whole or in part. Furthermore, to the extent that we have rights as a lender pursuant to the terms of any of our loans or investments to consent to an unaffiliated property owner’s engagement of a property manager or any other service provider, or to lease the property, this policy would permit us to provide a consent to such a property owner seeking to engage, or lease the property to, an affiliate of our Manager or Transwestern.

In order to avoid any actual or perceived conflicts of interest between our Manager, Transwestern, any of their affiliates or any investment vehicle established or managed by our Manager, Transwestern or any of their affiliates, which we refer to as the Transwestern parties, and us, the approval of a majority of our independent directors will be required to approve (i) any purchase of a Transwestern party’s assets by us, and (ii) any sale of our assets to any of the Transwestern parties. We do not have a policy that expressly prohibits directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by

us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and officers and any other personnel of our Manager and Transwestern who provide services to us from engaging in any transaction that involves an actual conflict of interest with us.

The management agreement may be terminated by us after the third anniversary of the closing of this offering, upon the vote of a majority of our independent directors with or without cause. Unless terminated for cause, we will be required to make a termination payment to our Manager equal to three times the average annual base management fee and incentive fee during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may substantially restrict our ability to terminate the management agreement without cause, even if we believe our Manager’s performance is not satisfactory, and would cause us to incur substantial costs in connection with such a termination.

Our Manager does not assume any responsibility beyond the duties specified in the management agreement and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager and its affiliates, including Transwestern, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting fraud, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which our Manager would not be liable.

The manner of determining the base management fee may not sufficiently incentivize our Manager to maximize risk-adjusted returns on our portfolio since it is based on our stockholders’ equity and not on our performance.

Our Manager will be entitled to an incentive fee based entirely on our financial performance. This feature may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve such eligibility.

To the extent that a conflict of interest arises with respect to the business of our Manager, Transwestern, any of their affiliates or us that is not currently addressed by the co-investment or exclusivity provisions of the funds described above, the independent directors would consider the matter and, in certain circumstances, our Manager or Transwestern may need to adopt certain policies and procedures to address such matters in the future.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT, commencing with our initial taxable year ending on December 31, 2009. In addition, we may hold certain of our assets through TRSs which will be subject to corporate-level income tax at regular rates. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our stockholders. If we fail to qualify for taxation as a REIT in any taxable year, and the statutory relief provisions of the Internal Revenue Code do not apply, we will be subject to

U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property.

Investment Company Act Considerations

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an “investment company” as any issuer that is, or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” exclude U.S. government securities and securities of majority or wholly-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) (relating to private investment companies) or Section 3(c)(7) (relating to qualified purchaser funds). If we and the Operating Partnership seek to pass the 40% test, any majority or wholly-owned subsidiaries that rely on Section 3(c)(7) would constitute investment securities for purposes of the 40% test.

We are structured as a holding company and intend to conduct our business primarily through our Operating Partnership and its subsidiaries. We intend to conduct our operations so that we and our subsidiaries do not come within the definition of an investment company (because less than 40% of the value of our total assets on an unconsolidated basis will consist of “investment securities”) or are exempted from registration as an investment company.

If we, our Operating Partnership or one or more of its subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

With respect to our Operating Partnership, we expect to rely on Section 3(c)(5)(C) of the Investment Company Act to exclude it from Investment Company Act regulation. The SEC staff’s position on Section 3(c)(5)(C) generally requires that each such subsidiary maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate”, or Qualifying Assets; at least 80% of its assets in Qualifying Assets plus real estate-related assets, or Real Estate-Related Assets; and no more than 20% of the value of its assets in other than Qualifying Assets and Real Estate-Related Assets. To constitute a Qualifying Asset under this 55% requirement, a real estate interest must meet various criteria; therefore, our Operating Partnership and certain of its subsidiaries are limited by the provisions of the Investment Company Act as to the value of certain assets that they may own at any given time. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

In lieu of acquiring mortgage assets directly in our Operating Partnership, our Operating Partnership may rely on the exception provided by Section 3(c)(6) and will hold mortgage assets through majority-owned or wholly-owned subsidiaries that rely on Section 3(c)(5)(C). Section 3(c)(6) provides that an issuer that would be considered an investment company within the definitions set forth in Section 3(a)(1) will not be considered an investment company or required to register as an investment company if it is primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of its gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

We may in the future organize special purpose subsidiaries that will issue mortgage backed securities that are eligible collateral under TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these TALF subsidiaries would constitute investment securities under the 40% test. We anticipate that some of these subsidiaries may be organized to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the Investment Company Act, these subsidiaries will need to comply with the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require that the governing documents of the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur.

Qualification for exclusion or exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our Operating Partnership and those of its subsidiaries that rely on Section 3(c)(5)(C) to invest directly in CMBS and other mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate.

Distribution Policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including capital gains. For more information, please see “U.S. Federal Income Tax Considerations.” We generally intend over time to pay quarterly distributions in an amount not less than our net taxable income. However, because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. Therefore, although we anticipate initially making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets. We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital. Although we intend to pay all distributions in cash, our board of directors may, in its discretion, make a portion of our distributions in shares of our common stock.

Restrictions on Ownership and Transfer of Our Common Stock

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our charter generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of our outstanding capital stock by value. However, our charter permits exceptions to be made for stockholders, provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. Our charter also prohibits any person from

(1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code and (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons.

In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

Corporate Information

Our principal executive office is located at 150 N. Wacker Drive, Suite 800, Chicago, Illinois 60606. Our telephone number is (312) 827-2220. Our web address is                     . The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus.

THE OFFERING

Common stock offered by us	shares (plus up to an additional shares that we may issue and sell upon the exercise of the underwriters’ option).

Common stock to be outstanding after this offering	shares.(1) (2)

Use of proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $ million (or, if the underwriters exercise their option in full, approximately $ million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $ million). We will transfer all of the net proceeds of this offering to our Operating Partnership as a capital contribution in the amount of the gross offering proceeds received from stockholders and receive a number of OP units equal to the number of shares of common stock issued to stockholders. We plan to use substantially all of the net proceeds from this offering to acquire our target assets in a manner consistent with our investment strategies and investment guidelines described in this prospectus. We may use the net proceeds from this offering to invest in assets other than our target assets, subject to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act. Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering in interest-bearing short-term investments, including U.S. treasury securities or a money market account, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. See “Use of Proceeds.”

Proposed NYSE symbol	“ ”.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our common stock.

(1)	Assumes the underwriters’ option to purchase up to an additional shares is not exercised.
(2)	Excludes shares of our common stock that may be issued in the future pursuant to our equity incentive plan.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. In connection with the forward-looking statements that appear in this prospectus, including certain statements in the following risk factors, you should also carefully review the section entitled, “Forward-Looking Statements.”

Risks Related to Our Company

We have no operating history, our Manager has a limited operating history, and we may not be able to successfully operate our business or generate sufficient cash flow to make or sustain distributions to our stockholders.

We are a recently formed company and have no operating history. We were incorporated in the State of Maryland on July 16, 2009. As of the date of this prospectus, we have not made any investments, and our total assets consist of $1,000 cash. Our Manager was formed in 2006 and as of the date of this prospectus its operations have consisted solely of serving as the external manager to a limited number of Transwestern-established subordinated debt funds. The Transwestern-established subordinated debt funds were not subject to the underwriting discounts and commissions, fees and expenses associated with a public offering nor all of the laws and regulations that will apply to us.

We cannot assure you that we will be able to operate our business successfully or implement our business strategies as described in this prospectus. Furthermore, our stockholders are not acquiring an interest in our Manager or its affiliates through this offering. We can provide no assurance that our Manager will replicate its historical success or our management team’s success in its previous endeavors, and we caution you that our investment returns could be substantially lower than the returns achieved by these previous endeavors. The results of our operations depend on several factors, including the availability of attractive risk-adjusted investment opportunities in our target asset classes, the ability of our Manager to identify and consummate investments on favorable terms or at all, the level and volatility of interest rates and general economic conditions.

We have not yet identified any specific investments. Therefore, you will not be able to evaluate the allocation of the net proceeds of this offering or the economic merits of our investments prior to making an investment decision.

We have not yet identified any specific investments. Therefore, you will not be able to evaluate our portfolio before making an investment decision with respect to our common stock. Additionally, our portfolio will be selected by our Manager and our stockholders will not have input into decisions regarding our portfolio. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.

Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering in interest-bearing short-term investments, including U.S. treasury securities or a money market account, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. These investments are expected to provide a lower net return than we will seek to achieve from our target assets.

We cannot assure you that we will be able to identify assets that meet our investment objectives, that our Manager’s due diligence processes will uncover all relevant facts regarding such assets, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may purchase using the net proceeds of this offering will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our business, financial condition, liquidity and results of operations, cash flows and our ability to make distributions to our stockholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate or to acquire desirable target assets and could also affect the pricing of these assets.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to originate or acquire our target assets at attractive prices. In originating or acquiring our target assets, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. We may also compete with companies that partner with and/or receive financing from the U.S. Government, including TALF and PPIP participants. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other companies, including REITs, have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

We may change our business strategy, target assets, leverage and financing policies or procedures, operating strategies and investment guidelines without stockholder consent, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

We may change our business strategy, target assets, leverage and financing policies or procedures, operating strategies and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our business strategy, targeted investments, leverage and financing policies or procedures, operating strategies or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our Manager to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of counterparties in transactions. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. You will have no opportunity to evaluate the economic merits or the terms of our investments. You must rely entirely on the management abilities of our

Manager, the loan servicers our Manager may select and the oversight of our board of directors. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Continued disruptions in the financial markets and further deteriorating economic conditions in the commercial real estate sector could adversely impact our ability to implement our business strategy and generate returns to you.

The capital and credit markets have been experiencing extreme volatility and disruption for more than two years and the U.S. economy has gone into recession. Turmoil in the capital markets has constrained equity and debt capital available for investment in the commercial real estate market, resulting in fewer buyers seeking to acquire commercial properties, increases in cap rates and lower property values. Furthermore, deteriorating economic conditions have negatively impacted commercial real estate fundamentals. Risks of defaults on loans and foreclosures on mortgages have increased over the past two years. Although we plan to capitalize on this dislocation in the financial markets and economic conditions, should the economic climate deteriorate further; we cannot foresee when these conditions will stabilize or improve. Also, should economic conditions improve, the supply of debt investments, including CMBS, at significant discounts are likely to decrease, which may cause us to modify our business strategy.

We intend to originate or acquire a diversified portfolio of primarily whole mortgage loans and subordinated debt secured by U.S. commercial real estate. Current economic conditions greatly increase the risks of these investments. The value of collateral securing any loan investment we may make could decrease further below the outstanding principal amount of such loan, even if we acquire the loan at a significant discount. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease further, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of defaults and foreclosures, which, should we be unable to modify, restructure or workout the debt investment, would likely have a negative impact on the value of our loan investment. More generally, the continued risks from the current financial market and economic conditions are applicable to all of the investments we may make. They apply to both commercial real estate loans, whether mortgage, mezzanine or bridge loans. They apply to CMBS, the performance of which depends on the performance of the underlying loans. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Continued disruptions in the financial markets and deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity may cause the returns available to investors to increase.

A protracted economic downturn will also likely have a negative impact on our ability to originate, sell and securitize loans. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. If real property values decline further, real estate investors will have a difficult time making new acquisitions and demand for loan originations may decline. In addition, creditworthy investors may be less likely to look to debt financing for acquisitions in a recessionary environment.

Furthermore, we may have difficulty selling loans, loan participations and structured debt products in a continuing recessionary environment. These factors may hinder our ability to generate revenue by originating, selling and securitizing loans.

We expect to finance our investments in part with debt. As a result of the ongoing credit market turmoil, we may not be able to obtain debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists, declines further or improves, we may modify our investment strategy in order to optimize our portfolio performance.

Regardless of economic conditions, our access to cash may be limited, which could limit our ability to take the necessary actions to protect our investments or to satisfy any margin calls made under third party loans to us. Because of these liquidity risks, we may need to establish cash reserves which could reduce our yield to our stockholders.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our stockholders and could decrease the value of an investment in us.

If we fail to develop, enhance and implement strategies to adapt to changing conditions in the commercial real estate industry and capital markets, our financial condition and results of operations may be materially and adversely affected.

The manner in which we compete and the types of assets in which we seek to invest will be affected by changing conditions resulting from sudden changes in our industry, regulatory environment, the role of government-sponsored entities, the role of credit rating agencies or their rating criteria or process, or the U.S. and global economies generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, our financial condition and results of operations may be adversely affected. In addition, we can provide no assurances that we will be successful in executing our business strategies.

Our ability to generate returns for our stockholders through our investment, financing and operating strategies is subject to then existing market conditions, and we may make significant changes to these strategies in response to changing market conditions.

Our primary objective is to capitalize on the lack of debt capital available in the commercial real estate markets by focusing on the direct origination of commercial real estate debt and holding these positions to maturity. We will seek to maximize attractive risk-adjusted returns for our stockholders by originating, acquiring and managing a diversified portfolio of our target assets, which we expect will generate stable cash flow and capital appreciation over the long term.

However, as the market evolves, our board of directors may determine that whole mortgage loans and subordinated debt do not offer the potential for attractive risk-adjusted returns for an investment strategy that is consistent with our intention to qualify as a REIT and to operate in a manner to maintain our exemption from registration under the Investment Company Act. In addition, if our board of directors believes the maintenance our exemption under the Investment Company Act imposes undue limitations on our ability to generate attractive risk-adjusted returns to our stockholders, our board of directors may approve the wind down of our assets and liquidation of our business.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our Manager and the investment professionals at Transwestern, including Messrs. Quazzo, McCahill, Johnson and Lyons to identify suitable investments. The private Transwestern-established funds also rely upon Messrs. Quazzo, McCahill, Johnson and Lyons for investment opportunities. Of the funds, only one continues to be open to new investors and another continues to make subordinated debt investments similar to those that we intend to make. To the extent that our Manager and the other investment professionals at Transwestern face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Due to the large size of this firm commitment offering and the competition from other entities that may be better positioned to acquire the types of investments we desire to make increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of the systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002, which may be costly and challenging.

Our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act as of December 31 subsequent to the year in which our registration statement becomes effective. Section 404 of the Sarbanes-Oxley Act requires our independent registered public accounting firm to deliver an attestation report on the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of the same date. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and incur significant expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

Our financial statements may be materially affected if our critical accounting estimates prove to be inaccurate.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to (1) assessing the adequacy of the allowance for loan losses and (2) determining the fair value of investment securities. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited operating history in some of these areas and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

We cannot predict the severity of the effect that potential future terrorist attacks would have on us. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of our shares of common stock to decline or be more volatile. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Losses resulting from these types of events may not be fully insurable.

The events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended the TRIA through the end of 2014, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable opportunities available to us and the pace at which we are able to acquire assets. If the properties underlying our interests are unable to obtain affordable insurance coverage, the value of our interests could decline, and in the event of an uninsured loss, we could lose all or a portion of our assets.

Risks Associated with Our Management and Our Relationship With Our Manager

We are dependent upon our Manager, its affiliates and their key personnel for our success, and we may not find a suitable replacement for our Manager if the management agreement is terminated or not renewed, which would materially and adversely affect us.

In accordance with our management agreement, we are externally advised by our Manager all of our executive officers and investment and management employees are employees of our Manager. Our success depends to a significant degree upon the contributions of Messrs. Quazzo, McCahill, Johnson, and Lyons, each of whom would be difficult to replace. Pursuant to our management agreement, members of our senior management will devote their time to our management as necessary and appropriate, commensurate with the level of our activity. We also rely on certain key investment professionals of our Manager. Furthermore, our Manager has the sole discretion to hire and fire its employees, and our board of directors and stockholders will not have any authority over the individual employees of our Manager, although our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. The departure of any of the executive officers or key personnel of our Manager could have a material adverse effect on our performance. Accordingly, we are completely reliant upon, and our success depends on, our Manager’s personnel, services and resources. Our Manager also has significant discretion as to the implementation of our operating policies and strategies and will evaluate, negotiate, structure, close and monitor our individual investments. No assurance can be given that our Manager will act in our best interests with respect to the allocation of personnel, services and resources to our business. In addition, the management agreement does not require our Manager to dedicate specific personnel to us or to require personnel servicing our business to allocate a specific amount of time to us. If we lose or are unable to obtain the services of highly skilled professionals or the management agreement is terminated, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline. Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Our Manager has no experience operating a public company or complying with the exemptions from the Investment Company Act as a public REIT.

Although our Manager has been active in real estate operations, originating and acquiring real estate and debt since 2001, it has no experience operating a public REIT or a business in compliance with the numerous technical restrictions and limitations set forth in the Investment Company Act. This lack of experience in managing a portfolio of assets as a public REIT under Investment Company Act constraints may hinder our Manager’s ability to achieve our investment objectives.

Our Manager and its affiliates, including all of our executive officers and directors, other than our independent directors, and other key investment professionals, will face conflicts of interest through the management agreement and by their compensation arrangements with us, which were not negotiated at arm’s length and could result in actions that are not in the long-term best interests of our stockholders.

Some of our executive officers and directors and other key investment professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our Manager and other affiliated Transwestern entities. Our Manager and its affiliates will receive substantial fees from us. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager.

Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause. Following the initial term, the management agreement may be renewed for an unlimited number of successive one-year terms. Termination of the management agreement with our Manager without cause is difficult and costly.

We will compete with current and future investment entities affiliated with our Manager and Transwestern for access to the benefits that our relationship with Transwestern provides to us, including access to investment opportunities.

We rely on our Manager and other key investment professionals of Transwestern, including Messrs. Stephen R. Quazzo, Thomas M. McCahill, Jeffrey L. Johnson, and Douglas W. Lyons to identify suitable investment opportunities for us. At present, two private subordinated debt funds are also advised by our Manager and rely on Transwestern and many of the same investment professionals as will future public and private Transwestern-established funds. Messrs. Quazzo, McCahill, Johnson, and Lyons and several of the other key real estate professionals at our Manager are also the key investment professionals at Transwestern and its affiliates, the advisors to the private Transwestern-established funds. Many investment opportunities that are suitable for us may also be suitable for other current or future Transwestern-established funds. When these investment professionals direct an investment opportunity to any Transwestern-established fund, they, in their sole discretion, will offer the opportunity to the fund or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each fund or investor. Thus, the investment professionals of our Manager could direct attractive investment opportunities to other entities. Such events could result in us investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay to you.

The management agreement may be difficult and costly for us to terminate, which may adversely affect our inclination to end our relationship with our Manager.

Termination of the management agreement with our Manager by us without cause is difficult and costly. The term “cause” is limited to those circumstances described under “Our Manager and the Management Agreement – The Management Agreement.” The management agreement has an initial term of three years and will be renewed for successive one-year terms unless previously terminated. The management agreement may be terminated annually at the direction of a majority of the independent directors with or without cause effective not less than 30 days after giving written notice thereof to our Manager. Additionally, upon a termination by us without cause (or upon a termination by our Manager due to our material breach), the management agreement provides that we will pay our Manager a termination payment equal to three times the average annual base management fee and incentive fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. These provisions may substantially restrict our ability to terminate the management agreement without cause and would cause us to incur substantial costs in connection with such a termination.

Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience poor performance or losses for which our Manager would not be liable.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager will not be liable to us, any subsidiary of ours, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

All of our executive officers and directors, other than our independent directors, and the key investment professionals assembled by our Manager face conflicts of interest related to their positions and/or interests in our Manager and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to you.

Some of our executive officers, directors and other key investment professionals assembled by our Manager are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our Manager and other affiliated Transwestern entities. As a result, they owe fiduciary duties to each of these entities and their members and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Certain Transwestern-established private funds have agreements with Transwestern and its affiliates, including our Manager, that provide these funds the exclusive right to invest in certain subordinated debt investments, equity in real property and loan-to-own investments, which will limit our ability to diversify our portfolio or invest at all in certain types of assets.

Pursuant to the exclusivity provisions of Mezz Fund III, Mezz Fund III has the exclusive right to invest in subordinated debt investments originated by our Manager or Transwestern. Mezz Fund III has agreed that we may co-invest in subordinated debt investments with Mezz Fund III by investing 50% of the capital required for such investments on a pari passu basis until Mezz III is fully invested or when the investment period for Mezz Fund III ends on October 1, 2012, whichever is earlier; provided, however, that we may invest less than 50% of the capital required with the approval of a majority of our independent directors. As of June 30, 2009, Mezz Fund III had approximately $262 million of its equity capital remaining to invest. Therefore, we expect that substantially all of our subordinated debt investments will be co-investments with Mezz Fund III or future Transwestern investment vehicles. We will have equal management rights with Mezz Fund III and any future Transwestern investment vehicles in any co-investment regardless of the amount of capital we invest.

Pursuant to the exclusivity provisions of two prior Transwestern-managed funds, our investment strategy may not include equity interests in real estate, including “loan-to-own” investments. Transwestern expects to establish future private equity funds targeting equity investments in real estate and reserves the right to grant similar exclusivity rights to such future private equity funds. Therefore, while the management agreement with our Manager is in effect, our board of directors would not have the flexibility to expand our investment strategy to include equity interests in real estate or “loan to own” investments prior to the expiration of the exclusivity provisions of certain current funds and any future Transwestern private real estate fund managed by Transwestern of is affiliates.

So long as the management agreement is in effect and unless otherwise approved by our independent directors, no other investment vehicle established or managed by Transwestern may invest a material portion of its assets in any of our target assets; provided, however, that Transwestern may establish or manage an investment vehicle that invests primarily in subordinated debt or CMBS if we have the right to invest at least 50% of the capital required for any such proposed investment by any such investment vehicle on a pari passu basis, unless a majority of our independent directors approve a lower co-investment percentage.

The manner of determining the base management fee may not sufficiently incentivize our Manager to maximize risk-adjusted returns on our portfolio since it is based on our stockholders’ equity and not on our performance.

Our Manager is entitled to receive a base management fee that is based on the amount of our stockholders’ equity (as defined in the management agreement) at the end of each quarter, regardless of our performance. Our stockholders’ equity for the purposes of calculating the base management fee is not the same as, and could be greater than, the amount of stockholders’ equity shown on our consolidated financial statements. The possibility exists that significant base management fees could be payable to our Manager for a given quarter despite the fact that we could experience a net loss during that quarter. Our Manager’s entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to our Manager to devote its time and effort to source and maximize risk-adjusted returns on our portfolio, which could, in turn, adversely affect our ability to make distributions to our stockholders and the market price of our common stock. In addition, in calculating the base management fee, unrealized gains and losses are excluded which could incentivize our Manager to sell appreciated assets and keep non-performing assets even though it may not be in our best interest to do so.

The incentive fee payable to our Manager under the management agreement is payable quarterly and is based on our Core Earnings and therefore, may cause our Manager to select investments in riskier assets to increase our short-term Core Earnings.

Our Manager will be entitled to an incentive fee in an amount equal to 20% of the dollar amount by which Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our common stock offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter and (2) 8%. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, and unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Core Earnings may lead our Manager to place undue emphasis on the maximization of Core Earnings by seeking higher yield potential in investments that are generally riskier or more speculative, at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments, except if the investment requires us to commit at least $50 million of capital. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

Our Manager may not be able to meet its obligations to us, which could result in a significant and costly disruption of our business.

Transwestern owns and controls our Manager, which relies on Transwestern and its personnel to operate its business. Transwestern and its personnel manage other companies, in addition to us, including several Transwestern-established private real estate and debt investment funds. The investment funds borrowed money to finance the purchase of debt and equity investments, which have been adversely impacted by the current recession and capital markets disruption. The investment funds may not be able to refinance their debts as they mature, which may lead to insolvencies, foreclosures and debt restructurings. In addition, borrowers whose debt our investment funds hold have been experiencing similar problems. Any of the foregoing may lead to adverse publicity and in general a material reduction in assets under management and management fees payable to Transwestern. In that event, the financial condition of Transwestern and its ability to perform its obligations to our Manager could be adversely affected, in which case our Manager’s ability to perform its obligations to us might also be adversely affected. In such a case, we might need to find a new manager, which could result in a significant disruption in our business and may adversely affect the value of your investment in us.

We do not own the “Transwestern” name, but have entered into a License Agreement with Transwestern granting us the right to use the name.

We have entered into a license agreement with Transwestern pursuant to which Transwestern will grant us a non-exclusive, royalty free license to use the name “Transwestern.” Other than with respect to this license, we will have no legal right to use the “Transwestern” name. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of “Transwestern.” Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Our Common Stock

There is currently no public market for our common stock and an active trading market for our common stock may never develop following this offering and the trading and price of our common stock may be volatile and could decline substantially following this offering.

Prior to this offering, there has not been a public market for our common stock. An active trading market for our common stock may never develop or be sustained, which may affect your ability to sell your common stock and could depress the market price of your common stock. In addition, the initial public offering price will be determined through negotiations between us and the underwriters and may bear no relationship to the price at which the common stock will trade upon completion of this offering.

The stock markets, including the NYSE on which we have applied to list our common stock under the trading symbol “      ,” have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus and others such as:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated changes in our business strategy or prospects;

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our earnings estimates;

•	publication of research reports about us or the real estate industry;

•	equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

•	the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher yield;

•	the use of significant leverage to finance our assets;

•	changes in market valuations of similar companies;

•	additions to or departures of our Manager’s or its affiliates’ key personnel;

•	actions by our stockholders;

•	changes in accounting principles;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus; and

•	general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We are generally required to distribute to our stockholders at least 90% of our net taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our net taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. If we make distributions from uninvested offering proceeds, or borrow to make distributions, which would generally be considered to be a return of capital for tax purposes, our future earnings and cash available for distribution may be reduced from what they otherwise would have been. All distributions will be made at the discretion of our board of directors and will depend on various factors, including our earnings, our financial condition, our liquidity, our future debt covenants, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law, or the MGCL, and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any of these factors could affect our ability to make distributions. As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our shares of common stock.

Future offerings of debt or equity securities that rank senior to our common stock may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities that rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to This Offering and Our Corporate Structure

We may allocate the net proceeds from this offering in a manner with which you may not agree.

We will have significant flexibility in deploying the net proceeds of this offering. You will be unable to evaluate the manner in which the net proceeds of these offerings will be deployed or the economic merit of our target assets and, as a result, we may use the net proceeds to invest in assets with which you may not agree. The failure of our Manager to apply these proceeds effectively or find assets that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause a material adverse effect on our business, financial condition, liquidity and results of operations.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

Compliance with our Investment Company Act exemption imposes limits on our operations.

We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act as defined in Section 3(a)(1)(A) or Section 3(a)(1)(C) thereof. We will be limited in our ability to acquire assets that are not “qualifying real estate assets” and/or real estate-related assets. Because we will primarily conduct our business through our Operating Partnership and its wholly-owned subsidiaries, the securities issued by subsidiaries of our Operating Partnership that are excepted from the definition of an “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our Operating Partnership’s total assets on an unconsolidated basis. This requirement limits the types of businesses or activities in which we or our subsidiaries may engage. If we or our subsidiaries fail to maintain our exceptions or exemptions from the Investment Company Act, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on our business and the market price for our common stock. If we and the Operating Partnership seek to pass the 40% test, any majority or wholly-owned subsidiaries that rely on Section 3(c)(7) would constitute investment securities for purposes of the 40% test.

In addition, certain of our Operating Partnership’s subsidiaries intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55% of each of their portfolios must be comprised of qualifying real estate assets and at least another 25% of each of their portfolios must be comprised of additional qualifying real estate assets and/or real estate-related assets. To qualify for this exemption, these subsidiaries may from time to time invest in whole mortgage loans and participations in whole mortgage loans and B-notes in which they have the unilateral right to foreclose on the collateral and other qualifying assets. Although we intend to monitor our portfolio periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exemption from registration by investing in sufficient qualifying real estate assets and/or real estate-related assets. Furthermore, there may be future revisions of the Investment Company Act or further guidance from the staff of the SEC that may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Any such loss or change to our portfolio or business strategy may prevent us from operating our business successfully.

In lieu of acquiring mortgage assets directly in our Operating Partnership, our Operating Partnership may rely on the exception provided by Section 3(c)(6) and will hold mortgage assets through majority-owned or wholly-owned subsidiaries that rely on Section 3(c)(5)(C). Section 3(c)(6) provides that an issuer that would be considered an investment company within the definitions set forth in Section 3(a)(1) will not be considered an investment company or required to register as an investment company if it is primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of its gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

We may in the future organize special purpose subsidiaries that will seek to issue mortgage backed securities that are eligible collateral under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these TALF subsidiaries would constitute investment securities under the 40% test. We anticipate that some of these subsidiaries may be organized to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7 under the Investment Company Act. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the Investment Company Act, these subsidiaries will need to comply with the restrictions contained in this Rule. In general, Rule 3a-7 exempts from the Investment Company Act issuers that limit their activities as follows:

•

the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets we might acquire with TALF funding obtained through issuance of mortgage backed securities, that by their terms convert into cash within a finite time period;

•

the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

As part of our Manager’s obligations under the management agreement, our Manager has agreed to use its commercially reasonable efforts to cooperate with our efforts to conduct our operations so as not to cause us to become regulated as an investment company under the Investment Company Act and to refrain from any action that, in our Manager’s judgment, would adversely affect our status as an entity that is not regulated as an investment company under the Investment Company Act. Failure to maintain this exemption would require us to significantly restructure our business strategy, the success of which cannot be assured. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we fail to maintain our exemption and may be required to terminate our management agreement, the servicing agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to execute our business strategy. If the management agreement is terminated, it could constitute an event of default under our financing arrangements and financial institutions may then have the right to accelerate their outstanding loans to us and terminate their arrangements and their obligation to advance funds to us in the future. In addition, we may not be able to secure a replacement manager on favorable terms, if at all.

Accounting rules for certain of our transactions as a public company are highly complex and involve significant judgment and assumptions and must be completed in a timely manner. Changes in accounting interpretations or assumptions could impact our financial statements.

Accounting rules for mortgage loan sales and securitizations, valuations of financial instruments, investment consolidations and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions could impact our financial statements and our ability to timely prepare our financial statements. Our inability to timely prepare our financial statements in the future would likely adversely affect our share price significantly.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exclusion from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exclusion from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You will have limited control over changes in our policies and operations, which increase the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the MGCL and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential stockholders in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue              shares of capital stock, all of which shares are designated as common stock. Our board of directors may increase the number of authorized shares of capital stock and designate any authorized stock as a separate class of preferred stock without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, whether in a primary offering or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Certain Provisions of Maryland Law and Our Charter and Bylaws – Business Combinations,” “Certain Provisions of Maryland Law and Our Charter and Bylaws – Control Share Acquisitions,” and “Certain Provisions of Maryland Law and Our Charter and Bylaws – Subtitle 8.”

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that a director may be removed only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

Risks Related to Our Investments

Investments in real estate-related investments will be subject to the risks typically associated with real estate.

Our loans will be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in CMBS, collateralized debt obligations and other real estate-related investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we originate, own or acquire.

We may not realize income from our investments or our investments could decline in value, which could cause the value of our common stock to decline.

We will seek to maximize attractive risk-adjusted returns. However, we cannot provide assurances that investments will not decline in value. Due to the likelihood of a portion of our debt investment portfolio including distressed or discounted debt, we are subject to an increased risk of loss and may not be able to realize gains or income from our investments. Moreover, any gains that we do realize may not be sufficient to offset our losses and expenses.

Investments in mortgage loans and the mortgage loans underlying the mortgage securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. We intend to invest in commercial mortgage loans directly and through CMBS.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

CMBS evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial real estate loans. Accordingly, the CMBS we invest in are subject to all of the risks of the underlying mortgage loans.

If our Manager overestimates the yields or incorrectly prices the risks of our assets, we may experience losses.

Our Manager will value our potential assets based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager underestimates the asset level losses relative to the price we pay for a particular asset, we may experience losses with respect to such assets.

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to make distributions to our stockholders.

We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our earnings, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to make distributions.

Investments in B-Notes may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Investments in mezzanine loans may involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Investments in bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Investments in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings, or S&P, DBRS, Inc. or Realpoint LLC. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Investments in subordinated loans and subordinated CMBS may be subject to losses.

We intend to acquire or originate subordinated loans and invest in subordinated CMBS. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related CMBS, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Our Manager has no experience investing in CMBS.

Although our Manager’s investment professionals have experience investing in debt investments, including senior loans, construction loans, B-Notes and mezzanine loans, our Manager has no experience investing in CMBS. This lack of experience may hinder our Manager’s ability to successfully execute our investment strategy.

Investments in convertible mortgages involve a greater risk than conventional mortgages.

We may invest in convertible mortgages, which may involve a higher degree of risk than conventional mortgages. The higher degree of risk arises because such investments are secured by real property which bear interest at a rate below that of a conventional mortgage in exchange for our ability to convert the mortgage to an equity interest, at a specified conversion rate, at the end of a specified period of time. Although we may benefit from the cash flow or any appreciation in the value of the subject property, should the conversion from mortgage to equity not be economically viable, we will have lost the additional interest income that a conventional mortgage on the same terms would have paid.

Investments in preferred equity involve a greater risk than conventional debt financing.

We may invest in preferred equity, which may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by properties or other assets underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the properties or other assets owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

Investments that are not United States government insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our common stock may be adversely affected.

Investments in CMBS are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

We may not control the special servicing of the mortgage loans included in the CMBS in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of the CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans may be held by a “directing certificate-holder” or a “controlling class representative,” which is appointed by a special servicer (except in the case of TALF-financed CMBS, where TALF rules prohibit control by investors in a subordinate class once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and “appraisal reduction amounts”). We may not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests. However, the special servicer is not permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the mortgage loan documents.

The types of structured debt securities in which we may invest have caused large financial losses for many investors over the past two years and we can give no assurances that our investments in such securities will be successful.

We may invest in CMBS and other structured debt securities. Many of these types of investments have become illiquid and considerably less valuable over the past two years. This reduced liquidity and decrease in value caused financial hardship for many investors in these securities. Many investors did not fully appreciate the risks of such investments. We can give you no assurances that our investments in these securities will be successful.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially and adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Changes in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We may invest in fixed-rate CMBS and other fixed-rate debt investments. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase. We will also invest in floating-rate debt investments, for which decreases in interest rates will have a negative effect on value and interest income. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

We will price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, this may reduce our income or cause losses.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies that expose us to contingent liabilities in the future. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders and in turn, unanticipated changes in interest rates utilizing these hedging techniques may result in poorer overall performance for us than if we had not entered into such hedging transactions. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Increased regulatory oversight of derivatives could adversely affect our hedging activities.

The Obama administration recently proposed a significant restructuring of the U.S. financial regulatory system. Among other things, the proposed reforms would increase regulatory oversight of financial derivatives. We expect to use derivative arrangements to hedge against changes in interest rates and, subject to our intention to continue to qualify as a REIT, to manage credit risk. Increased regulation of financial derivatives may make our hedging strategy more expensive to execute and reduce its effectiveness.

Many of our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Some of the CMBS that we may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some portion of our assets may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments. Furthermore, our determinations of fair value may have a material impact on our financial condition, liquidity and results of operations.

We expect that the value of some of our investments may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with GAAP. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these assets existed. Our determinations of fair value may have a material impact on our earnings, in the case of impaired loans and other assets, trading securities and available-for-sale securities that are subject to other-than-temporary impairments, or OTTI, or our accumulated other comprehensive income/(loss) in our stockholders’ equity, in the case of available-for-sale securities that are subject only to temporary impairments. Accordingly, the value of our common stock could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future.

In many cases, our determination of the fair value of our investments will be based on valuations provided by third-party dealers and pricing services. Valuations of certain of our assets are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of our investments will have the effect of increasing the amount of the base management fee we pay to our Manager. Therefore, conflicts of interest exist to the extent that our Manager is involved in the determination of the fair value of our investments. Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us and are not subject to the regulatory constraints of REIT rule compliance and the Investment Company Act. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Restructuring, modifying or foreclosing upon defaulted mortgage loans and the delay that accompany such assets could reduce our investment returns.

If we make or invest in mortgage loans where there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment. These factors could reduce the value of our investment in the defaulted mortgage loans.

As a lending institution, we may be subject to “lender liability” claims.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective stockholders that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

If we invest in non-performing and sub-performing commercial loans, such investments that are riskier than performing loans, could reduce the return on your investment.

If we acquire non-performing and sub-performing commercial loans or loans that may become non-performing or sub-performing, your return may be reduced for a variety of reasons. Such non-performing and sub-performing commercial loans may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such debt-related security, the borrower under the security may not be able to negotiate replacement “takeout” financing to repay the principal amount of the securities owed to us. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive as discussed above.

If the underlying properties related to our investments are concentrated by type or geographic area, then we will be exposed to increased risk with respect to those property types or that geographic area.

Our investments may at times be concentrated in certain underlying property types that are subject to a higher risk of foreclosure. In addition, our investments may be secured by properties concentrated in a limited number of geographic locations. Adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of the properties underlying our investments. A material decline in demand or the ability of tenants to pay rent or of a buyer to consummate a purchase in these geographic areas may result in a material decline in our cash available for distribution.

We will be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Related to U.S. Government Programs

There can be no assurance that our business will benefit from the actions of the U.S. government, the Federal Reserve and the U.S. Treasury, including the establishment of the TALF and the PPIP, or from further government or market developments, any of which could materially and adversely impact our business.

In November 2008, the Federal Reserve first announced the TALF and the program has been expanded in size and scope. Under the TALF, the Federal Reserve Bank of New York, or FRBNY, makes loans (which, with certain exceptions, are non-recourse) to borrowers to fund their purchase of eligible assets, currently certain asset-backed securities. The nature of the eligible assets has been expanded several times. Beginning in June 2009, the TALF was expanded to include certain high quality CMBS as eligible assets. At present, TALF loans have either three-year or five-year terms, have interest due monthly, are exempt from mark to market rules and margin calls related to a decrease in the underlying collateral value, are pre-payable in whole or in part, and prohibit the substitution of any underlying collateral. Borrowers currently have the option to select five-year loans for certain eligible assets, including CMBS. Payments of principal on the collateral underlying a TALF loan are required to be applied to reduce the loan’s principal amount pro rata based upon the original loan-to-value ratio. The U.S. Treasury announced in March 2009 that through the expansion of the TALF, loans will be made available to investors to fund purchases of certain legacy securitization assets. The eligibility criteria and terms of loans to purchase legacy securities have not yet been determined. Additionally, terms of the general TALF program may be modified by the FRBNY at any time. Accordingly, we may not be able to acquire assets through the TALF on favorable terms or at all.

In March 2009, the U.S. Treasury announced certain details, which are subject to change, concerning the PPIP, including the Legacy Loans Program. The Legacy Loans Program will provide financing for loan purchases from financial institutions and may stimulate financial institutions to strengthen their balance sheets by selling their troubled loans. In addition to the foregoing, the U.S. Congress and/or various states and local legislatures may enact additional legislation or regulatory action designed to address the current economic crisis or for other purposes that could have a material adverse effect on our ability to execute our business strategies.

It is not possible to predict how the TALF, PPIP or other recent U.S. government actions will impact the financial markets, including current significant levels of volatility, or our future investments. To the extent the market does not respond favorably to these initiatives or they do not function as intended, they may not provide our business the positive impact we anticipate. The Legacy Loans Program as currently proposed is subject to change and there can be no assurance as to its final terms or that we will be successful in winning a bid on any assets in the future. The extent to which depository institutions will participate under the program and its ultimate impact on the market for CMBS is uncertain. We can provide no assurance that we will be eligible to use these programs or, if eligible, will be able to utilize them successfully. Further, the incentives provided by these programs may increase competition for, and the pricing of, our target assets.

In addition, the U.S. government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. There can be no assurances that such actions will have a beneficial impact on the financial markets, including current extreme levels of volatility. Additionally, we cannot predict whether or when such actions may occur, and such actions could have a material adverse impact on our business, results of operations and financial condition.

There is no assurance that we will be able to obtain any TALF loans.

The TALF is operated by the FRBNY. If we choose to seek access to the TALF, the FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF. Such actions may adversely affect our ability to obtain TALF loans and use the loan leverage to enhance returns, and may otherwise affect expected returns on our investments.

We could lose our eligibility as a TALF borrower, which would adversely affect our ability to fulfill our investment objectives.

Any U.S. company is permitted to participate in the TALF, provided, that it maintains an account relationship with a primary dealer. A U.S. company, as defined for the purposes of the TALF, excludes certain entities that are controlled by a non-U.S. government or are managed by an investment manager controlled by a non-U.S. government. For these purposes, an entity controls a company if, among other things, such entity owns, controls, or holds with power to vote 25% or more of a class of voting securities, or total equity, of the company. The application of these rules under the TALF is not clear. For instance, it is uncertain how a change of control subsequent to a stockholders’ purchase of shares of common stock which results in such stockholder being owned or controlled by a non-U.S. government will be treated for purposes of the 25% limitation.

If for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable and we will not be eligible to obtain future TALF loans.

The terms and conditions of the PPIP have not been finalized and there is no assurance that the final terms will enable us to benefit from the PPIP.

While the U.S. Treasury and the Federal Deposit Insurance Corporation, or FDIC, have released a summary of proposed terms and conditions for the PPIP, they have not released the final terms and conditions governing these programs. The existing proposed terms and conditions do not address the specific terms and conditions relating to: (1) the guaranteed debt to be issued by participants in the Legacy Loans Program, (2) the debt financing from the U.S. Treasury in the Legacy Securities Program and (3) the warrants that the U.S. Treasury will receive under both programs. In addition, the U.S. Treasury and the FDIC have reserved the right to modify the proposed terms of the PPIP.

Investors in the Legacy Loans Program must be pre-qualified by the FDIC. The FDIC has complete discretion regarding the qualification of investors in the Legacy Loans Program and is under no obligation to approve our participation even if it meets all of the applicable criteria. Requests for funding under the PPIP may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the PPIP. In addition, under the terms of the Legacy Securities Program, the U.S. Treasury has the right to cease funding of committed but undrawn equity capital and debt financing to a specific fund participating in the Legacy Securities Program in its sole discretion. Furthermore, on June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. On July 8, 2009, the Treasury announced that it will invest up to $30 billion in equity and debt issued by public-private investment funds, or PPIFs, established under the Legacy Securities Program. When the final terms and conditions are released, there is no assurance that the PPIP will provide a benefit to us. If we are unable to participate in or benefit from the PPIP, we may be limited in our ability to obtain capital and debt financing on similar terms and such actions may adversely affect our ability to purchase eligible assets and may otherwise affect expected returns on our assets.

We may not be able to acquire sufficient amounts of assets to obtain financing under the TALF and PPIP consistent with our investment strategy.

Assets to be used as collateral for TALF loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the TALF consistent with our investment strategy. In the Legacy Loans Program, eligible financial institutions must consult with the FDIC before offering an asset pool for sale and there is no assurance that a sufficient number of eligible financial institutions will be willing to participate as sellers in the Legacy Loans Program. Once an asset pool has been offered for sale by an eligible financial institution, the FDIC will determine the amount of leverage available to finance the purchase of the asset pool. There is no assurance that the amount of leverage available to finance the purchase of eligible assets will be acceptable to us. The asset pools will be purchased through a competitive auction conducted by the FDIC. The auction process may increase the price of these eligible asset pools. Even if we submit the highest bid on an eligible asset pool at a price that is acceptable to us, the selling financial institution may refuse to sell us the eligible asset pool at that price. These factors may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the Legacy Loans Program consistent with our investment strategy.

We will be dependent on the activities of our primary dealers.

To obtain TALF loans, we must execute a customer agreement with at least one primary dealer which will act on our behalf under the agreement with the FRBNY. The primary dealer will submit aggregate loan request amounts on behalf of its customers in the form and manner specified by the FRBNY. Each primary dealer is required to apply its internal customer identification program and due diligence procedures to each borrower and represent that each borrower is an eligible borrower for purposes of the TALF, and to provide the FRBNY with information sufficient to describe the dealer’s customer risk assessment methodology. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the FRBNY has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers.

Termination of a customer agreement may adversely affect our related TALF borrowings.

In certain circumstances, a primary dealer may have the right to terminate its customer agreement with respect to any TALF loans made through such primary dealer and force us to find another primary dealer with respect to such loans, transfer the loan to another eligible borrower under the TALF, or to repay the loan or surrender the collateral to the NY Fed. In such circumstances, we may not realize our anticipated return on the assets used as collateral for such TALF loans.

We may be adversely affected if one of our stockholders has been previously rejected for the TALF.

Primary dealers may require us to represent under our customer agreements with them that neither we nor any person that holds an ownership interest in us has previously had a loan request under the TALF rejected by the FRBNY. We may not be able to determine if one of our stockholders has previously had a loan request under the TALF rejected by the FRBNY. A failure to comply with this representation may expose us to liability to the primary dealer. An inability to make this representation and warranty may prevent us from participating in the TALF.

We will be subject to interest rate risk, which can adversely affect our net income.

We expect interest rates on fixed rate TALF loans will be set at a premium over the then-current three-year or five-year LIBOR swap rate. All CMBS TALF loans must be fixed rate loans. As a result, we may be exposed to (1) timing risk between the dates on which payments are received on assets financed through the TALF and the dates on which interest payments are due on the TALF loans and (2) asset/liability repricing risk, due to differences in the dates and indices on which floating rates on the financed assets and on the related TALF loans are reset.

Under certain conditions, we may be required to provide full recourse for TALF loans or to make indemnification payments.

To participate in the TALF, we must execute a customer agreement with a primary dealer authorizing it, among other things, to act as our agent under TALF and to act on our behalf under the agreement with the FRBNY and with The Bank of New York Mellon as administrator and as the FRBNY’s custodian of the CMBS. Under such agreements, we will be required to represent to the primary dealer and to the FRBNY that, among other things, we are an eligible borrower and that the CMBS that we pledge meet the TALF eligibility criteria. The FRBNY will have full recourse to us for repayment of the loan for any breach of these representations. Further, the FRBNY may have full recourse to us for repayment of a TALF loan if the eligibility criteria for collateral under the TALF are considered continuing requirements and the pledged collateral no longer satisfies such criteria. In addition, we will be required to pay to our primary dealers fees under the customer agreements and to indemnify our primary dealers for certain breaches under the customer agreements and to indemnify the FRBNY and its custodian for certain breaches under the agreement with the FRBNY. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our net income and our distributions to our stockholders, including any proceeds of this offering and the concurrent private placement that we have not yet invested in CMBS or distributed to our stockholders.

We may need to surrender eligible TALF assets to repay TALF loans at maturity.

Each TALF loan must be repaid within three to five years. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold or refinanced for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan or other default events occur and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from such sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

The terms and conditions of the TALF may change, which could adversely affect our investments.

The terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF and otherwise or our ability to obtain additional TALF financing. The TALF is scheduled to expire on December 31, 2009, unless extended. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected. We intend to enhance the returns on our commercial mortgage loan investments, especially loan originations, by securitizing the senior portion, expected to be equivalent to AAA-rated CMBS, while retaining the subordinate securities in our investment portfolio to the extent that TALF financing would be available for buyers of these AAA-rated CMBS. There can be no assurance that our intended securitizations would benefit from TALF financing for AAA-rated CMBS.

FRBNY consent is required to exercise our voting rights on the collateral.

As a requirement of the TALF, we must agree not to exercise or refrain from exercising any voting, consent or waiver rights under any TALF collateral without the consent of the FRBNY. During the continuance of a collateral enforcement event, the FRBNY will have the right to exercise voting rights in the collateral.

Our ability to receive the interest earnings on assets used as collateral for TALF loans may be limited, which could significantly reduce our anticipated returns and materially negatively impact our results of operations and our ability to make or sustain distributions to our stockholders.

Interest payments that are received from the assets used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us. To the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF Loan, the amount of such excess interest that will be distributed to us will be limited. For example, for a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal. For a three-year TALF loan for legacy CMBS, such net carry will be remitted to us in each loan year until it equals 30% per annum of the original haircut amount, with the remainder applied to the principal. Our ability to benefit from the excess interest could have a material adverse effect on our results of operation.

We may be required to use our earnings to keep the TALF loans current. If the interest on the collateral pledged to support a TALF loan is not sufficient to cover the interest payment on such loan, we will have a grace period of 30 days to make the interest payment. If the loan remains delinquent after the grace period, the FRBNY will enforce its rights to the collateral.

To the extent that proceeds from our TALF assets are received by the TALF custodian prior to the monthly date on which they are distributed to the borrowers, such proceeds will be held by the custodian and all interest earned on such proceeds will be retained by the FRBNY. If such proceeds were immediately distributed to the borrowers, the borrowers would be able to invest such proceeds in short-term investments and the income from such investments would be available to distribute to stockholders.

Our ability to transfer assets purchased using the TALF funding is restricted.

Our assets purchased using TALF funding will be pledged to the FRBNY as collateral for the TALF loans. If we sell or transfer any of these assets, we must either repay the related TALF loan or obtain the consent of the FRBNY to assign our obligations under the related TALF loan to the applicable assignee. The FRBNY in its discretion may restrict or prevent us from assigning our loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is December 31, 2009, unless extended by the Federal Reserve.

These restrictions may limit our ability to trade or otherwise dispose of our assets, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to stockholders.

Downgrades of legacy CMBS and/or changes in the rating methodology and assumptions for future CMBS issuances, may decrease the availability of the TALF to finance CMBS.

Recently a top-rating agency, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). The current TALF guidelines issued by the FRBNY indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS may limit substantially the availability of the TALF for legacy CMBS. Further, changes to the methodology and assumptions in rating CMBS by rating agencies, including S&P’s proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment-grade rating category.

Risks Related to Our Financing Strategy

To the extent we are able to obtain leverage, we expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments.

We may incur significant debt, if available, to finance the acquisition and origination of our investments with warehouse lines of credit, repurchase agreements, various types of securitizations and other borrowings. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss or be unavailable to us. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including liquidity and credit spreads. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more restrictive recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to you, funds available for our operations and for future business opportunities. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Short-term borrowing through repurchase agreements, bank credit facilities and warehouse facilities may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Any bank credit facilities and repurchase agreements that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

We may utilize bank credit facilities (including term loans and revolving facilities) and repurchase agreements to finance our assets if they become available on acceptable terms. In the event we utilize such financing arrangements, they would involve the risk that the market value of our assets pledged or sold by us to the provider of the bank credit facility or the repurchase agreement counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of bank credit facilities and repurchase agreement financing may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

There can be no assurance that we will be able to utilize bank credit facilities or repurchase agreements in the future on favorable terms, or at all. Furthermore, any bank or credit facility we enter into will be subject to conditions and covenants. To the extent we breach a covenant or cannot satisfy a condition, such facility may not be available to us, which could limit our ability to pursue our strategy.

Our use of repurchase agreements to finance our CMBS may give our lenders greater rights in the event that either we or a lender files for bankruptcy, including to repudiate our repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the FDIC, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur. Therefore, our use of repurchase agreements to finance our CMBS exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

If one or more of our Manager’s executive officers are no longer employed by our Manager, financial institutions providing any financing arrangements we may have may not provide future financing to us, which could materially and adversely affect us.

If financial institutions that we seek to finance our assets require that one or more of our Manager’s executive officers continue to serve in such capacity and if one or more of our Manager’s executive officers are no longer employed by our Manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings or for our future investments under such circumstances, we could be materially and adversely affected.

Lenders may require us to enter into restrictive covenants relating to our operations or otherwise may not provide us with financing, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Lenders may also fail to provide us with financing at all. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing our Manager as our manager. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

Our operating results will depend in large part on differences between the income from our assets, net of credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit our ability to make distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to leverage our capital through third party loans, which could hinder our ability to pay distributions and decrease the value of your investment.

Our policies do not limit us from incurring any level of debt. High debt levels could cause us to incur higher interest charges, higher debt service payments and could also be accompanied by restrictive covenants. If the loan’s interest rates floats, we will be subject to the risk that interest on the loan increases more rapidly than interest and profits earned from our investments. In the event of sudden and rapid changes in interest rates, we could incur a substantial loss if these interest rate risks are not properly hedged. If we default on our indebtedness, the lender may foreclose and we could lose some or all of our investments. In addition, recourse debt, which we reserve the right to obtain may subject other of our assets to risk of loss. These factors could limit the amount of distributions we pay out and could result in a decline in the value of your investment. No assurances can be given that we will be able to obtain debt facilities in amounts we desire or obtain alternative financing. In the absence of such debt facilities, the returns on our investments could be reduced.

The PPIFs in which we may acquire interests will operate independently of us and outside of our control, and may have interests that conflict with our interests.

We may invest a portion of our assets in interests in PPIFs which will be funded, operated and managed under arrangements that are separate from us and outside of our control. As a result, the PPIFs in which we may acquire interests may have higher risk tolerances or different risk assessments than what we or our stockholders might determine is reasonable. Decisions made by such PPIFs may be adverse to us and our stockholders.

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we will receive an opinion of DLA Piper LLP (US) with respect to our qualification as a REIT in connection with this offering of common stock. Stockholders should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of DLA Piper LLP (US) will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets, the sources of our income and the proposed operation of our business. The opinion will be expressed as of the date issued and will not cover subsequent periods. DLA Piper LLP (US) will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of DLA Piper LLP (US), and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by DLA Piper LLP (US). Our ability to satisfy the REIT asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the annual REIT gross income and quarterly REIT asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described herein. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, and were not entitled to relief under the Internal Revenue Code, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our net taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our net taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

The percentage of our assets represented by TRSs and the amount of our income that we can receive in the form of TRS dividends are subject to statutory limitations that could jeopardize our REIT qualification.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A significant portion of our activities may be conducted through one or more TRSs, and such TRSs may from time to time hold significant assets.

No more than 25% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs (at the end of each calendar quarter). While we intend to manage our affairs so as to satisfy this requirement, there can be no assurance that we will be able to do so in all market circumstances.

A TRS will be subject to U.S. federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us. We will receive distributions from TRSs which will be classified as dividend income to the extent of the earnings and profits of the distributing TRS. We may from time to time need a TRS to make distributions to us in order to keep the value of our TRSs below the 25% limitation discussed above. TRS dividends will generally qualify for purposes of the annual 95% REIT gross income test, but will not constitute qualifying income for purposes of the annual 75% REIT gross income test. While we will be monitoring our compliance with the income tests and the limitation on the percentage of our assets represented by TRS securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. That is, it is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRSs below 25% of our assets, but may be unable to do so without violating the 75% REIT gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our net taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Internal Revenue Code. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid incurring income and excise taxes.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Loans Program or other similar programs recently announced by the U.S. federal government. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification.

As a result, we may find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In particular, where we experience differences in timing between the recognition of taxable income and the actual receipt of cash, the requirement to distribute a substantial portion of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with REIT distribution requirements. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year following our first year. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value (or number of shares, whichever is more restrictive) of our outstanding common or capital stock. Our board may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. The ownership limits imposed by the REIT law are based upon direct or indirect ownership by “individuals,” but only during the last half of a taxable year. The ownership limits contained in our charter are based on the ownership at any time by any “person,” which term includes entities. These ownership limitations in our charter are common in REIT charters and are intended to assist us in complying with the REIT requirements under the Internal Revenue Code, and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See “U.S. Federal Income Tax Considerations – Taxation of the Company.” Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that generally applies to gains derived by a REIT from dealer property or inventory, we intend to hold some of our assets through our TRSs or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forgo otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our gross income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) may consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations – Taxation of the Company.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, such sales may adversely affect the trading price of our common stock.

Further, Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2008 and 2009, and it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We may enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made, unless we elect to accrue market discount on a current basis. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Similarly, some of the CMBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such CMBS will be made. If such CMBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to “excess inclusion” income derived from a taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the requirements of the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If our Operating Partnership failed to qualify as a partnership for U.S. federal income tax purposes, we could fail to qualify as a REIT and suffer other adverse consequences.

We believe that our Operating Partnership is organized and will be operated in a manner so as to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. As a partnership, it will not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, will be allocated its share of our Operating Partnership’s income. No assurance can be provided, however, that the IRS will not challenge its status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our Operating Partnership as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we could fail to meet the gross income tests and asset tests applicable to REITs and, accordingly, could cease to qualify as a REIT. Also, the failure of our Operating Partnership to qualify as a partnership would cause it to become subject to U.S. federal corporate income tax, which would reduce significantly the amount of its cash available for debt service and for distribution to its partners, including us. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Effect of Subsidiary Entities” for more information.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% REIT gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the REIT gross income tests. See “U.S. Federal Income Tax Considerations – Taxation of the Company.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common stock. The U.S. federal tax rules that affect REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury, which results in statutory changes as well as frequent revisions to U.S. Treasury regulations and interpretations. Revisions in U.S. federal tax laws and interpretations thereof could cause us to change our investments and commitments, which could also affect the tax considerations of an investment in our common stock.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	changes in economic conditions generally, changes in our industry and changes in the commercial finance and the real estate markets specifically;

•	use of proceeds of this offering;

•	our business and investment strategy;

•	our projected operating results;

•

actions and initiatives of the U.S. government, including the establishment of the TALF and the PPIP, and changes to U.S. government policies and execution and impact of these actions, initiatives and policies;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	financing and advance rates for our target assets;

•	our expected leverage;

•	our expected target assets and the general volatility of the markets for our target assets;

•	interest rate mismatches between our target assets and our borrowings used to fund such investments;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, and similar matters;

•	our ability to maintain our qualification as a REIT;

•	our ability to maintain our exemption from registration under the Investment Company Act;

•	availability of investment opportunities in our target assets;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	our dependence on our Manager and inability to find a suitable replacement in a timely manner, or at all, if we or our Manager were to terminate the management agreement; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us.

Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We are offering shares of our common stock at the anticipated public offering price of $             per share. We estimate that the net proceeds we will receive from this offering will be approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million (or, if the underwriters exercise their option in full, approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million).

We will transfer all of the net proceeds of this offering to our Operating Partnership as a capital contribution in the amount of the gross offering proceeds received from stockholders and receive a number of OP units equal to the number of shares of common stock issued to stockholders. We plan to use substantially all the net proceeds from this offering to acquire investments in a manner consistent with our investment strategies and investment guidelines described in this prospectus. See “Our Business.” We intend to focus primarily on originating, acquiring and managing whole mortgage loans and subordinated debt. We may also use the net proceeds from this offering to invest in assets other than our target assets, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the Investment Company Act as described in this prospectus. Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering in interest-bearing short-term investments, including U.S. treasury securities or a money market account, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. These investments are expected to provide a lower net return than we will seek to achieve from our target assets.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including capital gains. For more information, please see “U.S. Federal Income Tax Considerations.” We generally intend over time to pay quarterly distributions in an amount not less than our taxable income. However, because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. Therefore, although we anticipate initially making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets.

To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We generally will not be required to make distributions with respect to activities conducted through a TRS. For more information, see “U.S. Federal Income Tax Considerations.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. Dividends and other distributions made by us will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and other factors described below. We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any dividends or other distributions we pay in the future will depend upon our actual results of operations, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For a more complete discussion of the tax treatment of distributions to holders of shares of our common stock, see “U.S. Federal Income Tax Considerations.”

We intend to make our distributions from cash flow and generally do not intend to distribute proceeds from our investments at maturity or if an investment is sold or otherwise disposed of. We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital. Although we intend to pay all distributions in cash, our board of directors may, in its discretion, make a portion of our distributions in shares of our common stock.

CAPITALIZATION

The following table sets forth (1) our actual capitalization at July 21, 2009 and (2) our capitalization as adjusted to reflect the sale of              shares of our common stock in this offering at an assumed public offering price of $             per share after deducting underwriting discounts and commissions and estimated organizational and offering expenses payable by us. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of July 21, 2009
	Actual	As Adjusted(1)
Stockholder’s Equity:
Common stock, par value $0.001 per share; 1,000,000 shares authorized, and 1,000 shares issued and outstanding, actual and shares authorized, issued and outstanding, as adjusted	$1	$
Additional paid-in-capital	$999

Total stockholder’s equity	$1,000	$

(1)	Excludes (i) up to shares issuable upon exercise of the underwriters’ option and (ii) shares available for issuance in the future under our equity incentive plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Forward-Looking Statements,” “Our Business” and our audited balance sheet as of July 21, 2009, and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a newly organized commercial real estate finance corporation that will originate, acquire and manage a diversified portfolio of primarily whole mortgage loans and subordinated debt secured by U.S. commercial real estate. We intend to originate directly a substantial majority of these investments.

Our primary objective is to capitalize on the lack of debt capital available in the commercial real estate markets by focusing on the direct origination of commercial real estate debt and holding these positions to maturity. We believe that current market conditions present a compelling opportunity for us to selectively originate high-quality loans on desirable terms and that these conditions will endure for a number of years. We will seek to maximize attractive risk-adjusted returns for our stockholders by originating, acquiring and managing a diversified portfolio of our target assets, which we expect will generate stable cash flow and capital appreciation over the long term. We intend to diversify our portfolio across borrower type, geography, property sector and investment risk.

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is a wholly owned subsidiary of Transwestern and was formed in 2006 to manage Transwestern’s debt origination and investment management business. Our Manager has an established debt origination and investment management platform that is led by a team of experienced executive officers. Four out of five of our Manager’s executive officers have worked together for an average of 18 years and such executive officers have collectively originated approximately $2.1 billion of senior loans and approximately $1.1 billion of mezzanine loans as well as other debt investments, including B-notes, construction loans and preferred equity since 1998. Our Manager currently manages two subordinated debt funds established by Transwestern.

We have not identified any potential investments and will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership. We are the sole general partner and our wholly-owned subsidiary is the sole limited partner of the Operating Partnership.

Factors Impacting Our Operating Results

We expect that the results of our operations will be affected by a number of factors and will depend primarily on, among other things, the ability of the borrowers of our capital to service their debt as it is due and payable and our ability to actively and effectively service any sub-performing and non-performing loans we may have from time to time in our portfolio. Our net interest income, which may include the amortization of purchase premiums and the accretion of purchase discounts, varies primarily as a result of changes in market interest rates, prepayment rates on our mortgage loans, prepayment speeds and the ability of our borrowers to make scheduled interest payments. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, credit worthiness of our borrowers, competition and other factors, none of which can be predicted with any certainty. Our operating results also may be impacted by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are held directly by us or that are included in our CMBS.

Changes in Market Interest Rates

With respect to our proposed business operations, increases in interest rates, in general, may over time cause:

•	the value of the assets in our portfolio to decline;

•	to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase;

•	coupons on our floating and adjustable-rate mortgage loans to reset to higher interest rates; and

•	to the extent we use leverage to finance our assets, the interest expense associated with our borrowings to increase.

Conversely, decreases in interest rates, in general, may over time cause:

•	the value of the assets in our portfolio to increase;

•	to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease;

•	coupons on our floating and adjustable-rate mortgage loans to reset to lower interest rates; and

•	to the extent we use leverage to finance our assets, the interest expense associated with our borrowings to decrease.

Credit Risk

One objective of our strategy is to minimize credit losses and financing costs. However, we expect to be subject to varying degrees of credit risk in connection with our investments. Our Manager will seek to mitigate this risk by seeking to acquire high quality assets at appropriate prices given anticipated and unanticipated losses and by deploying a comprehensive review and asset selection process and by careful ongoing monitoring of acquired assets. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Size of Investment Portfolio

The size of our portfolio of assets, as measured by the aggregate principal balance of our whole mortgage loans and subordinated debt and the other assets we own, is also a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we earn increases. However, a larger portfolio may result in increased expenses to the extent that we incur additional interest expense to finance the purchase of our assets.

Market Conditions

We believe that market conditions will impact our operating results and will cause us to adjust our investment and financing strategies over time as new opportunities emerge and risk profiles of our business change. In addition, changes in government programs, including delayed implementation or termination of programs intended to finance the acquisition of our target assets, could impact our ability to acquire our target assets. Except as set forth above, we are not aware of any material trends or uncertainties, other than national economic conditions affecting commercial real estate loans, CMBS and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Changes in Fair Value of Our Assets

It is our business strategy to hold our investments as long-term investments. As such, we expect that most of our CMBS will be carried at their fair value, with changes in fair value recorded through accumulated other comprehensive income (loss), a component of stockholders’ equity, rather than through earnings. As a result, we do not expect that changes in the market value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for “other-than-temporary” impairment. A change in our ability and/or intent to continue to hold any of our assets could result in our recognizing an impairment charge or realizing losses upon the sale of such investments.

Critical Accounting Policies

Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties.

In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on our expectation of the nature of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made, based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Basis of Presentation

Our consolidated balance sheet will include the accounts of our company and the Operating Partnership and will be prepared in accordance with GAAP. All significant intercompany balances will be eliminated in consolidation. We will consolidate subsidiaries in which we hold, directly or indirectly, more than 50% of the voting rights or where we exercise control. We will follow the equity method of accounting for joint ventures and investments in associated companies in which we hold between 20% and 50% of the voting rights and/or have significant influence. We also will evaluate our investments in all entities to determine if we have primary beneficial interests in any entities deemed to be variable interest entities, or VIEs.

Use of Estimates

We will make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements to prepare consolidated financial statements in conformity with GAAP. These estimates and assumptions will be based on management’s best estimates and judgment. Management will evaluate its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Risks and Uncertainties

In the normal course of business, we will encounter primarily two significant types of economic risk: credit risk and market risk. Credit risk is the risk of default on our loans and securities or derivative instruments that results from a borrower’s or derivative counterparty’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in loans and securities or derivative instruments due to changes in interest rates or other market factors, including the value of the collateral underlying loans and securities held by us.

Loans Held-for-Investment

Loans held-for-investment will be stated at the principal amount outstanding, net of deferred loan fees and costs. We expect that interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term. Net deferred loan fees and origination and acquisition costs will be recognized in interest income over the loan term as yield adjustment. We may purchase loans held-for-investment at a discount to face value where, at the acquisition date, we expect to collect less than the contractual amounts due under the terms of the loan based, at least in part, on our assessment of the credit quality of the borrower. Loans acquired in a transfer are initially measured at fair value (in the aggregate, presumptively the price paid).

Allowance for Loan Losses

For loans classified as held-for-investment, we will evaluate the loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan or, for loans acquired at a discount to face value, when it is deemed probable that we will not be able to collect all amounts estimated to be collected at the time of acquisition. Impairment will then be measured based on the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will establish a reserve for loan losses and a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Loans Held-for-Sale

Loans classified as held-for-sale will be recorded at the lower of amortized cost or fair value. We will determine fair value of loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, we will consider other factors in estimating fair value, including modeled valuations using assumptions management believes a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of a loan classified as held-for-sale, we will record a valuation allowance to write the loan down to fair value, with a corresponding charge to net income.

Classification of Investment Securities

Our CMBS investments will be classified as either available-for-sale or held-to-maturity. As such, we expect that our CMBS classified as available-for-sale will be carried at their fair value with changes in fair value recorded through accumulated other comprehensive income/ (loss), a component of stockholders’ equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings. CMBS assets held for investment will be stated at their amortized cost, net of deferred fees and costs with income recognized using the effective interest method.

When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent to retain our investment in the security, or whether it is more likely than not we will be required to sell the security before its anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Fair Value Option

Entities are permitted to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. We do not anticipate that we will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

Valuation of Financial Instruments

GAAP establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. Market based or observable inputs are the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy under GAAP are described below:

Level I – Quoted prices in active markets for identical assets or liabilities.

Level II – Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III – Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will fall in Level III in the valuation hierarchy.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Investment Consolidation

For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. In VIEs, an entity is subject to consolidation if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses.

Interest Income Recognition

We expect that interest income on our mortgage loans and AAA rated CMBS will be accrued based on the actual coupon rate and the outstanding principal balance of such assets. Premiums and discounts will be amortized or accreted into interest income over the lives of the assets using the effective yield method, as adjusted for actual prepayments.

Cash flows from a security will be estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

For whole loans purchased at a discount, we will limit the yield that may be accreted (accretable yield) for accounting purposes to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. The excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) will not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally will be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected will be recognized as impairment.

Hedging Instruments and Hedging Activities

We will recognize all derivatives as either assets or liabilities in the balance sheets and will measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income. Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value, obtaining quotations from a third party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Securitization Accounting

We may periodically enter into transactions in which we sell financial assets, such as commercial mortgage loans, CMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale - legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control - an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be accounted for as either a “sale” and the loans will be removed from our balance sheet or as a “financing” and will be classified as “securitized loans” on our balance sheet, depending upon the structure of the securitization transaction. This may require us to exercise significant judgment in determining whether a transaction should be recorded as a “sale” or a “financing.”

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2009. As a REIT, we generally will not be subject to U.S. federal income tax to the extent we distribute our net taxable income to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our net taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

Recent Accounting Pronouncements

In October 2008, the FASB issued FASB Staff Position 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”), in response to the deterioration of the credit markets. This FSP provides guidance clarifying how SFAS No. 157 should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS No. 157, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data does not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP 157-3 is effective upon issuance including prior periods for which financial statements have not been issued. We will apply the guidance in FSP 157-3 in determining the fair value of our financial instruments.

On October 3, 2008, the Emergency Economic Stabilization Act of 2008, or EESA, was signed into law. Section 133 of the EESA mandated that the SEC conduct a study on mark-to-market accounting standards. The SEC provided its study to the U.S. Congress on December 30, 2008. Part of the recommendations within the study indicated that “fair value requirements should be improved through development of application and best practices guidance for determining fair value in illiquid or inactive markets.” As a result of this study and the recommendations therein, on April 9, 2009, the FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP 157-4”). FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value in accordance with SFAS No. 157. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. We will apply the guidance in FSP 157-4 in determining the fair value of our financial instruments.

Additionally, in conjunction with FSP 157-4, the FASB issued FSP 115-2 and FSP 124-2, “Recognition and Presentation of Other than Temporary Impairments.” The objective of the new guidance is to make impairment guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments, or OTTI, on debt and equity securities in financial statements. This, too, was as a result of the SEC mark-to-market study mandated under the EESA. The SEC’s recommendation was to “evaluate the need for modifications (or the elimination) of current OTTI guidance to provide for a more uniform system of impairment testing standards for financial instruments.” The new guidance revises the OTTI evaluation methodology. Previously the analytical focus was on whether the entity had the “intent and ability to retain its investment in the debt security for a period of time sufficient to allow for any anticipated recovery in fair value.” Now the focus is on whether the entity has the “intent to sell the debt security or, more likely than not, will be required to sell the debt security before its anticipated recovery.” Further, the security is analyzed for credit loss (the difference between the present value of cash flows expected to be collected and the amortized cost basis). If the company does not intend to sell the debt security, nor will be required to sell the debt security prior to its anticipated recovery, the credit loss, if any, will be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in other comprehensive income. If the company intends to sell the security, or will be required to sell the security before its anticipated recovery, the full OTTI will be recognized in the statement of earnings. We will consider the guidance in evaluating our investments for OTTI.

In January 2009, FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20” (“FSP EITF 99-20-1”), was issued in an effort to provide a more consistent determination on whether OTTI has occurred for certain beneficial interests in securitized financial assets. OTTI has occurred if there has been an adverse change in future estimated cash flow and its impact reflected in current earnings. The determination cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. For debt securities that are not within the scope of FSP EITF 99-20-1, SFAS No. 115 continues to apply. The objective of OTTI analysis is to determine whether it is probable that the holder will realize some portion of the unrealized loss on an impaired security. Factors to consider when making an OTTI decision include information about past events, current conditions, reasonable and supportable forecasts, remaining payment terms, financial condition of the issuer, expected defaults, value of underlying collateral, industry analysis, sector credit rating, credit enhancement, and financial condition of guarantor. We anticipate that our non-agency CMBS assets will fall under the guidance of FSP EITF 99-20-1 and as such we will assess each security for OTTI in accordance with its guidance.

Results of Operations

We were formed on July 16, 2009 and, as of the date of this prospectus, we have not commenced operations. We expect to use substantially all of the net proceeds from this offering to originate, acquire and manage a diversified portfolio of primarily whole mortgage loans and subordinated debt secured by U.S. commercial real estate. We intend to originate the substantial majority of our investments directly.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to originate and acquire whole mortgage loans and subordinated debt and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments, we have not incurred any debt and our total assets consist of $1,000 cash. For information regarding the anticipated use of proceeds from this offering, see “Use of Proceeds.”

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. These payments will include payments to our Manager for reimbursement of certain organization and offering expenses. The management agreement has a three-year term but may be renewed for an unlimited number of successive one-year periods subject to the approval of our board of directors.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2009. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our net taxable income, excluding net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT qualification depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare and pay distributions on a quarterly basis.

Our short-term financing will initially include the net proceeds of this offering. However, subject to maintaining our qualification as a REIT and our Investment Company Act exemption for purposes of our long-term liquidity, we may use a number of sources to finance our assets, including government financing (such as TALF), securitizations and warehouse facilities. We also may invest in a number of our assets through co-investments with other investment vehicles managed by affiliates of our Manager and/or other third parties, which may allow us to pool capital to access larger transactions and diversify investment exposure. For more information about the conflicts of interest that may arise in connection with these co-investments, see “Certain Relationships and Related Transactions.”

The Term Asset-Backed Securities Loan Facility

Under the TALF, the FRBNY, makes non-recourse loans to borrowers to fund their purchase of asset backed securities, or ABS, collateralized by certain eligible assets, which initially excluded CMBS or residential mortgage-backed securities, or RMBS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include (i) CMBS and (ii) non-agency RMBS. On May 1, 2009, the Federal Reserve provided more of the details as to how the TALF will be expanded to include CMBS and explained that, beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of CMBS created on or after January 1, 2009. On May 19, 2009, the Federal Reserve announced that, starting in July 2009, certain high-quality CMBS issued before January 1, 2009, or legacy CMBS, would become eligible collateral under the TALF. However, the FRBNY may limit the volume of TALF loans secured by legacy CMBS and is in the process of establishing other requirements that will apply to legacy CMBS.

We believe that the expansion of the TALF to include highly rated newly issued and legacy CMBS may provide us with attractively priced limited-recourse term borrowings that we could use to purchase CMBS that are eligible for funding under this program. However, there can be no assurance we will be able to utilize the TALF to finance the acquisition of newly issued or legacy CMBS or that the financing terms will be attractive.

The Public-Private Investment Program

The PPIP is composed of two programs, the Legacy Loans Program and the Legacy Securities Program. As proposed, PPIFs under the Legacy Loans Program will be established to purchase troubled loans from insured depository institutions and PPIFs under the Legacy Securities Program will be established to purchase legacy non-agency RMBS and newly issued AAA-rated CMBS and legacy CMBS that were originally AAA-rated and issued prior to 2009. The U.S. Treasury has chosen a limited number of pre-qualified fund managers to form PPIFs for the Legacy Securities Program based upon over 100 applications for pre-qualification of fund managers submitted in April of 2009. The launch of the Legacy Loans Programs has been postponed, and the FDIC has yet to announce a target operational date for the asset sales under the Legacy Loans Program. If available, Legacy Loan PPIFs will have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. Treasury or the FDIC. If our Manager deems appropriate, we may seek to invest in Legacy Loans PPIFs and Legacy Securities PPIFs established and managed by unaffiliated third parties. If we do seek to invest in the PPIFs, our participation will be conducted in a manner consistent with our investment strategy and investment guidelines, including maintaining our REIT qualification and our Investment Company Act exemption.

Securitizations

In the future, we may seek to utilize non-recourse long-term securitizations of our investments in whole mortgage loans, especially loan originations, if and when they become available and to the extent consistent with the maintenance of our REIT qualification and exemption from the Investment Company Act in order to generate cash for funding new investments. This would involve conveying a pool of assets to a special purpose vehicle (or the issuing entity), which would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds on the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. We may seek to utilize non-recourse long-term securitizations in the future, and such structures may expose us to risks, which could result in losses to us.

Warehouse Facilities

We may use warehouse facilities as a source of short-term financing for our assets. Warehouse facilities are typically lines of credit from commercial and investment banks that can be drawn upon to fund the acquisition of assets. Warehouse facilities are typically collateralized loans made to investors who invest in loans and securities that in turn pledge the resulting loans and securities to the warehouse lender. Third party custodians, usually large banks, typically hold the loans and securities funded with the warehouse facility borrowings, including the loans, securities, notes, mortgages and other important loan documentation, for the benefit of the lender who is deemed to own the loans and securities and, if there is a default under the warehouse line, for the benefit of the warehouse lender. Any warehouse facilities that we may obtain in the future may limit our ability to acquire assets, and we may incur losses if the collateral is liquidated.

Other Potential Sources of Financing

In the future, we may also use other sources of financing to fund the acquisition of our target assets, including secured and unsecured forms of borrowing. We may also seek to raise further equity capital or issue debt securities in order to fund our future investments.

Contractual Obligations and Commitments

We had no contractual obligations as of July 21, 2009, although subsequently we have incurred certain organization and offering expenses. Concurrently with the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses. See “Our Manager and the Management Agreement.” Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

Distribution Policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including capital gains. For more information, see “U.S. Federal Income Tax Considerations.” We generally intend over time to pay quarterly distributions in an amount not less than our net taxable income. However, because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. Therefore, although we anticipate initially making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets. We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital. Although we intend to pay all distributions in cash, our board of directors may, in its discretion, make a portion of our distributions in shares of our common stock.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors may influence our performance more so than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Furthermore, our financial statements will be prepared in accordance with GAAP and any distributions we may make to our stockholders will be determined by our board of directors primarily based on our taxable income and, in each case, our activities and balance sheet will be measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

Through our investment strategy we will seek to limit our credit losses and reduce our financing costs. However, we retain the risk of potential credit losses on all of the commercial mortgage loans, other real-estate related debt investments, and the mortgage loans underlying the CMBS we may acquire. We seek to manage this risk through our pre-acquisition due diligence process and through use of non-recourse financing, when and where available and appropriate, on a risk adjusted basis which limits our exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing.

In addition, with respect to any particular target asset, our Manager evaluates, among other things, relative valuation, comparable analysis, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral.

Interest Rate Hedging

Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek on one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand to help us achieve our risk management objective. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying income generally must not exceed 5% of our annual gross income.

We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaps, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by interest rate fluctuations. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager’s expertise to manage these risks on our behalf.

The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a TRS.

Prepayment Risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As we receive prepayments of principal on our assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Extension Risk

Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the mortgages. In general, when we acquire a fixed-rate, adjustable-rate or hybrid CMBS, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid fixed-rate assets would remain fixed. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk Management

Risk management is an integral component of our strategy to deliver returns to our stockholders. Because we will invest in commercial real estate mortgage loans and other debt investments including CMBS, investment losses from prepayments, defaults, interest rate volatility or other risks can meaningfully reduce or eliminate funds available for distribution to our stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margin will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To minimize the risks to our portfolio, we will employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations. There can be no guarantee that these processes will protect us from market risks.

OUR BUSINESS

Our Company

We are a newly organized commercial real estate finance corporation that will originate, acquire and manage a diversified portfolio of primarily whole mortgage loans and subordinated debt secured by U.S. commercial real estate. We intend to originate directly a substantial majority of these investments.

Our primary objective is to capitalize on the lack of debt capital available in the commercial real estate markets by focusing on the direct origination of commercial real estate debt and holding these positions to maturity. We believe that current market conditions present a compelling opportunity for us to selectively originate high-quality loans on desirable terms and that these conditions will endure for a number of years. We will seek to maximize attractive risk-adjusted returns for our stockholders by originating, acquiring and managing a diversified portfolio of our target assets, which we expect will generate stable cash flow and capital appreciation over the long term. We intend to diversify our portfolio across borrower type, geography, property sector and investment risk.

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is a wholly owned subsidiary of Transwestern and was formed in 2006 to manage Transwestern’s debt origination and investment management business. Our Manager has an established debt origination and investment management platform that is led by a team of experienced executive officers who have collectively originated approximately $2.1 billion of senior loans and approximately $1.1 billion of mezzanine loans as well as other debt investments, including B-notes, construction loans and preferred equity since 1998. Our Manager currently manages two subordinated debt funds established by Transwestern.

Our Manager will draw on the transaction, investment, asset management and capital markets expertise of Transwestern, a privately-held real estate firm co-founded by Stephen R. Quazzo, our executive chairman, and Robert D. Duncan in 1996. Transwestern has established 12 private institutional real estate investment funds, three of which are subordinated debt funds, totaling nearly $4 billion in equity capital commitments and approximately $11 billion of gross investments. These funds have invested in most major sectors of commercial real estate. The subordinated debt funds have invested primarily in subordinated debt as defined within our target assets.

We have the exclusive right to invest in whole mortgage loans originated by our Manager or Transwestern. Transwestern has agreed that it will not establish or manage an investment vehicle that may invest a material portion of its assets in any of our target assets for so long as the management agreement is in effect, unless a majority of our independent directors otherwise approves. However, Transwestern may establish or manage an investment vehicle that invests primarily in subordinated debt or CMBS if we have the right to invest at least 50% of the capital required for any such proposed investment on a pari passu basis, unless a majority of our independent directors approve a lower co-investment percentage. We expect substantially all of our subordinated debt investments to be made with a Transwestern managed subordinated debt fund.

We have not identified any potential investments and will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to our stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act. We plan to own substantially all of our assets and conduct our operations through our Operating Partnership. We are the sole general partner and our wholly-owned subsidiary is the sole limited partner of the Operating Partnership.

Our Competitive Strengths

We believe we distinguish ourselves from our competitors through the following competitive strengths:

Significant Benefits from our Relationship with Transwestern. Through our Manager, we have access to Transwestern, a leading real estate private equity firm that has raised nearly $4 billion of equity capital from institutions and high net worth individuals since its inception in 1996 and has established 12 private institutional real estate investment funds, including three subordinated debt funds. We will benefit from Transwestern’s transaction expertise, market intelligence, long-standing relationships and asset management and capital markets capabilities. Transwestern has a vertically integrated platform that consists of a diversified team of real estate professionals that have knowledge and experience in all aspects of commercial real estate investment and management, including development and redevelopment, leasing, property management, finance, investment, valuation, and asset management. Transwestern employs over 75 full-time employees which are available to provide assistance to our Manager with sourcing, due diligence, asset and portfolio management, in-house loan servicing and accounting services. Over its 13-year history, Transwestern has established an expansive network of relationships with leading property owners, real estate principals and financial institutions which provides us with additional sources of deal flow and market intelligence. Transwestern’s dedicated asset management team of nine senior professionals oversees more than $5 billion in real estate assets based on gross investment. Transwestern’s in-house capital markets team has obtained over $10 billion in debt commitments since 1996 and, additionally, is experienced in evaluating problem loan situations, developing restructuring plans and overseeing real estate owned properties.

Established Debt Origination Platform and Proprietary Deal Flow. Our Manager was formed in 2006 to assume sole responsibility for Transwestern-established subordinated debt funds. Prior to our Manager’s formation, its core origination and management team worked together at MONY Realty, including on two subordinated debt funds established by Transwestern and MONY Realty. Four out of five of our Manager’s executive officers have originated approximately $2.1 billion of senior loans and approximately $1.1 billion of mezzanine loans as well as other debt investments, including B-notes, construction loans and preferred equity since 1998. Our Manager has 13 full-time employees located in Atlanta, Chicago, Denver, and New York, and Transwestern has an additional office in Los Angeles. Our Manager’s broad geographic footprint has allowed its origination team to target different regions of the country and develop an expansive network of local relationships to source investment opportunities. Our Manager’s network, local market presence, and synergy with Transwestern provides multiple channels of deal flow including: (i) a long list of existing and past borrowers; (ii) established relationships with national and regional mortgage brokers; (iii) directly-sourced transactions originated through Transwestern equity investment initiatives; and (iv) long-standing relationships with major financial institutions that Transwestern has cultivated as an equity investor and substantial borrower.

Experienced Managers; Continuity of Management. Our executive management team has an average of 24 years of real estate investment experience and have worked together for an average of ten years. Our Manager’s executive officers have an average of 23 years of real estate experience. Four out of five of our Manager’s executive officers have worked together for an average of 18 years, primarily at MONY Realty where they managed a series of separate and general accounts. Additionally, all investment decisions must be approved unanimously by the Investment Committee, which will initially be composed of Stephen R. Quazzo, Thomas M. McCahill, Jeffrey L. Johnson, and Douglas W. Lyons. Collectively, these four individuals have an average of 25 years of real estate investing experience. For more information about our executive officers and our Manager’s officers, see “Our Management – Executive Officers and Directors” and “Our Manager and the Management Agreement – Executive Officers of Our Manager.” We believe the extensive real estate investment experience of our core decision makers, and the continuity of their service together, will allow us to quickly and efficiently execute opportunities we deem desirable.

Equity Investor Approach to Underwriting. Our Manager is able to draw on Transwestern’s principal investment expertise to support its underwriting, due diligence and assessment of risks involved with our debt investments. Transwestern’s experience as an equity investor allows it to form an independent judgment of underlying property values as opposed to relying primarily on recent sales or financing transactions. Transwestern looks behind the assumptions driving market prices and critically evaluates whether markets are undervaluing or overvaluing real estate assets. We believe this approach to underwriting will allow us to mitigate the risk of loss and to assure that we are compensated appropriately for risks we do accept.

Diversified Portfolio with No Legacy Assets. We intend to diversify our portfolio across borrower type, geography, property sector and investment risk to generate stable cash flow and achieve attractive risk-adjusted returns for our stockholders. We do not have a legacy portfolio of lower-return or problem real estate assets that could dilute returns to our stockholders. Our portfolio of target assets will consist of newly originated debt investments and existing debt investments acquired based on current market pricing and underwriting assumptions. Therefore, we will not have any adverse credit exposure to, and our performance will not be negatively impacted by, assets originated or purchased by us prior to this offering.

Alignment of Interests. We have structured our management agreement with a view towards maximizing returns for our stockholders and closely aligning our interests with those of our Manager. Our Manager will not charge a base management fee until                 , 2010. Thereafter, until the first anniversary of the closing of this offering, the base management fee will be reduced for equity capital not invested in our target assets or non-core assets to limit the dilutive effects to our stockholders. In addition, our Manager will have the opportunity to earn an incentive fee if it exceeds specified performance thresholds representing a return to our stockholders.

Market Opportunities

We believe that, as a result of the substantial decline in the number and activity levels of commercial real estate lenders and a general re-pricing of risk for commercial real estate assets, there is an opportunity for us to achieve attractive risk-adjusted returns originating new whole mortgage loans and subordinated debt secured by high-quality U.S. commercial properties. We expect this opportunity to endure for a number of years. In addition, we anticipate that, in the near term, there will be considerable opportunities for us to acquire discounted loans at attractive terms.

According to the Federal Reserve, the volume of commercial mortgage debt outstanding grew from approximately $1.6 trillion in 2000 to nearly $3.5 trillion as of March 2009.

This growth was driven in part by inexpensive credit that contributed to a rapid appreciation in asset prices for commercial real estate and reduced capitalization rates to near historic lows. Starting in early 2007, massive credit deterioration in the subprime residential mortgage market prompted a re-evaluation of credit standards across debt markets, including commercial real estate, and led to investors requiring higher rates of return.

Federal Reserve Loan Officer Survey–Underwriting Standards

As of June 30, 2009

Source: Federal Reserve

As a result of these developments, significant volume of loans remained on the balance sheets of commercial real estate lenders at the time and lenders were forced to sell these loans at a loss or hold them for investment. Both alternatives impaired lenders’ ability to originate new loans, in some cases by driving established firms out of business. We believe that many of the surviving institutions will not increase their commercial real estate lending activity for the foreseeable future. In addition, the CMBS market, which had accounted for a significant source of capital for commercial real estate debt, collapsed and CMBS issuances fell from $240 billion in 2007 to $12 billion in 2008. This has only served to exacerbate the shortage of mortgage capital.

CMBS Issuance Volumes

As of June 30, 2009

Source: Commercial Mortgage Alert

This dislocation in the commercial real estate market has led to lenders tightening underwriting standards and has caused a dramatic rise in the cost of debt capital, as illustrated by the extremely high spreads investors in CMBS securities are currently demanding relative to comparable term swaps.

Historical 10 Year AAA CMBS Spread over Swaps

As of July 22, 2009

Source: Commercial Mortgage Alert

While the premium commercial real estate lenders can charge should eventually return to more normalized levels, we believe the long-term opportunity to originate commercial real estate debt and help fill the void created by the broad pullback in the real estate capital markets is compelling. As of March 31, 2009, over $1.4 trillion of CMBS and commercial mortgage loans held by insurance companies or banks will mature through December 31, 2012.

Commercial Mortgage Debt Annual Maturities

Source: Commercial Mortgage Alert

Well-capitalized, experienced lenders will be in a position to selectively originate new loans with strong credit fundamentals that are secured by high-quality assets and offer attractive risk-adjusted returns.

Our Investment Strategy

Our primary objective is to capitalize on the lack of debt capital available in the commercial real estate markets by focusing on the direct origination of commercial real estate debt and holding these positions to maturity. We will seek to maximize attractive risk-adjusted returns for our stockholders by originating, acquiring and managing a diversified portfolio of our target assets, which we expect will generate stable cash flow and capital appreciation over the long term. Our investment strategy may include, without limitation, the following:

•	seeking to capitalize on the real estate debt opportunities created by the dislocation in the commercial real estate and capital markets;

•

leveraging knowledge of real estate fundamentals and disciplined underwriting standards to identify attractive investments and structure debt investments that minimize risk of loss to the extent practical;

•	originating loans that target experienced borrowers with well-conceived projects, a reputation for success based on past performance, and significant invested equity;

•

seeking to acquire real estate debt which we believe to be undervalued or distressed debt, non-performing real estate loans and real estate securities which we believe we could successfully restructure;

•

structuring transactions with a prudent amount of leverage, if any, that reflects the risk of the underlying asset’s cash flows, attempting to match the rate and duration of financing with the underlying asset’s cash flows, including the use of hedges as appropriate; and

•	seeking to take advantage of U.S. federal government programs and financing, if available.

In implementing our investment strategy, we will utilize our Manager’s and Transwestern’s expertise in identifying attractive investment opportunities within our target assets, as well as leverage its sourcing, underwriting, asset management, portfolio management and disposition capabilities. Our Manager has experience originating and managing debt investments across various positions in the capital stack and leverages its broad network of relationships to source opportunities.

The Investment Committee will approve investment, financing, asset management and disposition decisions on our behalf subject to the supervision of our board of directors. Approval of our board of directors is required for all investments over $50 million. We expect that these decisions will generally be based upon factors such as the current and future economic environment, real estate fundamentals, property valuations and cash flows, and creditworthiness of borrowers. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act.

Although we believe that there are attractive risk-adjusted opportunities currently in the market, we may alter our investment strategy over time to take advantage of changing economic conditions. Our investment strategy may be amended if recommended by our Manager and approved by our board of directors, but without the approval of our stockholders. By leveraging our competitive strengths, we intend to diversify our portfolio across borrower type, geography, property sector and investment risk in order to generate stable cash flow and achieve attractive risk-adjusted returns for our stockholders.

Our Target Assets

We intend to originate and acquire primarily whole mortgage loans and subordinated debt. We intend to originate, underwrite and structure the substantial majority of these investments. To a lesser extent, we may acquire debt investments in secondary market transactions. We will target markets where we have a view on the expected cyclical recovery as well as expertise in the real estate collateral underlying the assets being acquired.

Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. We intend to structure a portfolio consisting of (i) high quality, well located assets; (ii) reputable borrowers with the financial capacity to continue investing in assets; and/or (iii) structural transaction support including guarantees from the borrower, cross-collateralization, and other forms of credit enhancement. Our target assets will be primarily U.S. investments.

The target assets are described in more detail below:

Commercial Whole Mortgage Loans

We expect that commercial whole mortgage loans will be one of our primary target assets. Commercial whole mortgage loans are mortgage loans secured by a first priority lien on commercial properties, such as office, industrial, retail, hotel, apartment, and mixed-use properties. These loans generally have maturity dates ranging from three to ten years and may have either fixed or floating interest rates. We intend to originate or acquire whole mortgage loans structured to permit us (i) to retain the entire loan, (ii) to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinated investment (or vice-versa) or (iii) to securitize all or a portion of the loan. In general, we expect these loans to be high-quality loans with low loan-to-value ratios secured by commercial properties.

Origination of Whole Mortgage Loans. We believe that our Manager will originate the majority of our whole mortgage loan investments directly. Our Manager will pass through to us all origination fees charged in connection with such investments. For this reason, we expect to earn a higher return on these investments compared to whole mortgage loans acquired in secondary market transactions.

Acquisition of Whole Mortgage Loans. We may also acquire mortgage loans or portfolios of mortgage loans in secondary market transactions. These investments may be newly originated loans secured by third-party lenders, such as banks or life insurance companies. We also may choose to acquire participations in loans originated by other financial institutions. We will not target “loan to own” investments.

Subordinated Real Estate Debt

We intend to originate or acquire subordinated debt, which are loans made to property owners that are subordinated to senior debt in the owners’ properties. We intend to create a balanced portfolio of subordinated debt investments focused on strong sponsors who have a realistic business plan to improve value and project cash flow. Part of our portfolio allocation to subordinated debt will be devoted to relatively more conservative investments, which are characterized by lower debt-to-equity ratios and higher debt coverage. Another portion of our subordinated debt portfolio will be allocated to value-added projects, which are characterized by higher relative leverage and lower initial debt coverage. The remainder of our subordinated debt portfolio will be allocated to high yield opportunities. These investments will involve higher risks and higher expected returns relative to the other subordinated debt investments. We expect our Manager to structure these subordinated debt investments to mitigate the additional risk, to the extent practical, through the use of funded interest reserves, guarantees or other forms of credit enhancement.

The subordinated debt structures may include the following:

B-Notes. Typically, a loan that is secured by a first mortgage on one or more commercial properties and subordinated to an A-Note secured by the same first mortgage on the same mortgage collateral. The subordination of a B-Note typically is evidenced by a participation agreement with the holder of the related A-Note. B-Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-Note.

Mezzanine Loans. Subordinated loans secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are subordinated to mortgage loans secured by first or second mortgage liens on the property and are senior to the borrower’s equity in the property. Upon default, the mezzanine lender may foreclose on its collateral and succeed to ownership of the property, subject to the mortgages on the property.

Other Debt Investments

We may also invest in certain non-core assets (which will not be considered our target assets), which include investment grade CMBS (or below investment grade CMBS in connection with loans we may securitize), sub-performing mortgage loans, bridge loans, preferred equity and other debt investments.

Commercial Mortgage Backed Securities. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. We may invest in senior or subordinated investment grade CMBS, which are rated BBB- (or Baa3) or higher. Although not our primary focus, we may also invest in below investment grade CMBS, which are rated lower than BBB- (or Baa3), and unrated CMBS.

In general, we intend to invest in CMBS that will yield high current interest income and where we consider the return of principal to be likely. The yields on CMBS depend on the timely payment of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and defaults on the CMBS. In the event of default by the issuer of the CMBS, the trustee for the benefit of the holders of CMBS has recourse only to the underlying pool of mortgage loans and, if an underlying mortgage loan is in default, to the property securing such loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, such as the subordination of the junior classes of the CMBS.

We intend to acquire CMBS from private originators of, or investors in, mortgage loans. To the extent available to us, we may acquire CMBS through financing through private originators or under the TALF, the PPIP and the Legacy Securities Program, each of which is described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.” To the extent available to us, we generally expect to invest in newly originated CMBS under the TALF or the PPIP. CMBS financed under the TALF may not be junior to other securities with claims on the same pool of underlying commercial mortgage loans, must have a credit rating in the highest long-term investment-grade rating category from at least two TALF CMBS-eligible rating agencies and must not have a credit rating below the highest investment-grade rating category from any TALF CMBS-eligible agency.

Bridge Loans. We may offer bridge or gap financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, refinancing or development of a given property.

Preferred Equity. An investment in an entity that directly or indirectly owns one or more commercial properties. A preferred equity structure may be used when the underlying mortgage restricts or prohibits mezzanine financing. Any preferred equity structure we would use would generally have debt-like terms. Typically, the holder of a preferred equity investment will be entitled to the return of its capital plus a priority return before payment of any distributions to the subordinated equity holders. In the event that the priority return is not paid when due, the preferred equity holder would typically have the right to require that its interest be redeemed, failing which the preferred equity holder would have the right to manage and control the investment entity. Preferred equity investments are typically subject to more risk than traditional mezzanine loan transactions.

Investment Guidelines

Our board of directors has adopted the following investment guidelines:

•	no investment shall be made that would cause us to fail to qualify as a REIT;

•	no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	our investments will be made primarily in our target assets;

•	not more than 20% of our equity will be invested in any individual asset, without the consent of our board of directors; and

•

until appropriate investments can be identified, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

All investments will require unanimous approval of the Investment Committee. Initially, any individual investment in excess of $50 million will require the approval of our board of directors.

These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders. In addition, our board of directors must approve any change in our investment strategy that would modify or expand the types of assets in which we invest.

Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target assets, except as described above. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time. We believe that the flexibility of our investment strategy, combined with our Manager’s expertise among our target asset classes, should enable us to make distributions and provide attractive risk-adjusted long term returns to our stockholders under a variety of market conditions and economic cycles.

Our Financing Strategy and Leverage Policies

We intend to employ leverage which we believe to be prudent, to the extent available, to fund the origination or acquisition or our target assets. In the current capital markets environment, we initially expect to finance our commercial real estate debt origination activities with the proceeds of this offering and future offerings of our shares. We do not anticipate that conventional financing will be available for newly originated senior or mezzanine commercial real estate debt investments for some time. We anticipate that warehouse facilities or other sources of debt financing will eventually become available on reasonably attractive terms, at which time we expect to use leverage to expand our portfolio of debt investments. We may deploy leverage, if available, including by utilizing government programs such as TALF and PPIP. Our leverage policy may change from time to time subject to approval from our board of directors. The amount of leverage we deploy will depend upon our Manager’s assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our assets, the collateral underlying our assets, and our outlook for asset spreads relative to the LIBOR curve. Our charter has no limitation on the amount of debt we can incur.

We may seek to enhance the returns on our whole mortgage loan investments through securitizations, if available. To the extent available, we may securitize the senior portion of our investments by selling A notes, while retaining the subordinated securities in our investment portfolio. In order to facilitate the securitization market, TALF provides financings to buyers of AAA-rated CMBS. Therefore, we may sell AAA-rated CMBS to buyers who utilize TALF financing while retaining the subordinated securities. We expect to see interest in the credit markets for such financing at reasonable cost of fund levels that would generate a positive net spread and enhance returns for our stockholders.

Investment Process

In evaluating and pursuing investments on behalf of our stockholders, our Manager will generally follow the procedures as described below.

Pre-screening. Our Manager will screen debt investment opportunities to exclude those that do not fit the target asset profile. Experienced sponsorship with a proven track record and a viable, realistic business plan consistent with local market conditions are important to each transaction.

Financial Analysis. Our Manager will identify potential transactions and analyze them from a risk and return perspective. We will prepare detailed financial projections and perform initial market due diligence. Pro formas for prospective investments will be compared to internal databases, which track operating results for comparable investments.

Internal Consensus. Prior to making a formal investment proposal, one of our Manager’s loan officers will write a detailed memorandum (referred internally as the Preliminary Application Review, or PAR) describing sponsorship, market overview, valuation methodology, positioning and rationale as well as deal structure, which will be reviewed by the Investment Committee. The PAR will be presented to the Investment Committee who will review the transaction from the standpoint of sponsorship, pricing, structure, and portfolio diversification. If the Investment Committee approves the PAR, we will generally submit a non-binding letter of intent to the prospective borrower.

Negotiation/Execution. If the borrower accepts the terms proposed by us, our Manager may negotiate a loan application, or immediately negotiate loan documents. A loan application is a detailed legally binding loan commitment, which summarizes all the material terms and conditions of the transaction. We will generally not begin due diligence or engage counsel to draft loan documents until we receive a good faith deposit from the prospective borrower. In cases where we will acquire a debt investment in a secondary market transaction, our Manager will usually negotiate a purchase and sale agreement immediately after acceptance of a non-binding letter of intent with the seller.

Due Diligence. During the due diligence phase, we will draw upon the expertise and extensive resources of Transwestern. Property operations, systems, and structural quality, as well as market characteristics, including competitive rents, expense levels, occupancy rates, absorption trends and tenant concessions, among other property and market-specific issues, will be analyzed. Engineering and environmental reports on a property from independent third parties will be reviewed and evaluated. Each material property lease will also be reviewed, property taxes will be analyzed, and existing insurance policies will be examined. Compliance with local and national regulations will also be examined. We will also make a thorough review of sponsorship, including financial and organizational resources and past history of performance. A good reputation with a focus on integrity is a key requirement of a prospective borrower.

Valuation. Our Manager approaches debt investment opportunities from both a debt and equity perspective. We believe it is crucial to understand and evaluate the real estate fundamentals underlying a debt investment. This is a particularly important element for successful investments in subordinated debt. We focus on determining the value of the underlying real estate. Although loan approvals are generally made subject to delivery of an independent MAI appraisal acceptable to us, we do not rely exclusively on third party estimates of value. We will perform an independent valuation analysis and stress tests of pro forma operating statements for all prospective debt investments.

Underwriting Criteria

In evaluating prospective investments in and originations of loans, our Manager will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority thereof relative to our prospective investment;

•	current and projected cash flow of the property;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	potential for rental increases;

•	replacement cost;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

We will evaluate all potential debt investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Our Manager will generally inspect properties during the loan approval process. We also may engage trusted third-party professionals to inspect properties on our behalf.

Our debt investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate-related investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to generate stable cash flow and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Risk Management

Risk management is a key component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Our Manager will closely monitor our portfolio and manage the risks associated with our investments. As part of the investment process, we will draw upon the expertise and extensive resources of our Manager for property-level due diligence, including the assessment of property operations, systems, and structural quality, as well as local market characteristics, to ensure that we understand the state of the market and the risk-reward profile of the underlying asset. In addition to evaluating the merits of any particular proposed investment, our Manager will evaluate the diversification of our portfolio of assets. Prior to making a final investment decision, the Investment Committee will review the transaction from the standpoint of sponsorship, pricing, structure, property type and portfolio diversification. If our Manager determines that a proposed origination or acquisition presents excessive concentration risk, it may determine not to acquire an otherwise attractive asset.

A portfolio manager is responsible for monitoring, evaluating and managing our investment portfolio on a continuous basis, subject to supervision and oversight by the Investment Committee. Problem assets will be placed on a “watch list.” The Investment Committee will review the watch list assets periodically. In the case of non-performing loans, we will also rely on Transwestern for assistance. Transwestern’s employees have extensive experience in evaluating problem loan situations, developing restructuring plans, negotiating discounted pay-offs or other modification of the terms governing a loan and overseeing real estate owned properties. Although our Manager and its affiliates will continuously track the progress of our investments and the potential risks surrounding the investments, we cannot assure you that we will be successful in identifying or managing all of the risks associated with a particular investment or that we will not realize losses on certain investments.

Subject to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act, we intend to engage in a variety of interest rate management techniques that seek on one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand to help us achieve our risk management objective. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager’s expertise to manage these risks on our behalf.

Asset Management

Our Manager and Transwestern bring a disciplined, aggressive approach to asset management, which we believe is critical in protecting the value of our debt investments. Transwestern employs a dedicated, in-house asset management team that we can leverage to assist with investment oversight and provide valuable input to the due diligence process. A portfolio manager will carefully monitor and track the performance of our debt investments and underlying real estate collateral through the life of an investment, subject to the critical oversight of a dedicated portfolio manager. Annual budgets will be reviewed and monitored quarterly for variance, and follow-up and questions will be communicated directly to the borrower by our team. In addition, our Manager and Transwestern employ dedicated full-time employees to provide in-house loan servicing and accounting services for the portfolio. Our main value creation will be careful asset specific and market surveillance, rigid enforcement of loan rights, and timely sale of underperforming positions. One of the key components of our underwriting standards is to evaluate potential exit strategies. The asset management group will monitor each investment and review the disposition strategy on a regular basis in order to realize appreciated values and maximize returns.

Policies With Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed net taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, we may finance the acquisition of investments using the various sources of financing discussed above under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

We may offer equity or debt securities in exchange for property or to repurchase or otherwise reacquire shares of our common stock.

We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes. As of the date of this prospectus, we do not intend to underwrite the securities of other issuers.

We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT, commencing with our initial taxable year ending on December 31, 2009. In addition, we may hold certain of our assets through TRSs which will be subject to corporate-level income tax at regular rates. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our stockholders. If we fail to qualify for taxation as a REIT in any taxable year, and the statutory relief provisions of the Internal Revenue Code do not apply, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property.

Investment Company Act Considerations

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an “investment company” as any issuer that is, or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” exclude U.S. government securities and securities of majority or wholly-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) (relating to private investment companies) or Section 3(c)(7) (relating to qualified purchaser funds). If we and the Operating Partnership seek to pass the 40% test, any majority or wholly-owned subsidiaries that rely on Section 3(c)(7) would constitute investment securities for purposes of the 40% test.

We are structured as a holding company and intend to conduct our business primarily through our Operating Partnership and its subsidiaries. We intend to conduct our operations so that we and our subsidiaries do not come within the definition of an investment company (because less than 40% of the value of our total assets on an unconsolidated basis will consist of “investment securities”) or are exempted from registration as an investment company.

If we, our Operating Partnership or one or more of its subsidiaries fail to maintain an exception or exemption from the Investment Company Act, we could, among other things, be required either (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

With respect to our Operating Partnership, we expect to rely on Section 3(c)(5)(C) of the Investment Company Act to exclude it from Investment Company Act regulation. The SEC staff’s position on Section 3(c)(5)(C) generally requires that each such subsidiary maintain at least 55% of its assets in Qualifying Assets; at least 80% of its assets in Qualifying Assets plus Real Estate-Related Assets; and no more than 20% of the value of its assets in other than Qualifying Assets and Real Estate-Related Assets. To constitute a Qualifying Asset under this 55% requirement, a real estate interest must meet various criteria; therefore, our Operating Partnership and certain of its subsidiaries are limited by the provisions of the Investment Company Act as to the value of certain assets that they may own at any given time. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

In lieu of acquiring mortgage assets directly in our Operating Partnership, our Operating Partnership may rely on the exception provided by Section 3(c)(6) and will hold mortgage assets through majority-owned or wholly-owned subsidiaries that rely on Section 3(c)(5)(C). Section 3(c)(6) provides that an issuer that would be considered an investment company within the definitions set forth in Section 3(a)(1) will not be considered an investment company or required to register as an investment company if it is primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act (from which not less than 25% of its gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities.

We may in the future organize special purpose subsidiaries that will issue mortgage backed securities that are eligible collateral under TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these TALF subsidiaries would constitute investment securities under the 40% test. We anticipate that some of these subsidiaries may be organized to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the Investment Company Act, these subsidiaries will need to comply with the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require that the governing documents of the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur.

Qualification for exclusion or exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our Operating Partnership and those of its subsidiaries that rely on Section 3(c)(5)(C) to invest directly in CMBS and other mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate.

Competition

Our net income depends, in large part, on our ability to originate investments with spreads over our borrowing cost. In originating these investments, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other financial institutions. See “Risk Factors – Risks Related to Our Company.” There are various conflicts of interest in our relationship with Transwestern and its affiliates, which could result in decisions that are not in the best interests of our stockholders. In addition, there are several REITs with similar investment objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of commercial mortgage and other real estate-related assets suitable for origination or purchase. Our competitors may be significantly larger than us, have access to greater capital and other resources or have other advantages over us. Some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, or pay higher prices, than we can. Market conditions may attract more competitors, which may increase the competition for our target assets. An increase in the competition for such assets may increase the price of such assets, which may limit our ability to generate attractive risk-adjusted returns for our stockholders, thereby adversely affecting the market price of our common stock.

We will operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these assets. In the face of this competition, we will rely upon the experience and relationships of our Manager, which we believe will provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. We believe that current market conditions may have adversely affected the financial condition of certain competitors. Not having a legacy portfolio may enable us to compete more effectively for attractive investment opportunities. However, due to the competition in the market, there can be no assurance that we will be able to achieve our business goals or expectations. For additional information concerning these competitive risks, see “Risk Factors – Risks Related to Our Investments.”

Employees

We will be externally managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of our Manager or its affiliates. Upon completion of this offering we will have no employees. See “Our Manager and The Management Agreement – The Management Agreement.”

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager consider to be material.

Other Information

Our principal executive office is located at 150 N. Wacker Drive, Suite 800, Chicago, Illinois 60606. Our telephone number is (312) 827-2220. Our web address is                     . The information on, or otherwise accessible through, our web site does not constitute a part of this prospectus.

OUR MANAGEMENT

Executive Officers and Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. Currently, we have three directors. Upon completion of the offering, our board of directors will consist of seven members, three of which are executives of Transwestern. Each of the four director nominees listed in the table below will be independent within the meaning of the corporate governance listing standards of the NYSE.

The following table sets forth certain information concerning the individuals who will be our executive officers and directors upon completion of this offering:

Name*	Age	Positions
Stephen R. Quazzo	49	Executive Chairman of the Board
Thomas M. McCahill	54	Chief Executive Officer and President
Jeffrey L. Johnson	50	Director and Chief Investment Officer
Douglas W. Lyons	46	Director and Chief Operating Officer
James A. Fox	45	Chief Financial Officer and Treasurer
John W. Collins	38	Chief Accounting Officer
Scott A. Drane	54	General Counsel and Secretary
†		Independent Director Nominee
†		Independent Director Nominee
†		Independent Director Nominee
†		Independent Director Nominee

*	The address of each executive officer and director listed, other than Mr. McCahill, is 150 North Wacker Drive, Suite 800, Chicago, Illinois 60606. The address of Mr. McCahill is 4600 South Syracuse, Suite 1450, Denver, Colorado 80237.
†	To be named by amendment.

Stephen R. Quazzo serves as Executive Chairman of the Board and serves on the Investment Committee. He is also Co-Founder, CEO, and Managing Principal of Transwestern, our Manager, and Director of Transwestern Commercial Services. From 1991 to 1996, Mr. Quazzo served as President of Equity Institutional Investors, Inc., a subsidiary of investor Sam Zell’s private holding company, Equity Group Investments, Inc. Mr. Quazzo was responsible for raising equity capital and performing various portfolio management services in connection with the firm’s real estate investments, including the institutional opportunity funds and public REITs. Prior to joining the Zell organization, Mr. Quazzo was in the Real Estate Department of Goldman, Sachs & Co. where he was a Vice President responsible for the firm’s real estate investment banking activities in the Midwest. Mr. Quazzo holds undergraduate and MBA degrees from Harvard University. He is a Trustee and Vice Chairman of the Urban Land Institute and a member of the Pension Real Estate Association. In addition, Mr. Quazzo serves as a Director of Starwood Hotels & Resorts (NYSE: HOT).

Thomas M. McCahill is our Chief Executive Officer and President and serves on the Investment Committee. He is also a Managing Director of our Manager, where he is responsible for all investment origination and portfolio management activities and for all aspects of our Manager’s operations. Prior to joining our Manager, Mr. McCahill was a Managing Director of MMA Financial, responsible for business strategy and execution, new business development, resource allocation and compensation for MMA’s funds management group. Previously, Mr. McCahill spent over 25 years at MONY Life, during which time he was active in a variety of roles including loan origination and asset management which included direct involvement in all of the MONY mortgage REIT activities. Most recently, Mr. McCahill served as President of MONY Realty Capital. Under Mr. McCahill’s leadership, the real estate group developed a number of investment programs, including MONY’s mezzanine and B-Note investment programs, which subsequently led to the creation of the MONY/Transwestern mezzanine funds and the MONY B-Note Value Fund. Mr. McCahill has served as Adjunct

Professor of Real Estate at the University of Colorado and is a member of the Urban Land Institute and the Pension Real Estate Association. Mr. McCahill holds undergraduate and MBA degrees from the University of Wisconsin.

Jeffrey L. Johnson serves as a Director, is our Chief Investment Officer and serves on the Investment Committee. He is also Chief Investment Officer and a Managing Director of Transwestern. Mr. Johnson is responsible for the firm’s acquisition and asset management efforts nationwide and is a member of the firm’s investment and management committees. From 2003 to 2007, Mr. Johnson served as Chief Investment Officer and Chairman of the Investment Committee for Equity Office Properties Trust (NYSE: EOP). Mr. Johnson was responsible for the acquisitions, dispositions, development and M&A groups and was involved in the company’s $39 billion sale to the Blackstone Group in 2007. Prior to joining EOP, Mr. Johnson was a Managing Director, founding Partner, and co-head of US Investments for Lehman Brothers’ real estate private equity group. Previously, he has worked as a real estate investor with EOP and its predecessor entities. Mr. Johnson holds an undergraduate degree from Denison University and an MBA from Northwestern University’s Graduate School of Management.

Douglas W. Lyons serves as a Director, is our Chief Operating Officer and serves on the Investment Committee. He is also a Managing Director of Transwestern. Mr. Lyons is responsible for the firm’s portfolio management activities and is a member of the firm’s investment and management committees. Prior to joining Transwestern in 1996, Mr. Lyons was Vice President of Equity Institutional Investors, Inc. where he was responsible for merchant banking activities and strategic portfolio management projects for the Zell/Merrill Lynch Real Estate Opportunity funds, the Zell/Chilmark Fund, and other Sam Zell-related affiliates. In addition, Mr. Lyons actively managed an institutional portfolio of REIT stocks. Previously, he worked in the New York Real Estate Capital Markets groups for Bankers Trust Company (1989-1991) and Merrill Lynch & Co. (1987-1989). Mr. Lyons earned his undergraduate degree from Amherst College and his MBA from Harvard University.

James A. Fox is our Chief Financial Officer and Treasurer. He is also a Managing Director and the Chief Financial Officer of Transwestern. Mr. Fox is responsible for investment financial reporting, treasury functions, internal control, investment analysis and taxation, coordinating independent audits, overseeing risk management, and the day-to-day management of the accounting group. Mr. Fox is also the Chief Compliance Officer of Transwestern Securities Management. Prior to joining Transwestern in 1998, Mr. Fox gained over 12 years of related experience in various positions with Miglin-Beitler, Winston Management, Homart Development and The Balcor Company. A Certified Public Accountant, Mr. Fox earned his undergraduate degree from the University of Wisconsin Parkside and his MBA from the University of Chicago Graduate School of Business.

John W. Collins is our Chief Accounting Officer. He is also a Managing Director and Controller for Transwestern. Mr. Collins is responsible for financial reporting and analysis. Prior to joining Transwestern in 1998, Mr. Collins was a Senior Accountant in the Audit Department at Ernst & Young. While at Ernst & Young, Mr. Collins was responsible for audit and consulting work on several major public real estate clients, including Equity Office Properties Trust and Equity Residential Properties Trust. Prior to Ernst & Young, Mr. Collins was with Grant Thornton as a Senior Accountant in their Audit Department. Mr. Collins is a Certified Public Accountant. He obtained an undergraduate degree from the University of Illinois.

Scott A. Drane is our General Counsel and Secretary. Mr. Drane is Chairman of Drane Freyer and Lapins, Limited, which he co-founded in 2000. Drane Freyer and Lapins, Limited serves as General Counsel to Transwestern and Transwestern Commercial Services. Previously, Mr. Drane was a partner at Hopkins & Sutter, where he had worked since 1981. Mr. Drane received his law degree, with honors, from the Northwestern University School of Law in 1981, where he was a member of the Editorial Board of the Law Review. Mr. Drane also received his master’s degree in management, with honors, from Northwestern University’s Graduate School of Management in 1981, where he was an Austin Scholar. Mr. Drane received his bachelor’s degree in 1976 from the University of Illinois.

Committees of the Board of Directors

Upon the completion of this offering, our board of directors will establish three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees will consist solely of independent directors, the principal functions of which are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our audit committee will consist solely of independent directors. We expect that the chairman of our audit committee will qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. We expect that our board of directors will determine that each of the audit committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. Upon completion of this offering, we expect to adopt an audit committee charter, which will detail the principal functions of the audit committee, including overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The audit committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee will also approve the audit committee report required by SEC regulations to be included in our annual proxy statement.

Compensation Committee

Our compensation committee will consist solely of independent directors. Upon completion of this offering, we expect to adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to executive compensation, if any, evaluating our executive officers’ performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

•	implementing and administering our equity-based remuneration plans and policies;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement;

•	assisting the board of directors and the chairman in overseeing the development of executive succession plans; and

•	determining from time to time the remuneration for our non-executive directors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist solely of independent directors. Upon completion of this offering, we expect to adopt a nominating and corporate governance committee charter, which will detail the principal functions of the nominating and corporate governance committee, including:

•

identifying, recruiting and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the board of directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;

•	recommending to the board of directors nominees for each committee of the board of directors;

•	monitoring our corporate governance principles and practices;

•

annually facilitating the assessment of the board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	overseeing the board of directors’ evaluation of management.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our board of directors is not staggered, with each of our directors subject to re-election annually;

•

of the seven persons who will serve on our board of directors immediately after the completion of this offering, four, or 57%, of our directors, have been determined by us to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•	we anticipate that at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the business combination and control share acquisition statutes in the MGCL; and

•	we do not have a stockholder rights plan.

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines described under “Our Business – Investment Guidelines” for our Manager to follow in its day-to-day management of our business. Our board of directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Manager follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our board of directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Our directors will stay informed about our business by attending meetings of our board of directors (of which we expect there to be at least four each year) and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors. Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Compensation of Directors

We intend to compensate each of our independent directors with an annual retainer of $50,000. In addition, we will pay independent directors who serve as chairs of committees an additional $10,000 for each committee they chair. Directors may also participate in awards pursuant to our 2009 Equity Incentive Plan. In addition, each director may elect to receive all or a portion of his director fees in common stock of the Company based upon the market value of our common stock when the fee is payable.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Compensation of Executive Officers

Because our management agreement provides that our Manager is responsible for managing our affairs, our chief executive officer and each of our other executive officers, each of whom is an employee of our Manager and its affiliates, do not receive cash compensation from us for serving as our executive officers. Instead we will pay our Manager the management fees described in “Our Manager and the Management Agreement.”

We have adopted an equity incentive plan for our officers, our non-employee directors, our Manager’s personnel, Transwestern’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel.

2009 Equity Incentive Plan

We have adopted, and our stockholder has approved, and our Operating Partnership has adopted, and its partners have approved, our 2009 Equity Incentive Plan, or equity incentive plan, for the purpose of attracting and retaining non-employee directors, executive officers, key employees, if any, and service providers, including officers and employees of our Manager and its affiliates and Transwestern and its affiliates and any affiliates of joint ventures of which we are a member, and to stimulate their efforts toward our continued success, long-term growth and profitability. The equity incentive plan provides for the grant of options to purchase shares of common stock, share awards (including restricted shares and share units), share appreciation rights and other equity-based awards, including long-term incentive units. We have reserved an aggregate of              shares of common stock for issuance pursuant to the equity incentive plan, subject to certain adjustments set forth in the plan. Each OP unit issued under the equity incentive plan will count as one share of common stock for purposes of calculating the limit on shares that may be issued under the plan. This summary is qualified in its entirety by the detailed provisions of the equity incentive plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Section 162(m) of the Internal Revenue Code limits publicly held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief executive officer or the chief financial officer) determined at the end of each year, referred to as covered employees. However, performance-based compensation is excluded from this limitation. The equity incentive plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), but it is not required under the equity incentive plan that awards qualify for this exception. The equity incentive plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, shares thereunder if such acquisition would be prohibited by the ownership limits contained in our charter or would impair our qualification as a REIT.

Administration of the Equity Incentive Plan

The equity incentive plan will be administered by our compensation committee, and the compensation committee will determine all terms of awards under the equity incentive plan. Our compensation committee will also determine who will receive awards under the equity incentive plan, the type of award and its terms and conditions and the number of shares of common stock subject to the award. The compensation committee will also interpret the provisions of the equity incentive plan.

Eligibility

All of our employees, our Manager and its affiliates and any employees of our Manager and its affiliates are eligible to receive awards under the equity incentive plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the equity incentive plan, other than incentive stock options. Each member of our compensation committee that administers the equity incentive plan will be both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Share Authorization

The number of shares of common stock that may be issued under the equity incentive plan, consisting of authorized but unissued shares, is equal to              shares. In connection with share splits, dividends, recapitalizations and certain other events, our board of directors will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the equity incentive plan and the terms of outstanding awards. If any options or share appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any share awards or other equity-based awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock or are settled in cash, the shares subject to such awards will again be available for purposes of the equity incentive plan. No awards under the equity incentive plan will be issued in connection with this offering.

Options

The equity incentive plan authorizes our compensation committee to grant incentive stock options (under Section 421 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the compensation committee, provided that the price cannot be less than 100% of the fair market value of shares of our common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option cannot exceed ten years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee.

The exercise price for any option or the purchase price for restricted shares is generally payable (i) in cash, (ii) by certified check, (iii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of such shares) with an aggregate fair market value on the date on which the option is exercised, of the exercise price, or (iv) to the extent the award agreement provides, by payment through a broker in accordance with procedures established by the Federal Reserve Board.

Share Awards

The equity incentive plan also provides for the grant of share awards. A share award is an award of shares of common stock that may be subject to restrictions on transferability and other restrictions as our compensation committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our compensation committee may determine. A participant who receives a share award will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that the board of directors may require any dividends to be reinvested in shares. During the period, if any, when share awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her award shares, the company will retain custody of the certificates and a participant must deliver a stock power to the company for each share award.

Share Appreciation Rights

The equity incentive plan authorizes our compensation committee to grant share appreciation rights that provide the recipient with the right to receive, upon exercise of the share appreciation right, common stock. The amount that the recipient will receive upon exercise of the share appreciation right generally will equal the excess of the fair market value of shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Share appreciation rights will become exercisable in accordance with terms determined by our compensation committee. Share appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a share appreciation right cannot exceed 10 years from the date of grant.

Other Equity-Based Awards

Our compensation committee may grant other types of share-based awards under the equity incentive plan, including LTIP units. Other equity-based awards are payable in common stock, OP units or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our compensation committee. The terms and conditions that apply to other equity-based awards are determined by the compensation committee.

LTIP units are a special class of partnership interests in our Operating Partnership. Each LTIP unit awarded under the equity incentive plan will be equivalent to an award of one share of common stock under the equity incentive plan, reducing the number of shares available for other equity awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted under the equity incentive plan. The vesting period for any LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per unit profit distributions as OP units, which profit distribution will generally equal per share distributions on shares of common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our share awards, which will receive full distributions whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder will realize for a given number of vested LTIP units upon a liquidation of our Operating Partnership will be less than the value of an equal number of OP units or shares of common stock.

Change in Control

If we experience a change in control in which outstanding options, share appreciation rights, share awards or other equity based awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity: (i) all restricted shares will vest, and all share units will vest and the underlying shares delivered immediately before the change in control, and (ii) at the board of directors’ discretion either all options and share appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control, or all options, share appreciation rights, restricted shares and share units will be cashed out before the change in control.

In summary, a change in control under the equity incentive plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•

we experience a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets, unless (i) the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the surviving entity or its parent in substantially the same proportions as before the transaction, (ii) no person owns 35% or more of the shares of the surviving entity unless such ownership existed before the transaction, and (iii) at least a majority of the members of the board of the surviving entity were members of the incumbent board when the transaction was approved;

•	we are liquidated or dissolved;

•

individuals who, when the plan is adopted, constitute our board of directors cease for any reason to constitute a majority of our board of directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose; or

•	the management agreement is terminated for other than cause.

Amendment; Termination

Our board of directors may amend or terminate the equity incentive plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Unless terminated sooner by our board of directors or extended with stockholder approval, the equity incentive plan will terminate on the tenth anniversary of the adoption of the plan.

Code of Business Conduct and Ethics

Upon completion of this offering, our board of directors will establish a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors and officers for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy. Prior to the 180th-day anniversary of the date of this prospectus (subject to potential extension or early termination), the sale of any shares under such plan would be subject to the lock-up agreement that the director or officer has entered into with the underwriters.

Lock-Up Agreements

Our directors and executive officers have agreed with the underwriters of this offering, subject to certain exceptions, not to sell or otherwise transfer or encumber any shares of common stock or securities convertible or exchangeable into shares of common stock owned by them at the completion of this offering or thereafter acquired by them for a period of 180 days after the completion of this offering, without the prior consent of Barclays Capital Inc.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

We will be externally managed and advised by our Manager.

Executive Officers of Our Manager

The following sets forth certain information with respect to the executive officers of our Manager:

Name*	Age	Positions
Thomas M. McCahill	54	Managing Director
William J. Swackhamer	53	Managing Director
Mark K. Witt	49	Managing Director
Michael J. Girimonti	48	Senior Vice President
Judith P. McMahan	45	Senior Vice President

*	The address of Messrs. McCahill and Swackhamer is 4600 South Syracuse, Suite 1450, Denver, Colorado 80237. The address of Mr. Witt is 150 North Wacker Drive, Suite 800, Chicago, Illinois 60606. The address of Mr. Girimonti is 1251 Avenue of the Americas, 27th Floor, New York, New York 10020. The address of Ms. McMahan is 900 Ashwood Parkway, Suite 300, Atlanta, Georgia 30338.

Below is a brief description of the background and experience of the executive officers of our Manager. See “Our Management – Executive Officers and Directors” for biographical information regarding Mr. McCahill.

William J. Swackhamer is a Managing Director of our Manager. Mr. Swackhamer is responsible for investment origination and portfolio management activities. Prior to joining our Manager in 2008, Mr. Swackhamer was a Managing Director of MMA Realty Capital, Inc., or MMA Realty, and was responsible for loan origination activity for MMA Realty’s bridge, mezzanine and permanent loan programs. Prior to MMA Realty, he was with MONY Realty for 18 years, and was a leader in the asset management group for MONY Life. During his career, he has been involved in all aspects of real estate investment management, including loan originations, workouts, redevelopment, sales, and asset management. Mr. Swackhamer earned his undergraduate degree from Cal Poly State University and his MBA from the University of Colorado.

Mark K. Witt is a Managing Director of our Manager. Mr. Witt is responsible for investment origination and asset management activities in the central region. Prior to joining our Manager in 2006, Mr. Witt was with MONY Realty since 1998 and prior to that with the Travelers Group for 15 years. During his career, he has been involved in all aspects of real estate investment management, including loan originations, workouts, equity acquisitions and asset management. Mr. Witt received an undergraduate degree from Western Michigan University and MBA from DePaul University.

Michael J. Girimonti is a Senior Vice President of our Manager. Mr. Girimonti is responsible for mezzanine and preferred equity transactions in the northeast region. Prior to joining our Manager in 2008, Mr. Girimonti was a Vice President at JPMorgan for over six years where he was instrumental in creating a mezzanine program. In addition, Mr. Girimonti worked for four years at Lehman Brothers as a senior lender and over five years as a Senior Vice President at the Weitzman group. Mr. Girimonti earned his undergraduate degree from the University of Hawaii, a Masters of Architecture Degree from the University of Pennsylvania and a Master of Science Degree in Real Estate from New York University.

Judith P. McMahan is a Senior Vice President of our Manager. Ms. McMahan is responsible for investment origination and asset management activities in the southeast region for our Manager. Prior to the formation of our Manager, Ms. McMahan was with MONY Realty for 12 years where she was Regional Vice President-Southeast responsible for originating senior loans, B-Notes and mezzanine investments. Ms. McMahan was also a member of the asset management group for MONY Life. Ms. McMahan earned an undergraduate degree from the University of Guelph, Ontario, Canada.

Investment Committee

We have established an Investment Committee, which will initially be composed of Stephen R. Quazzo, Thomas M. McCahill, Jeffrey L. Johnson and Douglas W. Lyons. The Investment Committee will approve investment, financing, asset management and disposition decisions on our behalf subject to the supervision of our board of directors. Approval of our board of directors is required for all investments over $50 million. We expect that these decisions will generally be based upon factors such as the current and future economic environment, real estate fundamentals, property valuations and cash flows, and creditworthiness of borrowers. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act.

Historical Performance Summary

The information presented in this section should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Stockholders who purchase shares of our common stock will not thereby acquire an ownership interest in any of the entities to which the following information relates.

Transwestern is a privately-held private equity firm engaged in the real estate investment business and has established 12 private institutional real estate investment funds, including three subordinated debt funds, since its inception in 1996. Transwestern is based in Chicago with offices in Atlanta, Denver, Los Angeles, and New York and currently employs over 75 employees. Since its inception, Transwestern has made over 455 office, industrial, retail and multifamily property and subordinated debt investments nationwide representing an aggregate gross investment of approximately $11 billion and currently owns and manages a portfolio of domestic real estate assets totaling over $5 billion based on gross investment. To date, Transwestern and its investors, including insurance companies, public and private pension funds, foundations and endowments, banks, corporations, and high net worth individuals and families, have committed nearly $4 billion of equity capital to the firm’s investment activities.

Transwestern’s private equity investments are divided into three business groups: (1) its Aslan private equity investment funds, which target equity investments in office, retail and industrial assets; (2) its multifamily private equity fund, which targets equity investments in Class A multifamily projects; and (3) its subordinated debt funds, which target subordinated debt investments in a broad variety of commercial properties. Transwestern’s private equity real estate investment funds target equity investments in real estate with unique, dedicated teams of investment professionals and have different investment strategies and objectives.

We are the first publicly offered real estate vehicle established by Transwestern. Transwestern has established three subordinated debt funds, representing in the aggregate over $875 million in equity capital commitments. These three funds are managed, or have been managed, by our Manager and primarily focus, or have focused, on subordinated debt investments. While subordinated debt is a target asset of the Company, none of the overall portfolios of the subordinated debt funds reflect an investment strategy that is similar to ours. A description of each fund is provided below, as well as tables of specific performance data. Potential stockholders should not consider the following information to be indicative of our possible future investments or financial performance, or as a representation that we will achieve similar financial results.

Transwestern Mezzanine Realty Partners, L.P. (“Mezz Fund I”)

Mezz Fund I had a final closing in December 2002 with total equity commitments of approximately $152 million from five institutional partners and a number of high net worth investors. Mezz Fund I made 22 mezzanine loan investments totaling $260 million. The diversified portfolio, both geographically and by product- type, included a mix of residential, office, retail, and mixed-use assets. Mezz Fund I is now fully liquidated having realized the repayment of all 22 loans generating a gross fund-level internal rate of return, or IRR, of approximately 29%.

Transwestern Mezzanine Realty Partners II, LLC (“Mezz Fund II”)

Mezz Fund II had a final closing in January 2005 with total equity commitments of $300 million from 11 institutional partners and a number of high net worth investors. Mezz Fund II consisted of a geographically and product diversified portfolio of 46 mezzanine loan investments totaling $672 million, including loans secured by office, residential, retail, hotel, and mixed-use assets. The fund has fully realized 35 mezzanine loan investments totaling $441 million of loan commitments.

Transwestern Mezzanine Realty Partners III, L.L.C. (“Mezz Fund III”)

Mezz Fund III had its final closing in October 2008 with total equity commitments of approximately $427 million from 17 institutional partners and a number of high net worth investors. Mezz Fund III provides loans to third-party owners of high-quality office, industrial, retail, residential, hotel, and mixed-use projects throughout the U.S. and has made ten investments to date with commitments totaling $181 million. The fund seeks to build a portfolio of high yield investments secured by a broad range of commercial real estate assets primarily through a variety of subordinated debt instruments, including mezzanine loans, B-notes and preferred equity.

Tables I and II set forth below present certain operating results for Mezz Fund I, II and III. Mezz Fund III has a very limited operating history and is in the process of being invested. Since the time period presented represents only a portion of the initial investment period, these results are not indicative of expected returns upon stabilization of operations following the completion of the fund’s investment period. During the initial year of a typical fund, it is common for operational costs to exceed income as investments are yet to be realized.

Table I.

Transwestern Mezzanine Debt Funds

Inception to December 31, 2008

(dollars in thousands)

	Mezz Fund I	Mezz Fund II	Mezz Fund III	Total
Capital commitments	$151,910	$300,000	$427,042	$878,952
Invested capital	125,068	236,469	61,760	423,297
Amounts paid to Transwestern Investment Company and affiliates from proceeds of offerings	—	—	—	—
Offering and organizational costs	416	600	850	1,866
Cumulative realized income (loss) generated from operations	63,857	(15,360)	(3,267)	45,230
Unrealized impairment loss on assets still managed	—	(64,717)	—	(64,717)

Cumulative GAAP net income (loss)	63,857	(80,077)	(3,267)	(19,487)
Management fees(1)	6,795	20,513	8,008	35,316
Leverage as of 12/31/08(2)	—	42%	62%

(1)	Included in income from operations.
(2)	Defined as the ratio of indebtedness to total assets.

Table II.

Performance From

Inception to December 31, 2008

(dollars in millions)

	Mezz Fund I	Mezz Fund II	Mezz Fund III	Total
Fund Final Closing Date	2002	2005	2008	—
Fund Termination Date(1)	2008	—	—	—
Number of Investments	22	46	10	78
Total Capitalization(2)	$259.8	$672.0	$155.0	$1,086.8
Total Capital Raised	$151.9	$300.0	$427.0	$878.9
Total Distributions	$188.6	$57.8	$11.6	$258.0
Gross Internal Rate of Return(3)	28.9%	—	—	—
Internal Rate of Return Net of Incentive Fees(3)	23.8%	—	—	—
Incentive Fees	$9.6	$6.0	—	$15.6

(1)	Mezz Fund II and Mezz Fund III are still in operation.
(2)	Represents the respective funds total investments.
(3)

An IRR represents the interest rate at which the monthly stream of funds invested and distributions received would have a net discounted value of zero. The gross IRR represents the IRR for the fund after all expenses other than the incentive fee. The net IRR reflects the aggregated IRR for all investors other than the general partner, for all expenses including the incentive fee.

The Management Agreement

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors.

Management Services

Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

•

serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by our board of directors;

•

investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

•

with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

•

negotiating and entering into, on our behalf, bank credit facilities, repurchase agreements, interest rate swap agreements, agreements relating to borrowings under programs established by the U.S. government and other agreements and instruments required for us to conduct our business;

•	engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

•	advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. government;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•

administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our board of directors;

•

evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as modified from time to time, while maintaining our qualification as a REIT and within our investment guidelines;

•

counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set forth in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify as a REIT;

•

counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

•

monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

investing and reinvesting any money and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses and payment of dividends or distributions to our stockholders) and advising us as to our capital structure and capital raising;

•

causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

•	forming the Investment Committee with us, which will propose investment guidelines to be approved by our board of directors;

•	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting us in complying with all regulatory requirements applicable to us with respect to our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act of 1933, as amended, or the Securities Act, or by the NYSE;

•

assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for all information required by the provisions of the Internal Revenue Code applicable to REITs;

•

placing, or arranging for the placement of, all orders pursuant to our Manager’s investment determinations on our behalf, either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our board of directors;

•

using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•

advising us with respect to and structuring long-term financing vehicles for our portfolio of assets and offering and selling securities publicly or privately in connection with any such structured financing;

•

serving as our consultant with respect to decisions regarding any financings, hedging activities or borrowings undertaken by us, including (1) assisting us in developing criteria for debt and equity financing that are specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

•	providing us with portfolio management;

•

arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•

performing such other services as may be required from time to time for the management of, and other activities relating to, our assets and business as our board of directors shall reasonably request or as our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager and its officers, directors, stockholders and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and each of its officers, directors, stockholders and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the management agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of their duties under the management agreement. Our Manager has agreed to indemnify us and each of our officers, directors, employees and agents from and against any claims or liabilities arising out of or in connection with acts of our Manager constituting gross negligence, willful misconduct, bad faith or reckless disregard of their duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of this offering.

If our Manager or any of its officers, directors, stockholders or employees becomes involved in any suit, action, proceeding or investigation in connection with any matter arising out of or in connection with our Manager’s duties under the management agreement, we will periodically reimburse such person for reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. However, prior to any such advancement of expenses, such person must provide us with (i) an undertaking to promptly repay us if it is ultimately determined that such person was not entitled to be indemnified as provided in the management agreement, and (ii) a written affirmation that such person in good faith believes that it has met the standard of conduct necessary for indemnification under the management agreement.

Any person entitled to indemnification under the management agreement must seek recovery under any insurance policies by which such person is covered and must obtain our written consent prior to entering into any compromise or settlement which would result in us having an obligation to indemnify such person. Any amounts actually recovered under any applicable insurance policies will offset any amounts that we owe pursuant to our indemnification obligations under the management agreement. If the amounts for which indemnification is sought arise out of the conduct of our business and affairs and also of any other person for which an indemnified party was then acting in a similar capacity, the amount of the indemnification to be provided by us may be limited to our proportionate share thereof if so determined by us in good faith.

Our Manager’s Team

Pursuant to the terms of the management agreement, Transwestern and our Manager are required to provide us with our management team, including a chief executive officer, president, chief financial officer, chief accounting officer, chief investment officer and chief operating officer, along with appropriate support personnel, to provide management services to us. None of the officers or employees of our Manager, Transwestern or an affiliate of Transwestern will be dedicated exclusively to us. Members of our management team will be required to devote such time to our management as is necessary and appropriate, commensurate with our level of activity.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith:

•	is not in compliance with our investment guidelines;

•	would adversely and materially affect our qualification as a REIT or our status as an entity intended to be exempted or excluded from investment company status under the Investment Company Act; or

•

would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter, bylaws or code of conduct or other compliance policies.

If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager and its officers, directors, stockholders and employees will not be liable to us or any of our directors or stockholders for acts or omissions performed in accordance with and pursuant to the management agreement, except as provided in the management agreement.

Term and Termination

The management agreement has an initial term of three years and will be renewed for successive one-year terms unless previously terminated as described below. Our independent directors will review our Manager’s performance and our Manager’s fees annually and, following the initial term, the management agreement may be terminated annually at the direction of a majority of the independent directors with or without cause effective not less than 30 days after giving written notice thereof to our Manager. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the average annual base management fee and incentive fee for the previous 24 months immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter. Cause is defined as:

•

our Manager’s continued breach of any material provision of the management agreement for more than 30 days after delivery of written notice thereof to our Manager (or 45 days if our Manager has taken steps to cure such breach within 30 days after receipt of the default notice);

•	our Manager’s fraud, bad faith, willful misconduct, misappropriation of funds or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	a change of control of our Manager, as defined in the management agreement, if a majority of our independent directors reasonably determines that the change of control is materially detrimental to us;

•	our Manager is convicted (including a plea of nolo contendere) of a felony;

•	our Manager’s inability to perform its obligations under the management agreement; and

•	the dissolution of our Manager.

Our Manager and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the management agreement, our Manager must devote sufficient resources to our business to discharge its obligations to us. Our Manager may assign the management agreement to an affiliate upon our approval. We may assign or transfer the management agreement to a successor entity.

Base Management Fee

Our Manager will not charge the base management fee until                 , 2010. Thereafter, until the first anniversary of the closing date of this offering, the base management fee will equal 1.50% per annum of our aggregate equity capital invested in our target assets or non-core assets plus 1.0% per annum of our aggregate equity capital not invested in our target assets or non-core assets. After the first anniversary of the closing of this offering, the base management fee will be 1.50% per annum of our stockholders’ equity.

For purposes of calculating the base management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal month of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (1) any unrealized gains and losses and other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. The base management fee is calculated and payable monthly in arrears in cash.

We will generally treat issuances of OP units, other than to our company, as equity securities for purposes of calculating the base management fee and incentive fee.

Incentive Fee

Our Manager will be entitled to an incentive fee in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive fee for the current quarter, exceeds the product of (1) the weighted average of the issue price per share of all of our common stock offerings multiplied by the weighted average number of shares of common stock outstanding in such quarter and (2) 8%.

For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense and unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

The incentive fee is calculated and payable quarterly in arrears in cash. Any net loss incurred by us in a given quarter or quarters will be offset against any net income earned by us in future quarters for purposes of calculating the incentive fee in such future quarters. For example, if we experience a net loss of $25.0 million in the fourth quarter of a fiscal year and a net loss of $15.0 million in the first quarter of the following fiscal year (for a cumulative net loss of $40.0 million in those two quarters), but then earn net income of $30.0 million in the second quarter and $40.0 million in the third quarter, then our $30.0 million of net income in the second quarter would be reduced to zero, and no incentive fee would be payable for the second quarter, and our $40.0 million of net income in the third quarter would be reduced by the remaining $10.0 million of net loss to $30.0 million for purposes of calculating the incentive fee for the third quarter.

Our Manager may elect to receive all or a portion of its incentive fee in the form of our common stock or OP units, subject to the approval of a majority of our independent directors and all applicable NYSE rules and securities laws; provided, that under our management agreement, our Manager may not receive payment of its incentive fee in shares of our common stock if such payment would result in our Manager owning directly or indirectly through one or more subsidiaries shares of our common stock in excess of the ownership limitation applicable to it. To the extent such fee is paid in shares of our common stock or OP units, the number of shares of our common stock or OP units to be received by our Manager will be based on the average of the closing prices of the shares of our common stock on any national securities exchange over the ten consecutive trading days immediately preceding the issuance of such common stock or OP units.

Reimbursement of Expenses

We will be required to reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•	expenses in connection with this offering, and transaction costs incident to unconsummated investments and the acquisition, disposition and financing of our consummated investments;

•

the cost of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•

expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•

expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or the establishment and maintenance of any of our securitizations or any of our securities offerings;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the cost of maintaining compliance with all federal, state and local rules and regulations or with any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties;

•

all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

•

all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

We will not reimburse our Manager for the salaries and other compensation of its personnel. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Investment Advisory Services

Our Manager will enter into an advisory agreement with Transwestern effective upon the closing of this offering. Pursuant to this agreement, our Manager will have access to, among other things, Transwestern’s portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing our Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

Conflicts of Interest

We are dependent on our Manager for investment advice. Three of our directors and all of our officers other than our General Counsel are also executives of Transwestern or our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the obligations of our Manager, Transwestern and their officers and personnel to engage in other business activities may reduce the time that our Manager, Transwestern and their officers and personnel spend advising us.

Mezz Fund III has the exclusive right to invest in subordinated debt investments originated by our Manager or Transwestern. Mezz Fund III has agreed that we may co-invest in subordinated debt investments with Mezz Fund III by investing 50% of the capital required on a pari passu basis until Mezz Fund III is fully invested or when the investment period for Mezz Fund III ends on October 1, 2012, whichever is earlier; provided, however, that we may invest less than 50% of the capital required with the approval of a majority of our independent directors. As of June 30, 2009, Mezz Fund III had approximately $262 million of its equity capital remaining to invest. Therefore, we expect that substantially all of our subordinated debt investments will be co-investments with Mezz Fund III or future Transwestern investment vehicles. We will have equal management rights with Mezz Fund III and any future Transwestern investment vehicles in any co-investment regardless of the amount of capital we invest. Our independent directors will periodically review our Manager’s compliance with the co-investment provisions described above. However, our independent directors will not approve each of our co-investments with Mezz Fund III or future Transwestern investment vehicles unless the amount of capital we invest in the proposed co-investment otherwise requires the approval of our independent directors pursuant to our investment guidelines or conflicts policies.

We have the exclusive right to invest in whole mortgage loans originated by our Manager or Transwestern. If the Investment Committee determines not to invest in a potential debt investment, Transwestern or any investment vehicle managed by Transwestern may invest in such debt investment if the majority of our independent directors agree that we should not invest in such debt investment. Transwestern has agreed that it will not establish or manage an investment vehicle that may invest a material portion of its assets in any of our target assets for so long as the management agreement is in effect, unless a majority of our independent directors otherwise approves. However, Transwestern may establish or manage an investment vehicle that invests primarily in subordinated debt or CMBS if we have the right to invest at least 50% of the capital required for any such proposed investment on a pari passu basis, unless a majority of our independent directors approve a lower co-investment percentage.

We may hold a senior debt investment at the same time that Mezz Fund III or a future Transwestern investment vehicle holds a subordinated debt investment in the same underlying real estate asset. In the event that a default shall occur with respect to either the senior or subordinated debt investments under such circumstances, our independent directors will engage an independent special servicer to manage the senior debt investment on our behalf for so long as our Manager is managing the subordinated debt investment with respect to such asset on behalf of Mezz Fund III or a future Transwestern investment vehicle.

Transwestern has also established Aslan IV and TMP, which are private equity funds targeting equity investments in U.S. real estate. Pursuant to the exclusivity provisions of Aslan IV and TMP, our investment strategy may not include equity interests in real estate, including “loan-to-own” investments. Transwestern expects to establish future private equity funds targeting their equity investments in real estate and reserves the right to grant similar exclusivity rights to such future private equity funds. Therefore, while the management agreement with our Manager is in effect, our Manager and our board of directors would not have the flexibility to expand our investment strategy to include equity interests in real estate or “loan-to-own” investments prior to the expiration of the exclusivity provisions of Aslan IV, TMP and any future private real estate fund established by Transwestern.

Scott A. Drane, General Counsel and Secretary of the Company, is a partner in the law firm of Drane, Freyer & Lapins, Limited. Drane, Freyer & Lapins, Limited has performed and is expected to continue to perform legal services for our Company as well as our Manager, Transwestern and its affiliates. The fees of Drane, Freyer & Lapins, Limited for services to the Company will be paid by the Company and will not be paid by our Manager.

We expect our board of directors to adopt a policy permitting us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of our Manager or Transwestern. In addition, we expect this policy to permit us to make loans and investments with respect to properties owned by unaffiliated parties for which an affiliate of our Manager or Transwestern may concurrently be engaged by the property owner to manage it or provide other services with respect to the property or which may concurrently agree to lease such property to it in whole or in part. Furthermore, to the extent that we have rights as a lender pursuant to the terms of any of our loans or investments to consent to an unaffiliated property owner’s engagement of a property manager or any other service provider, or to lease the property, this policy would permit us to provide a consent to such a property owner seeking to engage, or lease the property to, an affiliate of our Manager or Transwestern.

In order to avoid any actual or perceived conflicts of interest between our Manager, Transwestern, any of their affiliates or any investment vehicle established or managed by our Manager, Transwestern or any of their affiliates, which we refer to as the Transwestern parties, and us, the approval of a majority of our independent directors will be required to approve (i) any purchase of a Transwestern party’s assets by us, and (ii) any sale of our assets to any of the Transwestern parties. We do not have a policy that expressly prohibits directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and officers and any other personnel of our Manager and Transwestern who provide services to us from engaging in any transaction that involves an actual conflict of interest with us.

The management agreement may be terminated by us after the third anniversary of the closing of this offering, upon the vote of a majority of our independent directors with or without cause. Unless terminated for cause, we will be required to make a termination payment to our Manager equal to three times the average annual base management fee and incentive fee during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may substantially restrict our ability to terminate the management agreement without cause, even if we believe our Manager’s performance is not satisfactory, and would cause us to incur substantial costs in connection with such a termination.

Our Manager does not assume any responsibility beyond the duties specified in the management agreement and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager and its affiliates, including Transwestern, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting fraud, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which our Manager would not be liable.

The manner of determining the base management fee may not sufficiently incentivize our Manager to maximize risk-adjusted returns on our portfolio since it is based on our stockholders’ equity and not on our performance.

Our Manager will be entitled to an incentive fee based entirely on our financial performance. This feature may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve such eligibility.

To the extent that a conflict of interest arises with respect to the business of our Manager, Transwestern, any of their affiliates or us that is not currently addressed by the co-investment or exclusivity provisions of the funds described above, the independent directors would consider the matter and, in certain circumstances, our Manager or Transwestern may need to adopt certain policies and procedures to address such matters in the future.

“Transwestern” License Agreement

We have entered into a license agreement with Transwestern pursuant to which Transwestern has granted us a non-exclusive, royalty free license to use the name “Transwestern.” Other than with respect to this license, we will have no legal right to use the “Transwestern” name. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of “Transwestern.”

PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there will be 1,000 shares of our common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Percentage of Common Stock Outstanding
	Immediately Prior to This Offering		Immediately After This Offering(2)
Name	Shares Owned	Percentage	Shares Owned	Percentage
Transwestern Investment Company, L.L.C.(1)	1,000	100%		%
Stephen R. Quazzo	—	*		%
Thomas M. McCahill	—	*		%
Jeffrey L. Johnson	—	*		%
Douglas W. Lyons	—	*		%
James A. Fox	—	*		%
John W. Collins	—	*		%
Scott A. Drane	—	*		%
All directors, director nominees and executive officers as a group (11 persons)	—	*		%

*	Represents less than 1% of the common stock outstanding upon the closing of this offering.
(1)	Represents the 1,000 shares of our common stock purchased in connection with our initial capitalization on July 21, 2009.
(2)	Does not reflect shares of common stock reserved for issuance upon exercise of the underwriters’ option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which our Manager will provide the day-to-day management of our operations. We do not expect to have employees. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee and an incentive fee. Our Executive Chairman of the Board, Chief Executive Officer and other officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm’s length between unaffiliated third parties.

Our management agreement is intended to provide us with access to our Manager’s pipeline of investment opportunities and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. However, all of our officers are also employees of our Manager and its affiliates.

Affiliated Relationships

We are dependent on our Manager for investment advice. Three of our directors and all of our officers other than the General Counsel are executives of Transwestern or Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities may reduce the time that our Manager and its officers and personnel spend advising us.

Co-Investment Exclusivity and Subordinated Debt Investment Limitations

One of Transwestern’s private funds has the exclusive right to invest in subordinated debt investments originated by our Manager or Transwestern. This fund has agreed that we may co-invest in subordinated debt investments with this fund by investing 50% of the capital required on a pari passu basis until the fund is fully invested or when the investment period for the fund ends on October 1, 2012, whichever is earlier; provided, however, that we may invest less than 50% of the capital required with the approval of a majority of our independent directors. As of June 30, 2009, the fund had approximately $262 million of its equity capital remaining to invest. Therefore, we expect that substantially all of our subordinated debt investments will be co-investments with the fund or future Transwestern investment vehicles. We will have equal management rights with the fund and any future Transwestern investment vehicles in any co-investment regardless of the amount of capital we invest. Our independent directors will periodically review our Manager’s compliance with the co-investment provisions described above, but they will not approve each co-investment by the fund or any future Transwestern investment vehicles and us unless the amount of capital we invest in the proposed co-investment otherwise requires the approval of our independent directors pursuant to our investment guidelines or conflicts policies. Transwestern has agreed that it will not establish or manage an investment vehicle that may invest a material portion of its assets in any of our target assets for so long as the management agreement is in effect, unless a majority of our independent directors otherwise approves. However, Transwestern may establish or manage an investment vehicle that invests primarily in subordinated debt or CMBS if we have the right to invest at least 50% of the capital required for any such proposed investment on a pari passu basis, unless a majority of our independent directors approve a lower co-investment percentage.

We may hold a senior debt investment at the same time that this other fund holds a subordinated debt investment in the same underlying real estate asset. In the event that a default shall occur with respect to either the senior or subordinated debt investments under such circumstances, our board of directors will engage an independent special servicer to manage the senior debt investment on our behalf for so long as our Manager is managing the subordinated debt investment with respect to such asset on behalf of the other fund.

Equity Investment in Real Estate and Loan-to-Own Investment Limitations

Transwestern has also established other prior funds, which are private equity funds targeting equity investments in U.S. real estate. Pursuant to the exclusivity provisions of a certain two funds, our investment strategy may not include equity interests in real estate, including “loan-to-own” investments. Transwestern expects to establish future private equity funds targeting their equity investments in real estate and reserves the right to grant similar exclusivity rights to such future private equity funds. Therefore, while the management agreement with our Manager is in effect, our board of directors would not have the flexibility to expand our investment strategy to include equity interests in real estate or “loan to own” investments prior to the expiration of the exclusivity provisions of these funds and any future Transwestern-established private real estate fund.

We expect our board of directors to adopt a policy permitting us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of our Manager or Transwestern. In addition, we expect this policy to permit us to make loans and investments with respect to properties owned by unaffiliated parties for which an affiliate of our Manager or Transwestern may concurrently be engaged by the property owner to manage it or provide other services with respect to the property or which may concurrently agree to lease such property to it in whole or in part. Furthermore, to the extent that we have rights as a lender pursuant to the terms of any of our loans or investments to consent to an unaffiliated property owner’s engagement of a property manager or any other service provider, or to lease the property, this policy would permit us to provide a consent to such a property owner seeking to engage, or lease the property to, an affiliate of our Manager or Transwestern.

In order to avoid any actual or perceived conflicts of interest between our Manager, Transwestern, any of their affiliates or any investment vehicle established or managed by our Manager, Transwestern or any of their affiliates, which we refer to as the Transwestern parties, and us, the approval of a majority of our independent directors will be required to approve (i) any purchase of a Transwestern party’s assets by us, and (ii) any sale of our assets to any of the Transwestern parties. We do not have a policy that expressly prohibits directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and officers and any other personnel of our Manager and Transwestern who provide services to us from engaging in any transaction that involves an actual conflict of interest with us.

Related Party Transaction Policies

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, a majority of our independent directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

To the extent that a conflict of interest arises with respect to the business of our Manager, Transwestern, any of its affiliates or us that is not currently addressed by the co-investment or exclusivity provisions of the funds described above, the independent directors would consider the matter and, in certain circumstances, our Manager or Transwestern may need to adopt certain policies and procedures to address such matters in the future.

We expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our chief compliance officer any related person transaction and all material facts about the transaction. Our chief compliance officer would then assess and promptly communicate that information to the Audit Committee. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. The law firm of Drane, Freyer & Lapins, Limited has been engaged to provide legal services to us and we will pay the firm approximately $            in connection with this offering.

“Transwestern” License Agreement

We have entered into a license agreement with Transwestern pursuant to which Transwestern has granted us a non-exclusive, royalty free license to use the name “Transwestern.” Other than with respect to this license, we will have no legal right to use the “Transwestern” name. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of “Transwestern.”

Conflicts with Our Manager

The management agreement may be terminated by us after the third anniversary of the closing of this offering, upon the vote of a majority of our independent directors with or without cause. Unless terminated for cause, we will be required to make a termination payment to our Manager equal to three times the average annual base management fee and incentive fee during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may substantially restrict our ability to terminate the management agreement without cause, even if we believe our Manager’s performance is not satisfactory, and would cause us to incur substantial costs in connection with such a termination.

Our Manager does not assume any responsibility beyond the duties specified in the management agreement and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager’s liability is limited under the management agreement, and we have agreed to indemnify our Manager and its affiliates, including Transwestern, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting fraud, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which our Manager would not be liable.

The manner of determining the base management fee may not sufficiently incentivize our Manager to maximize risk-adjusted returns on our portfolio since it is based on our stockholders’ equity and not on our performance.

Our Manager will be entitled to an incentive fee based entirely on our financial performance. This feature may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve such eligibility.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter authorizes the issuance of 1,000,000 shares of capital stock, of which 1,000,000 shares are designated as common stock with a par value of $0.001 per share. In addition, our board of directors may amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of stock of any class or series without stockholder approval. After giving effect to this offering,             shares of common stock will be issued and outstanding on a fully diluted basis (            shares if the underwriters’ option is exercised in full), and no preferred shares will be issued and outstanding.

Common Stock

All shares of common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of our common stock are entitled to receive distributions on such shares out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors can elect all of the directors then standing for election, and the remaining stockholders will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our charter and the terms of any other class or series of common stock, all of our shares of common stock will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by number or value, whichever is more restrictive, of our outstanding shares of common stock, which refer to as the common share ownership limit, or 9.8% by number or value, whichever is more restrictive, of our outstanding shares of capital stock, which we refer to as the aggregate share ownership limit. We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “share ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by number or value, whichever is more restrictive, of our outstanding shares of common stock or 9.8% by number or value, whichever is more restrictive, of our outstanding shares of capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by number or value, whichever is more restrictive, of our outstanding shares of common stock or 9.8% by number or value, whichever is more restrictive, of our outstanding shares of capital stock and thereby violate the applicable share ownership limit.

Our board of directors may, upon receipt of certain representations and agreements and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the above-referenced share ownership limits or establish a different limit, or excepted holder limit, for a particular stockholder if the person’s ownership in excess of the share ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise jeopardize our qualification as a REIT. As a condition of its exemption or creation of an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the share ownership limits for all other persons and entities; provided, however, that any decrease in the share ownership limits will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person’s percentage ownership of our shares equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately), but any further acquisition of our shares in excess of such person’s percentage ownership of our shares will be in violation of the applicable limits; and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate the share ownership limits or any of the other foregoing restrictions on ownership and transfer of our shares of stock will be required to immediately give written notice to us or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The share ownership limits and the other restrictions on ownership and transfer of our shares of stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in:

•	any person violating the share ownership limits or such other limit established by our board of directors; or

•

our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the charitable trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.

Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the charitable trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the charitable beneficiary and the prohibited owner and any distributions held by the charitable trustee with respect to such shares of beneficial interest will be made to the charitable beneficiary.

If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trustee upon demand. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible action, then the charitable trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of stock that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

We expect the transfer agent and registrar for our shares of common stock to be             .

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established by our board of directors, but may not be fewer than the minimum number permitted under Maryland law nor more than 15. Initially, we expect to have seven directors. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve until the next annual meeting of directors.

Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a majority of the votes cast.

Our bylaws provide that at least a majority of our directors will be “independent,” as defined in the NYSE listing standards.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and that our board of directors has the exclusive power to fill vacant directorships. These provisions may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directors, (3) require that a vacancy on the board be filled only by the remaining directors and (4) require, unless called by our chairman, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders.

Meetings of Stockholders

Pursuant to our charter and bylaws, a meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. In addition, our chairman, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matters accompanied by the information required by our bylaws.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors and the restrictions on ownership and transfer of our shares of stock (each of which must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution

The dissolution of the Company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board provision of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (2) any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Following completion of this offering, we intend to enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF TRANSWESTERN REALTY FINANCE OPERATING PARTNERSHIP, L.P.

We have summarized the material terms and provisions of the Agreement of Limited Partnership of Transwestern Realty Finance Operating Partnership, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Transwestern Realty Finance, Inc.

General

Transwestern Realty Finance Operating Partnership, L.P., our Operating Partnership, was formed on July 22, 2009 to acquire and own our assets. We are considered to be an umbrella partnership real estate investment trust, or an UPREIT, in which substantiality all of our assets are owned in a limited partnership, our Operating Partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our Operating Partnership will be deemed to be our assets and income.

Our Operating Partnership will be structured to (i) make distributions with respect to OP units that will be equivalent to the distributions made to our common stockholders and (ii) permit limited partners in our Operating Partnership to redeem their OP units for cash or, at our election, shares of our common stock on a one-for-one basis (in a transaction that is taxable to the holder of the OP unit) and achieve liquidity for their investment.

We are the sole general partner of our Operating Partnership and are liable for its obligations. We will conduct substantially all of our operations through our Operating Partnership and its subsidiaries. As the sole general partner of our Operating Partnership, we have the exclusive power to manage and conduct the business of our Operating Partnership. Upon completion of this offering, our wholly owned subsidiary will be the sole holder of OP units in our Operating Partnership. There will be no other partners initially. Our Operating Partnership may, however, admit additional limited partners in accordance with the terms of the partnership agreement. The limited partners of our Operating Partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our Operating Partnership except as required by applicable law. Consequently, we, as general partner, have full power and authority to do all things we deem necessary or desirable to conduct the business of our Operating Partnership, as described below. Future limited partners will have no power to remove us as general partner of our Operating Partnership.

Although initially all of our assets will be held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through our Operating Partnership. In the event we elect to hold assets directly, the income of our Operating Partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Capital Contributions

We will transfer all of the net proceeds of this offering to our Operating Partnership as a capital contribution in the amount of the gross offering proceeds received from stockholders and receive a number of OP units equal to the number of shares of common stock issued to stockholders. Our Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our Operating Partnership to issue OP units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our Operating Partnership and our stockholders.

Operations

The partnership agreement will require that our Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT, (2) avoid U.S. federal income or excise tax liability and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions

The partnership agreement will provide that our Operating Partnership will distribute available cash to its partners on at least a quarterly basis in accordance with their relative percentage interests. Available cash is all cash revenues and funds received plus any reduction in reserves and minus interest and principal payments on debt, all cash expenditures (including capital expenditures), investments in any entity, any additions to reserves and other adjustments, as determined by us in our sole and absolute discretion. Distributions will be made in a manner such that a holder of one OP unit will receive the same amount of distributions from our Operating Partnership as the amount paid by us to a holder of one share of our common stock.

Unless we otherwise specifically agree in the partnership agreement or in an agreement entered into at the time a new class or series is created, no partnership interest will be entitled to a distribution in preference to any other partnership interest. A partner will not in any event receive a distribution of available cash with respect to an OP unit for a quarter or shorter period if the partner is entitled to receive a distribution out of that same available cash with respect to a share of our common stock for which that OP unit has been exchanged or redeemed.

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of our Operating Partnership will be distributed to the holders of the partnership interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series, and the balance, if any will be distributed to the partners in accordance with their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.

Allocations of Net Income and Net Loss

Net income and net loss of our Operating Partnership are determined and allocated with respect to each fiscal year of our Operating Partnership. Except as otherwise provided in the partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the partnership agreement, net income and net loss are allocated to the general partner and the limited partners in accordance with their respective percentage interests in the class at the end of each fiscal year. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b), 1.704-2 and 1.752-3(a). See “U.S. Federal Income Tax Considerations.”

Transfers

We, as general partner, generally may not transfer any of our partnership interests in our Operating Partnership, including any of our limited partner interests, or voluntarily withdraw as the general partner of our Operating Partnership, except in connection with a merger, consolidation or other combination with or into another person, a sale of all or substantially all of our assets or any reclassification, recapitalization or change of our outstanding shares.

With certain limited exceptions, the limited partners may not transfer their interests in our Operating Partnership, in whole or in part, without our prior written consent, which consent may be withheld in our sole and absolute discretion. We also have the right to prohibit transfers by limited partners if such transfers would have adverse tax consequences to us or our Operating Partnership.

Except with our consent to the admission of the transferee as a limited partner, no transferee shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote OP units in any matter presented to the limited partners for a vote. We, as general partner, will have the right to consent to the admission of a transferee of the interest of a limited partner, which consent may be given or withheld by us in our sole and absolute discretion.

Mergers and Sales of Assets

We may engage in a merger, consolidation or other combination transaction, or sell, exchange, transfer or otherwise dispose of all or substantially all of our assets, only if the transaction has been approved by the consent of the partners holding partnership interests representing more than 50% of the percentage interest (as defined in the partnership agreement) of OP units entitled to vote thereon, including any OP units held by us, and in connection with such transaction all limited partners have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by our stockholders, on a per share basis, and such other conditions are met that are expressly provided for in our partnership agreement. In addition, we may engage in a merger, consolidation or other combination with or into another person where, following the consummation of such transaction, the equity holders of the surviving entity are substantially identical to our stockholders.

Redemption

As a general rule, limited partners will have the right to cause our Operating Partnership to redeem their OP units at any time beginning one year following the date of the issuance of the OP units to such limited partner. If we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our stockholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its right to redeem its OP units, regardless of the length of time such limited partner has held its OP units.

Unless we elect to assume and perform our Operating Partnership’s obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive cash from our Operating Partnership in an amount equal to the market value of shares of our common stock for which the OP units would have been redeemed if we had assumed and satisfied our Operating Partnership’s obligation by paying the redemption amount in shares of our common stock, as described below. The market value of shares of our common stock for this purpose (assuming a market then exists) will be equal to the average of the closing trading price of shares of our common stock on the NYSE for the 10 trading days before the day on which we received the redemption notice.

We have the right to elect to acquire the OP units being redeemed directly from a limited partner in exchange for either cash in the amount specified above or a number of shares of our common stock equal to the number of OP units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share dividends or any subdivisions or combinations of shares of our common stock. The company will have the sole discretion to elect whether the redemption right will be satisfied by us in cash or shares of our common stock.

Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of common stock to the redeeming limited partner would be prohibited (i) as determined in our sole discretion under our charter or (ii) under applicable federal or state securities laws or regulations.

Issuance of Additional Partnership Interests

We, as general partner, are authorized to cause our Operating Partnership to issue additional OP units or other partnership interests to its partners, including us and our affiliates, or other persons. These OP units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of partnership interests (including OP units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to limitations described below.

No OP unit or interest may be issued to us as general partner or limited partner unless:

•

our Operating Partnership issues OP units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights such that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the OP units or other partnership interests issued to us, and we contribute to our Operating Partnership the proceeds from the issuance of the shares or other equity interests received by us; or

•

our Operating Partnership issues the additional OP units or other partnership interests to all partners holding OP units or other partnership interests in the same class in proportion to their respective percentage interests in that class.

Amendment of Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by any limited partner holding partnership interests representing 25% or more of the percentage interest (as defined in the partnership agreement) entitled to vote thereon. In general, the partnership agreement may be amended only with the approval of the general partner and the consent of the partners holding partnership interests representing more than 50% of the percentage interests (as defined by the partnership agreement) entitled to vote thereon. However, as general partner, we will have the power, without the consent of the limited partners, to amend the partnership agreement as may be required:

•	to add to our obligations as general partner or surrender any right or power granted to us as general partner or any affiliate of ours for the benefit of the limited partners;

•	to reflect the admission, substitution, termination or withdrawal of partners in compliance with the partnership agreement;

•	to set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued in accordance with the authority granted to us as general partner;

•

to reflect a change that does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement;

•	to modify the manner in which capital accounts are computed;

•	to include provisions referenced in future federal income tax guidance relating to compensatory partnership interests that we determine are reasonably necessary in respect of such guidance; and

•

to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a U.S. federal, state or local agency or contained in U.S. federal, state or local law.

The approval of a majority of the partnership interests held by limited partners other than us is necessary to amend provisions regarding, among other things:

•	the issuance of partnership interests in general and the restrictions imposed on the issuance of additional partnership interests to us in particular;

•	the prohibition against removing us as general partner by the limited partners;

•	restrictions on our power to conduct businesses other than owning partnership interests of our Operating Partnership and the relationship of our shares to OP units;

•	limitations on transactions with affiliates;

•	our liability as general partner for monetary or other damages to our Operating Partnership;

•	partnership consent requirements for the sale or other disposition of substantially all the assets of our Operating Partnership; or

•	the transfer of partnership interests held by us or the dissolution of our Operating Partnership.

Amendments to the partnership agreement that would, among other things:

•	convert a limited partner’s interest into a general partner’s interest;

•	modify the limited liability of a limited partner;

•

alter the interest of a partner in profits or losses, or the right to receive any distributions, except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional OP units; or

•	materially alter the unit redemption right of the limited partners;

must be approved by each affected limited partner or any assignee who is a bona fide financial institution that loans money or otherwise extends credit to a holder of OP units or partnership interests that would be adversely affected by the amendment.

Term

Our Operating Partnership will continue until dissolved pursuant to the partnership agreement or as otherwise provided by law.

Tax Matters

Pursuant to the partnership agreement, the general partner is the tax matters partner of our Operating Partnership. Accordingly, through our role as the general partner of our Operating Partnership, we have authority to make tax elections under the Internal Revenue Code on behalf of our Operating Partnership, and to take such other actions as permitted under the partnership agreement.

LTIP Units

LTIP units are a special class of partnership units in our Operating Partnership that may be awarded to executives and other persons who provide services to (or for the benefit of) our Operating Partnership in such persons’ capacity as a partner, or in anticipation of becoming a partner, in our Operating Partnership. An LTIP unit is entitled to receive current cash distributions in the same amounts paid to holders of OP units and common stock. In addition, upon certain events, LTIP units are entitled to a priority allocation of income (if any) in an amount necessary to equalize the capital account of an LTIP unit with that of an OP unit. Upon such equalization, a holder of a vested LTIP unit will be entitled to receive the same amount upon liquidation of our Operating Partnership as a holder of an OP unit, and the LTIP unitholder may convert the LTIP unit to an OP unit.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “the Company,” “we,” “our” and “us” mean only Transwestern Realty Finance, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to stockholders subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies; partnerships; trusts; subchapter S corporations; REITs;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•	except to the extent discussed below, tax-exempt organizations and foreign stockholders.

This summary assumes that stockholders will hold their common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of the Company

We intent to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2009, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner, as to qualify for taxation as a REIT, commencing with our initial taxable year ending December 31, 2009.

The law firm of DLA Piper LLP (US) has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we expect to receive an opinion of DLA Piper LLP (US) to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued, and will not cover subsequent periods. DLA Piper LLP (US) will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). In addition, our ability to qualify as a REIT may depend in part upon the operating results, organization structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxation of REITs in General – Requirements for Qualification – General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “U.S. Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Federal Income Tax Considerations – Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains, for any taxable year.

We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Prohibited Transactions,” and “U.S. Federal Income Tax Considerations – Taxation of the Company – Foreclosure Property,” below.

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “Federal Income Tax Considerations – Taxation of the Company – Taxable Mortgage Pools and Excess Inclusion Income” below.

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our net ordinary income for such year, (b) 95% of our net capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed, and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxation of REITs in General – Requirements for Qualification – General.”

A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm’s length terms.

If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

The earnings of any subsidiaries that are subchapter C corporations, including any TRSs, are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification – General. The Internal Revenue Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

7. that has elected to be treated as a REIT, or has previously filed a REIT election which has not been revoked or terminated; and

8. which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing the actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “Federal Income Tax Considerations – Taxation of the Company – Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

An investment in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of the entity as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If such an entity was treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “U.S. Federal Income Tax Considerations – Taxation of the Company – Asset Tests” and “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Asset Tests,” “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Test” and “U.S. Federal Income Tax Considerations – Taxation of the Company – Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Asset Tests” and “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, could be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, will be conducted on an arm’s-length basis.

We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions entered into after July 30, 2008 will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries intend to invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries also intend to invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of CMBS. See below under “U.S. Federal Income Tax Considerations – Taxation of the Company – Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We intend to hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxation of REITs in General,” “Federal Income Tax Considerations – Taxation of the Company – Asset Tests” and “U.S. Federal Income Tax Considerations – Taxation of the Company – Failure to Qualify.”

We intend to invest in agency securities that are pass-through certificates. We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.

Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “U.S. Federal Income Tax Considerations – Taxation of the Company – Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Certain foreign currency gains would be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “Federal Income Tax Considerations – Taxation of the Company – Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Cash/Income Differences/Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer as described above, such a TRS would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument in its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Loans Program, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Annual Distribution Requirements.”

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to invest in agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trust will qualify as real estate assets. In the case of agency securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.

Any interests that we hold in a REMIC will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt stockholders which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

In addition, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We do not expect to obtain independent appraisals to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We may enter into repurchase agreements under which we will normally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Certain relief provisions are available to allow REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset test requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of noncash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “U.S. Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a subchapter C corporation in a transaction in which our basis in the assets was determined by reference to the subchapter C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid transactions that are prohibited transactions.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains would be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Tests.”

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “U.S. Federal Income Tax Considerations – Taxation of Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt stockholders, foreign stockholders and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect qualification as a REIT.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “U.S. Federal Income Tax Considerations – Taxation of the Company – Income Tests” and “Federal Income Tax Considerations – Taxation of the Company – Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our net taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax),

•	dividends received by the REIT from TRSs or other taxable C corporations, or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Annual

Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of the disposition will be considered long-term capital losses, and are generally available to offset capital gain income of the stockholder, but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

1. are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

2. provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability.

Passive Activity Losses and Investment Interest Limitation. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States,

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non U.S. stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be subject to U.S. federal income tax as if it was effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “U.S. Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Foreign Stockholders – Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to U.S. federal income tax as if it was effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “Federal Income Tax Considerations – Taxation of Stockholders – Taxation of Foreign Stockholders – Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange following this offering.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our common stock held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. stockholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. stockholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. stockholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. stockholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “U.S. Federal Income Tax Considerations – Taxation of the Company – Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT closely held test and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, and generally should prevent us from becoming a pension-held REIT.

All stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to ERISA should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.

The DOL has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

UNDERWRITING

Barclays Capital Inc. is acting as the representative of the underwriters and the sole book-running manager of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.

Total

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per share
Total

The representative of the underwriters has advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $             per share. After the offering, the representative may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $             (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of              shares at the public offering price less underwriting discounts and commissions. This option may be exercised if the underwriters sell more than              shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

We, all of our directors and executive officers, our Manager and Transwestern have agreed that, without the prior written consent of Barclays Capital Inc., we will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 180 days after the date of this prospectus.

The 180-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•

prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of material event unless such extension is waived in writing by Barclays Capital Inc.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

As described below under “Directed Share Program,” any participants in the Directed Share Program shall be subject to a 180-day lock up with respect to any shares sold to them pursuant to that program. This lock up will have similar restrictions and an identical extension provision as the lock-up agreement described above. Any shares sold in the Directed Share Program to our directors or officers shall be subject to the lock-up agreement described above.

Offering Price Determination

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the representative and us. In determining the initial public offering price of our common stock, the representative will consider:

•	the history and prospects for the industry in which we compete;

•	our financial information;

•	the ability of our management and our business potential and earning prospects;

•	the prevailing securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities incurred in connection with the directed share program referred to below, and to contribute to payments that the underwriters may be required to make for these liabilities.

Directed Share Program

At our request, the underwriters have reserved for sale at the initial public offering price up to              shares offered hereby for officers, directors, employees and certain other persons associated with us. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered hereby. Any participants in this program shall be prohibited from selling, pledging or assigning any shares sold to them pursuant to this program for a period of 180 days after the date of this prospectus. This 180-day lock up period shall be extended with respect to our issuance of an earnings release or if a material news or a material event relating to us occurs, in the same manner as described above under “Lock-Up Agreements.”

Stabilization, Short Positions and Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect stockholders who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective stockholders may view offering terms online and, depending upon the particular underwriter or selling group member, prospective stockholders may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by stockholders.

New York Stock Exchange

We intend to apply to list our shares of common stock for quotation on the NYSE under the symbol “      .” The underwriters have undertaken to sell the shares of common stock in this offering to a minimum of 2,000 beneficial owners in round lots of 100 or more units to meet the NYSE distribution requirements for trading.

Discretionary Sales

The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by them.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Relationships

The underwriters may in the future perform investment banking and advisory services for us from time to time for which they expect to receive customary fees and expense reimbursement.

Foreign Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us, or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The securities may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

India

This prospectus has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the securities. The securities being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the securities in this offer may not transfer or resell those shares except to other QIIs.

Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the securities may not be resold to Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the securities.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)	(in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii)	where no consideration is or will be given for the transfer; or

(iv)	where the transfer is by operation of law.

By accepting this prospectus, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by DLA Piper LLP (US). In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of DLA Piper LLP (US). Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

The balance sheet of Transwestern Realty Finance, Inc., included in this prospectus, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Transwestern Realty Finance, Inc.

We have audited the accompanying balance sheet of Transwestern Realty Finance, Inc. (the “Company”) as of July 21, 2009 (date of initial capitalization). This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Transwestern Realty Finance, Inc. at July 21, 2009 (date of initial capitalization), in conformity with accounting principles generally accepted in the United States of America.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 28, 2009

Transwestern Realty Finance, Inc.

BALANCE SHEET

JULY 21, 2009 (date of initial capitalization)

ASSETS
Cash	$1,000

Total assets	$1,000

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value, 1,000,000 shares authorized, 1,000 shares issued and outstanding	$1
Additional paid-in capital	999

Total stockholder’s equity	$1,000

See accompanying notes to the balance sheet.

Transwestern Realty Finance, Inc.

NOTES TO BALANCE SHEET

JULY 21, 2009 (date of initial capitalization)

1.	ORGANIZATION

Transwestern Realty Finance, Inc. (the “Company”), a Maryland corporation, was organized on July 16, 2009. The Company intends to conduct an initial public offering of common stock (the “IPO”), which is anticipated to be finalized in 2009. With the proceeds from the IPO, the Company will originate, acquire, and manage a diversified portfolio of primarily whole mortgage loan and subordinated debt secured by U.S. commercial real estate. The Company’s loans will primarily be made to U.S.-based borrowers and denominated in U.S. currency. The Company will commence operations upon the completion of the IPO.

The Company will be managed and advised by Transwestern Realty Finance Partners, L.L.C. (the “Manager”), a wholly-owned subsidiary of Transwestern Investment Company, L.L.C. (“Transwestern”). The Manager was formed in 2006 to manage the debt origination and investment management platform of Transwestern. The Company has an initial Board of Directors and the Manager’s authority over the day-to-day operations of the Company is subject to the direction and oversight of the Board of Directors.

Under the Company’s charter, the total number of shares of stock which the Company has authority to issue is 1,000,000 shares, $0.001 par value per share, all of one class. The aggregate par value of all authorized shares having a par value is $1,000. On July 21, 2009, Transwestern made a $1,000 initial capital contribution to the Company, as the sole initial stockholder of the Company.

Upon filing its initial tax return for the year ended December 31, 2009, the Company intends to elect and qualify to be treated as a real estate investment trust (“REIT”) under Section 856 of the Internal Revenue Code of 1986, as amended. The Company generally will not be subject to U.S. federal income taxes on its taxable income to the extent that the Company annually distributes at least 90% of its net taxable income to its stockholders and maintains its qualification as a REIT.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Use of Estimates – The preparation of the balance sheet in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Offering Costs – The Company will incur offering costs in connection with the IPO, which will be reflected as a reduction of additional paid-in-capital. Costs that are not directly related to the IPO will be expensed as incurred. Upon the completion of the IPO, the Company will reimburse the Manager for the offering costs.

Income Taxes – The Company intends to elect to be taxed as a REIT. As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes at least 90% of its annual net taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if it qualifies for taxation as a REIT, it may be subject to state and local income taxes and to U.S. federal income tax and excise tax on its undistributed income.

            Shares

TRANSWESTERN REALTY FINANCE, INC.

Common Stock

Prospectus

                , 2009

Barclays Capital

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than underwriting discounts and commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee, the FINRA filing fee and the NYSE listing fee have been estimated.

SEC registration fee		$27,900
FINRA filing fee		50,500
NYSE listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be completed by amendment

Item 32.	Sales to Special Parties

None.

Item 33.	Recent Sales of Unregistered Securities

In connection with its organization, on July 21, 2009, the Company issued 1,000 shares of its common stock to Transwestern Investment Company, L.L.C. at a purchase price of $1.00 per share for an aggregate purchase price of $1,000. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34.	Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (2) any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Following completion of this offering, we intend to enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered

None of the proceeds will be credit to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements. See Index to the Balance Sheet of Transwestern Realty Finance, Inc.

(b) Exhibits. The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation of Transwestern Realty Finance, Inc.*

3.2	Bylaws of Transwestern Realty Finance, Inc.*

4.1	Specimen Common Stock Certificate of Transwestern Realty Finance, Inc.*

5.1	Opinion of DLA Piper LLP (US) re legality*

8.1	Opinion of DLA Piper LLP (US) re tax matters*

Exhibit No.	Description
10.1	Agreement of Limited Partnership of Transwestern Realty Finance Operating Partnership, L.P.*

10.2	Form of Management Agreement between Transwestern Realty Finance, Inc. and Transwestern Realty Finance Partners, L.L.C.*

10.3	Form of Advisory Agreement between Transwestern Realty Finance Partners, L.L.C. and Transwestern Investment Company, L.L.C.*

10.4	Form of Equity Incentive Plan of Transwestern Realty Finance, Inc.*

10.5	License Agreement between Transwestern Realty Finance, Inc. and Transwestern Investment Company, L.L.C.*

10.6	Form of Director and Executive Officer Indemnification Agreement*

21.1	Subsidiaries of the Company*

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)*

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Named Director Nominees*

24.1	Power of Attorney (included on the signature page to this registration statement)

*	To be filed by amendment.

Item 37.	Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, as amended, shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 29, 2009.

TRANSWESTERN REALTY FINANCE, INC.

By:	/S/ STEPHEN R. QUAZZO
Stephen R. Quazzo Executive Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Douglas W. Lyons, Jeffrey L. Johnson and Scott A. Drane as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ STEPHEN R. QUAZZO Stephen R. Quazzo	Executive Chairman of the Board (principal executive officer)	July 29, 2009

/S/ JAMES A. FOX James A. Fox	Chief Financial Officer (principal financial officer)	July 29, 2009

/S/ JOHN W. COLLINS John W. Collins	Chief Accounting Officer (principal accounting officer)	July 29, 2009

/S/ DOUGLAS W. LYONS Douglas W. Lyons	Director	July 29, 2009

/S/ JEFFREY L. JOHNSON Jeffrey L. Johnson	Director	July 29, 2009